                                                                  EXHIBIT 10(m)

                                                                  EXECUTION COPY

================================================================================

                         AGREEMENT OF PURCHASE AND SALE

                                 BY AND BETWEEN

                            CMS ENTERPRISES COMPANY,
                       CMS GENERATION HOLDINGS COMPANY and
                        CMS INTERNATIONAL VENTURES, LLC,

                             COLLECTIVELY AS SELLER,

                                      AND

                            LUCID ENERGY, L.L.C. and
                     NEW ARGENTINE GENERATION COMPANY, LLC

                             COLLECTIVELY AS BUYER,

                                   DATED AS OF

                                 MARCH 12, 2007

================================================================================

                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS....................................................     2
   Section 1.1    Specific Definitions...................................     2
ARTICLE II SALE AND PURCHASE.............................................     9
   Section 2.1    Agreement to Sell and Purchase.........................     9
   Section 2.2    Deliveries by the Parties..............................    10
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.....................    12
   Section 3.1    Corporate Organization; Qualification..................    12
   Section 3.2    Authority Relative to this Agreement...................    13
   Section 3.3    Equity Interests; Assumed Indebtedness.................    13
   Section 3.4    Consents and Approvals.................................    15
   Section 3.5    No Conflict or Violation...............................    15
   Section 3.6    Financial Information..................................    15
   Section 3.7    Contracts..............................................    16
   Section 3.8    Compliance with Law....................................    16
   Section 3.9    Permits................................................    17
   Section 3.10   Litigation.............................................    17
   Section 3.11   Employee Matters.......................................    17
   Section 3.12   Labor Relations........................................    18
   Section 3.13   Intellectual Property..................................    18
   Section 3.14   Representations with Respect to Environmental
                  Matters................................................    19
   Section 3.15   Tax Matters............................................    20
   Section 3.16   Insurance..............................................    22
   Section 3.17   Regulatory Matters.....................................    22
   Section 3.18   Absence of Certain Changes or Events...................    22
   Section 3.19   Absence of Undisclosed Liabilities.....................    24
   Section 3.20   Property...............................................    24
   Section 3.21   Brokerage and Finders' Fees............................    24
   Section 3.22   Corporate and Accounting Records.......................    24
   Section 3.23   Affiliated Transactions................................    25
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                                   (CONTINUED)

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   Section 3.24   Certain Practices......................................    25
   Section 3.25   No Other Representations or Warranties.................    26
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER...................    26
   Section 4.1    Corporate Organization; Qualification..................    26
   Section 4.2    Authority Relative to this Agreement...................    26
   Section 4.3    Consents and Approvals.................................    27
   Section 4.4    No Conflict or Violation...............................    27
   Section 4.5    Litigation.............................................    28
   Section 4.6    Brokerage and Finders' Fees............................    28
   Section 4.7    Investment Representations.............................    28
   Section 4.8    Regulation Matters.....................................    28
   Section 4.9    No Other Representations or Warranties.................    29
ARTICLE V COVENANTS OF THE PARTIES.......................................    29
   Section 5.1    Notification to the CNDC; Negative Antitrust Decision;
                  Transfer of Equity Interests to a Third Purchaser......    29
   Section 5.2    Further Assurances.....................................    32
   Section 5.3    Employee Matters.......................................    32
   Section 5.4    Tax Covenants..........................................    34
   Section 5.5    Intercompany Accounts..................................    38
   Section 5.6    Surrender of Intellectual Property.....................    38
   Section 5.7    Maintenance of Insurance Policies......................    39
   Section 5.8    Preservation of Records................................    40
   Section 5.9    Public Statements......................................    40
   Section 5.10   Certain Transactions...................................    40
   Section 5.11   Use of Corporate Name; Transitional Use of Seller's
                  Name...................................................    41
   Section 5.12   Use of Information Technology..........................    41
   Section 5.13   Confidentiality........................................    41
   Section 5.14   Actions Relating to Entities...........................    42
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                                   (CONTINUED)

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ARTICLE VI SURVIVAL; INDEMNIFICATION.....................................    42
   Section 6.1    Survival...............................................    42
   Section 6.2    Indemnification........................................    43
   Section 6.3    Calculation of Damages.................................    45
   Section 6.4    Procedures for Third-Party Claims......................    45
   Section 6.5    Procedures for Inter-Party Claims......................    46
ARTICLE VII MISCELLANEOUS PROVISIONS.....................................    47
   Section 7.1    Interpretation.........................................    47
   Section 7.2    Disclosure Letters.....................................    48
   Section 7.3    Payments...............................................    48
   Section 7.4    Expenses...............................................    48
   Section 7.5    Choice of Law..........................................    48
   Section 7.6    Assignment.............................................    48
   Section 7.7    Notices................................................    48
   Section 7.8    Resolution of Disputes.................................    50
   Section 7.9    Language...............................................    52
   Section 7.10   No Right of Setoff.....................................    52
   Section 7.11   Time is of the Essence.................................    52
   Section 7.12   Specific Performance...................................    52
   Section 7.13   Currency Matters.......................................    52
   Section 7.14   Entire Agreement.......................................    52
   Section 7.15   Binding Nature; Third Party Beneficiaries..............    53
   Section 7.16   Counterparts...........................................    53
   Section 7.17   Severability...........................................    53
   Section 7.18   Headings...............................................    53
   Section 7.19   Waiver.................................................    53
   Section 7.20   Amendment..............................................    54
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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EXHIBITS

A  ASSIGNMENT OF QUOTAS AGREEMENT
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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INDEX OF DEFINED TERMS

Action...................................................................     2
Affected Employees.......................................................     2
Affiliate................................................................     2
Agreement................................................................     2
Antitrust Approval.......................................................     2
Antitrust Law............................................................     2
Applicable Law...........................................................     2
AR$......................................................................     2
Business Day.............................................................     3
Buyer Disclosure Letter..................................................     3
Claims...................................................................     3
CNDC.....................................................................     3
Code.....................................................................     3
Confidentiality Agreement................................................     3
CTM......................................................................     3
Cut-off..................................................................     3
Damages..................................................................     3
Direct Equity Interests..................................................     3
Distribution.............................................................     3
Dollars or $.............................................................     3
Employees................................................................     4
Entities.................................................................     4
Environmental Laws.......................................................     4
Environmental Permit.....................................................     4
EWG......................................................................     4
Exchange Act.............................................................     4
FERC.....................................................................     4
FPA......................................................................     4
FUCO.....................................................................     4
GAAP.....................................................................     5
Generation...............................................................     5
Governmental Authority...................................................     5
Hazardous Substances.....................................................     5
Hidroinvest SPA..........................................................     5
Indebtedness.............................................................     5
Indirect Equity Interests................................................     5
Intellectual Property....................................................     5
Knowledge of Buyer.......................................................     6
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                                   (CONTINUED)

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Knowledge of Seller......................................................     6
Liabilities..............................................................     6
Liens....................................................................     6
Material Adverse Effect..................................................     6
Negative Antitrust Decision..............................................     7
Operating................................................................     7
Ownership Percentage.....................................................     7
Pension Plans............................................................     7
PermittedLiens...........................................................     7
Person...................................................................     8
Representatives..........................................................     8
Seller Disclosure Letter.................................................     8
Subsidiary...............................................................     8
Tax Return...............................................................     9
Taxes....................................................................     9
TGM......................................................................     9
USFCPA...................................................................     9
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                                   (CONTINUED)

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ANNEXES

I    EQUITY INTERESTS

II   ASSUMED INDEBTEDNESS

III  COPY OF THE HIDROINVEST SPA
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                                     -vii-


                         AGREEMENT OF PURCHASE AND SALE

     This AGREEMENT OF PURCHASE AND SALE, dated as of March 12, 2007, is made and entered into by and between CMS Enterprises Company and CMS Generation
Holdings Company, each a Michigan corporation, and CMS International Ventures,
L.L.C., a Michigan limited liability company (collectively, the "Seller"), and Lucid Energy, LLC ("Lucid") and New Argentine Generation Company, LLC, a
Delaware limited liability company ("Newco" and collectively with Lucid, the "Buyer").

                                   WITNESSETH:

     WHEREAS, Seller and Lucid have entered into that certain Common Agreement dated as of the date hereof (the "Common Agreement"), pursuant to which Seller, directly or through Affiliates of Seller, agreed to sell, and Lucid, directly or through Affiliates of Lucid, agreed to acquire, upon the terms and conditions set forth in this Agreement certain Argentina-based natural gas transmission and marketing and independent power production businesses (the "Argentine
Businesses"), and upon the terms and conditions entered into contemporaneously herewith, Michigan-based natural gas transmission, gathering, storage and processing businesses (the "Michigan Businesses");

     WHEREAS, Seller and Buyer intend that the transactions contemplated by the agreements relating to the sale of the Michigan Business will be consummated if and only if the sale of the Argentine Businesses is consummated;

     WHEREAS, the Argentine Businesses are conducted through various Argentine legal entities, the equity participations in which are owned, directly or indirectly and in relevant amounts, by Seller ("Equity Interests" as described on Annex I);

     WHEREAS, Buyer desires to purchase, and Seller desires to sell to Buyer, the Equity Interests, and Seller desires to assign, and Buyer desires to assume, certain intercompany Indebtedness as described in Annex II (the "Assumed
Indebtedness"), in each case upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                  DEFINITIONS

     Section 1.1 Specific Definitions.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

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"Action"                    shall mean any administrative, regulatory, judicial
                            or other formal proceeding, action, Claim, suit,
                            investigation or inquiry by or before any
                            Governmental Authority, arbitrator or mediator, at
                            law or at equity.

"Affected Employees"        shall mean the Employees on the date hereof.

"Affiliate"                 shall have the meaning set forth in Rule 12b-2 of
                            the General Rules and Regulations under the Exchange
                            Act.

"Agreement"                 shall mean this Agreement of Purchase and Sale,
                            together with the Seller Disclosure Letter, Buyer
                            Disclosure Letter, Annexes I, II and III and
                            Exhibits hereto, as the same may be amended or
                            supplemented from time to time in accordance with
                            the provisions hereof.

"Antitrust Approval"        is the approval of the Acquisition without
                            undertakings by the Republic of Argentina
                            Secretariat of Internal Trade, or any agency or
                            tribunal that may replace it in the future or that
                            may be declared by a res judicata judgment to be
                            empowered to issue a final decision on the
                            Acquisition, approving the same under the Antitrust
                            Law.

"Antitrust Law"             as regards the Republic of Argentina means Law No.
                            25,156 (as amended), Decree No. 89/2001, Resolution
                            No. 40/2001 of the former Secretariat of Competition
                            and Consumer Defense, Resolution No. 164/2001 of the
                            former Secretariat of Competition, Deregulation and
                            Consumer Defense, Resolution No. 26/2006 of the
                            former Secretariat of Technical Coordination and any
                            other law or regulation, administrative resolution
                            and judicial decision addressing competition issues,
                            including but not limited to the competition
                            clearance of mergers, acquisitions or other business
                            combinations.

"Applicable Law"            shall mean any statute, treaty, code, law,
                            ordinance, executive order, rule or regulation
                            (including a regulation that has been formally
                            promulgated in a rule-making proceeding but, pending
                            final adoption, is in proposed or temporary form
                            having the force of law); guideline or notice having
                            the force of law; or approval, permit, license,
                            franchise, judgment, order, decree, injunction or
                            writ of any Governmental Authority applicable to a
                            specified Person or specified property, as in effect
                            from time to time.

"AR$"                       shall mean Argentine Pesos.
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"Business Day"              shall mean any day that is not a Saturday, Sunday or
                            other day on which banks are required or authorized
                            by law to be closed in the City of New York.

"Buyer Disclosure Letter"   shall mean the Buyer Disclosure Letter delivered to
                            Seller concurrently with this Agreement, which is an
                            integral part of this Agreement.

"Claims" shall mean any and all claims, lawsuits, demands, causes of action, investigations and other proceedings (whether or not before a Governmental
                            Authority).

CNDC"                       shall mean Comision Nacional de Defensa de la
                            Competencia.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Confidentiality            shall mean the confidentiality agreement entered
Agreement"                  into by and between the EE Group and CMS Enterprises
                            Company dated October 23, 2006.

"CTM"                       shall mean Centrales Termicas Mendoza S.A.

"Cut-off"                   shall mean December 31, 2006.

"Damages"                   shall mean judgments, settlements, fines, penalties,
                            damages, Liabilities, losses or deficiencies, costs
                            and expenses, including reasonable attorney's fees,
                            court costs, expenses of arbitration or mediation,
                            and other out-of-pocket expenses incurred in
                            investigating or preparing the foregoing; provided,
                            however, that "Damages" shall not include
                            incidental, indirect or consequential damages,
                            damages for lost profits or other special, punitive
                            or exemplary damages unless such Damages are deemed
                            to be direct damages of an Indemnified Party in
                            connection with a Third-Party Claim.

"Direct Equity Interests"   shall mean the equity interests held directly by the
                            Seller as described in Annex I.

"Distribution"              shall mean: (a) any dividend, distribution,
                            repayment or repurchase of share capital, capital
                            contribution or other return of capital to such
                            Person's shareholders or equivalent holders of its
                            ownership interests; (b) any repayment of any loan
                            owed to an Affiliate of such Person; and (c) any
                            loan made to an Affiliate of such Person, in each
                            case, other than to any of the Entities.

"Dollars or $"              shall mean dollars of the United States of America.
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"Employees"                 shall mean all employees employed by the Argentine
                            Businesses, including employees on short-term
                            disability, military leave, maternity leave or
                            paternity leave and other approved leaves of absence
                            from active employment as set forth in Section
                            1.1(a) of the Seller Disclosure Schedule.

"Entities"                  shall mean each of the following Argentine
                            sociedades anonimas and sociedades de
                            responsabilidad limitada, as the case may be: CMS
                            Operating S.R.L., CMS Centrales Termicas S.A., CMS
                            Generation S.R.L., CMS Comercializadora de Energia
                            S.A., Cuyana S.A. de Inversiones, Central Termicas
                            Mendoza S.A., CMS Ensenada S.A. and Transportadora
                            de Gas del Mercosur S.A.

"Environmental Laws"        shall mean all foreign, federal, state and local
                            laws, regulations, rules and ordinances in effect
                            and existence as of the closing Date where the
                            Argentine Businesses currently operate relating to
                            pollution or protection of human health or the
                            environment, natural resources or safety and health,
                            including laws relating to releases or threatened
                            releases of Hazardous Substances into the
                            environment (including ambient air, surface water,
                            groundwater, land, surface and subsurface strata).

"Environmental Permit"      shall mean any Permit, formal exemption,
                            identification number or other authorization issued
                            by a Governmental Authority pursuant to an
                            applicable Environmental Law.

"EWG"                       shall have the meaning set forth for the term
                            "exempt wholesale generator" at Section 366.1 of FERC's regulations (18 C.F.R. 366.1).

"Exchange Act"              shall mean the United States Securities Exchange Act
                            of 1934, as amended.

"FERC"                      shall mean the United States Federal Energy
                            Regulation Commission.

"FPA" shall mean the United States Federal Power Act, as amended.

"FUCO"                      shall have the meaning set forth for the term
                            "foreign utility company" at Section 366.1 of FERC's regulations (18 C.F.R. 366.1).

"GAAP"                      shall mean Argentine generally accepted accounting
                            principles
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                            as in effect from time to time, applied on a
                            consistent basis.

"Generation"                shall mean CMS Generation S.R.L.

"Governmental Authority"    shall mean any executive, legislative, judicial,
                            tribal, regulatory, taxing or administrative agency,
                            body, commission, department, board, court,
                            tribunal, arbitrating body or authority of the
                            United States or any foreign country, or any state,
                            local or other governmental subdivision thereof.

"Hazardous Substances"      shall mean any chemicals, materials or substances
                            defined as or included in the definition of
                            "hazardous substances", "hazardous wastes",
                            "hazardous materials", "hazardous constituents",
                            "restricted hazardous materials", "extremely
                            hazardous substances", "toxic substances",
                            "contaminants", "pollutants", "toxic pollutants", or
                            words of similar meaning and regulatory effect under
                            any applicable Environmental Law.

"Hidroinvest SPA"           shall mean that certain Stock Purchase Agreement
                            between CMS Generation Co. and Generation, as
                            sellers, and Empresa Nacional de Electricidad S.A. -
                            ENDESA CHILE, as buyer, dated March 8, 2007, the
                            copy of which is attached as Annex III to this
                            Agreement.

"Indebtedness"              of any Person shall mean (a) all liabilities and
                            obligations of such Person for borrowed money or
                            evidenced by notes, bonds or similar instruments,
                            (b) obligations in respect of the deferred purchase
                            price of property or services (other than any amount
                            that would constitute current assets) to the extent
                            that such amount would be accrued as a liability on
                            a balance sheet prepared in accordance with GAAP,
                            (c) obligations in respect of capitalized leases,
                            (d) obligations in respect of letters of credit,
                            acceptances or similar obligations, (e) obligations
                            under interest rate cap agreements, interest rate
                            swap agreements, foreign currency exchange contracts
                            or other hedging contracts, (f) any accrued or
                            unpaid interest or breakage fees related to any of
                            the foregoing and (g) any guarantee of the
                            obligations of another Person with respect to any of
                            the foregoing.

"Indirect Equity            shall mean the equity interests held indirectly by
Interests"                  the Seller as described in Annex I.

"Intellectual Property"     shall mean all Argentine and foreign (a) patents and
                            patent applications, (b) trademarks, service marks,
                            logos, slogans, and
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                            trade dress, (c) copyrights, (d) software (excluding
                            commercial off-the-shelf software), and (e) all
                            confidential and proprietary information and
                            know-how.

"Knowledge of Buyer"        shall mean, with respect to Lucid, the knowledge,
                            after due inquiry, of those Persons set forth in
                            Section 1.1(b) of the Buyer Disclosure Letter, and
                            with respect to Newco, the knowledge, after due
                            inquiry, of those Persons set forth in Section
                            1.1(c) of the Buyer Disclosure Letter.

"Knowledge of Seller"       shall mean the knowledge, after due inquiry, of
                            those Persons set forth in Section 1.1(b) of the
                            Seller Disclosure Letter.

"Liabilities"               shall mean any and all debts, liabilities,
                            commitments and obligations, whether or not fixed,
                            contingent or absolute, matured or unmatured,
                            liquidated or unliquidated, accrued or unaccrued,
                            known or unknown, whether or not required by GAAP to
                            be reflected in financial statements or disclosed in
                            the notes thereto.

"Liens" shall mean any mortgage, pledge, lien (statutory or otherwise and including, without limitation, environmental, ERISA and tax liens), security interest, easement, right of way, limitation, encroachment, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, charge or encumbrance of any kind or nature (except for any restrictions arising under any applicable securities laws).

"Material Adverse Effect"   shall mean actions, circumstances or omissions that
                            have an effect, individually or in the aggregate,
                            that is materially adverse to (a) the business,
                            operations, financial condition or assets of the
                            Entities, taken as a whole or (b) the ability of
                            Seller to consummate the transactions contemplated
                            hereby, in each case, other than any effect
                            resulting from, relating to or arising out of: (i)
                            the negotiation, execution, announcement of this
                            Agreement and the transactions contemplated hereby,
                            including the impact thereof on relationships,
                            contractual or otherwise, with customers, suppliers,
                            distributors, partners, joint owners or venturers
                            and employees, (ii) any action taken by Seller, the
                            Entities, Buyer or any of their respective
                            representatives or Affiliates required or permitted
                            to be taken by the terms of this Agreement or
                            necessary to consummate the transactions
                            contemplated by this Agreement, (iii) the general
                            state of the industries in Argentina in which the
                            Entities operate (including (A) pricing levels, (B)
                            changes in the national, regional or local wholesale
                            or retail markets for
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
                            natural gas or electricity in Argentina, (C) changes
                            in the national, regional or local natural gas
                            pipeline systems in Argentina, (D) changes in the
                            Argentine national, regional or local markets for
                            the distribution of electricity, (E) rules,
                            regulations or decisions of Governmental Authorities
                            or the courts affecting the natural gas transmission
                            or independent power production industries in
                            Argentina as a whole and (F) any condition described
                            in the Seller Disclosure Letter, (iv) general legal,
                            regulatory, political, business, economic, capital
                            market and financial market conditions (including
                            prevailing interest rate levels), or conditions
                            otherwise generally affecting the industries in
                            which the Entities operate, (v) any change in law,
                            rule or regulation or GAAP or interpretations
                            thereof applicable to the Entities, Seller or Buyer,
                            (vi) acts of God, national or international
                            political or social conditions or (vii) general
                            economic conditions in Argentina; provided, that,
                            for purposes of determining a "Material Adverse
                            Effect", any effect on the business, financial
                            conditions or assets of the business of any Person
                            shall include only the portion of such effect
                            attributable to the ownership interests of the
                            Entities and their Affiliates and shall exclude any
                            portion of such effect attributable to the ownership
                            interest of any third party in such Person.

"Negative Antitrust         shall mean a resolution by the Republic of Argentina
Decision"                   Secretariat of Internal Trade, or any agency or
                            tribunal that may replace it in the future or that
                            may be declared by a res judicata judgment to be
                            empowered to issue a final decision on the
                            Acquisition, either prohibiting the Acquisition or
                            conditioning it to the fulfilment of any unduly
                            burdensome undertakings, in each case, exclusively
                            based on the Antitrust Law.

"Operating"                 shall mean CMS Operating S.R.L.

"Ownership Percentage"      shall mean, with respect to any Subsidiary, the
                            percentage of the equity represented by securities
                            or ownership interests, or, in the case of a
                            partnership, the percentage of the profits and
                            losses of such partnership, owned directly or
                            indirectly by Seller as of the date hereof.

"Pension Plans"             shall mean all Plans providing pensions,
                            superannuation benefits or retirement savings,
                            including pension plans, top up pensions or
                            supplemental pensions.

"Permitted Liens"           shall mean (a) zoning, planning and building codes
                            and other
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                            applicable laws regulating the use, development and
                            occupancy of real property and permits, consents and
                            rules under such laws; (b) encumbrances, easements,
                            rights-of-way, covenants, conditions, restrictions
                            and other matters affecting title to real property
                            which do not materially detract from the value of
                            such real property or materially restrict the use of
                            such real property; (c) leases and subleases of real
                            property; (d) all easements, encumbrances or other
                            matters which are necessary for utilities and other
                            similar services on real property; (e) Liens to
                            secure Indebtedness reflected on the Financial
                            Statements or Indebtedness incurred in the ordinary
                            course of business, consistent with past practice,
                            after the date thereof, (f) Liens for Taxes and
                            other governmental levies not yet due and payable
                            or, if due, (i) not delinquent or (ii) being
                            contested in good faith by appropriate proceedings
                            during which collection or enforcement against the
                            property is stayed and with respect to which
                            adequate reserves have been established and are
                            being maintained to the extent required by GAAP, (g)
                            mechanics', workmen's, repairmen's, materialmen's,
                            warehousemen's, carriers' or other Liens, including
                            all statutory Liens, arising or incurred in the
                            ordinary course of business, (h) original purchase
                            price conditional sales contracts and equipment
                            leases with third parties entered into in the
                            ordinary course of business, (i) Liens that do not
                            materially interfere with or materially affect the
                            value or use of the respective underlying asset to
                            which such Liens relate, and (j) Liens which are
                            reflected in any Material Contract.

"Person" shall mean any natural person, corporation, company, general partnership, limited partnership, limited liability partnership, joint venture, proprietorship, limited liability company, or other entity or business organization or vehicle, trust, unincorporated organization or Governmental
                            Authority or any department or agency thereof.

"Representatives"           shall mean accountants, counsel or representatives.

"Seller Disclosure          shall mean the Seller Disclosure Letter delivered to
Letter"                     Buyer concurrently with this Agreement, which is an
                            integral part of this Agreement.

"Subsidiary"                of any entity means, at any date, any Person (a) the
                            accounts of which would be consolidated with and
                            into those of the applicable Person in such Person's
                            consolidated financial statements if such financial
                            statements were prepared in accordance with GAAP as
                            of such date or (b) of which

                            securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or more than fifty percent (50%) of the profits or losses of which are, as of such date, owned, controlled or held, directly or indirectly by the applicable Person or one or more subsidiaries of such Person.

"Tax Return"                shall mean any report, return, declaration, or other
                            information required to be supplied to a
                            Governmental Authority in connection with Taxes
                            including any claim for refund or amended return.

"Taxes" shall mean all taxes, levies or other like assessments, including income, gross receipts, excise, value added, real or personal property, withholding, asset, sales, use, license, payroll, social security (including payments and contributions to pension funds) transaction, capital, business, corporation, employment, net worth and franchise taxes, or other governmental taxes of any kind whatsoever imposed by or payable to any U.S. or foreign, federal, state, provincial or local taxing authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and whether imposed as transferee, successor, by contract or otherwise; in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

"TGM"                       shall mean Transportadora de Gas del Mercosur S.A.

"US FCPA"                   shall mean the United States Foreign Corrupt
                            Practices Act of 1977, as amended.

                                   ARTICLE II

                                SALE AND PURCHASE

          Section 2.1 Agreement to Sell and Purchase.

               (a) In accordance with the terms of this Agreement and simultaneously with the payment of the Purchase Price in accordance with
     Section 2.1(b) of this Agreement, (i) Buyer shall purchase, acquire and accept from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer, the Equity Interests, free and clear of all Liens, and
     (ii) Buyer shall purchase and assume from Seller, and Seller shall sell and assign to Buyer, the Assumed Indebtedness, free and clear of all Liens (the "Acquisition").

               (b) As of the date hereof, Buyer shall pay to Seller, in consideration for (i) the purchase of the Equity Interests pursuant to
     Section 2.1(a)(i) and (ii) the assignment and assumption of the Assumed Indebtedness pursuant to section 2.1(a)(ii), an amount in cash equal to $125,000,000 less the amount paid to CMS Generation Co. under the Hidroinvest SPA (the "Purchase Price"), by wire transfer of same day funds to an account or accounts and in such amounts as designated by Seller.

          Section 2.2 Deliveries by the Parties.

               (a) Simultaneously with the confirmation of receipt of the Purchase Price by Seller's bank, Seller shall deliver or cause to be delivered, in form and substance satisfactory to Buyer (unless previously delivered), the following items:

               (i) the appropriate notices of transfer of the Direct Equity Interests signed by the holders of record and addressed to each of the relevant Entities whose Equity Interests are being transferred;

               (ii) certified copies of all resolutions of the boards of directors of Seller approving the entering into and completion of the transactions contemplated by this Agreement;

               (iii) certified copies of the registration of Seller at the Superintendency of Corporations (Inspeccion General de Justicia), in accordance with Section 123 of Argentine Corporate Act No 19.550;

               (iv) except for TGM, (x) all organizational documents (estatutos); (y) all books of minutes of meeting and resolutions of shareholders, quotaholders, directors and managers (and any committees); and (z) the share certificate books (libro de registro de accionistas), if applicable;

               (v) except for the resignations of those officers listed in
     Section 2.2(a)(v) of the Seller Disclosure Letter, written resignations, effective as of the date hereof, from each of the regular and alternate directors, and of the regular and alternate managers, as the case may be, and, when applicable, and statutory supervisors (sindicos) of any of the Entities appointed by Seller;

               (vi) written evidence of the signing by the directors and statutory auditors (sindicos) appointed by Seller of the minutes which are pending in the shareholders' and board of directors' minutes books of the Entities;

               (vii) official reports stating that CMS International Ventures LLC and CMS Generation Holdings Company are not subject to any restriction to sell and transfer their interests in Operating and Generation, in compliance with Section 127 of General Resolution 7/2005 passed by the Superintendency of Corporations (Inspeccion General de Justicia). The above-mentioned reports shall be granted by the competent authority with jurisdiction in the City of Buenos Aires and should be dated up to ten (10) days prior to the date hereof;

               (viii) officer's certificates of CMS International Ventures, LLC and CMS Generation Holdings Company stating that, according to the laws of the State of Michigan, United States of America, it is not possible to comply with Section 127, 4th paragraph of General Resolution 7/2005 passed by the Superintendency of Corporations (Inspeccion General de Justicia) based on the fact that there is no governmental authority that can issue such certificate;

               (ix) duly executed instruments of transfer, assignment and assumption of the Assumed Indebtedness, and all underlying documentation evidencing the rights and obligations of the creditors and obligors thereunder (the "Assumed Indebtedness Documents"), in form and substance acceptable to Buyer; and

               (x) a certificate of incumbency and authority of Seller dated the date hereof.

               (b) Simultaneously with the confirmation of receipt of the Purchase Price by Seller's bank, Seller and Buyer shall enter into the relevant Assignment of Quotas Agreements substantially in the form of the Agreement attached hereto as Exhibit B to perfect the transfer of Seller's quotas in Operating and in Generation to Buyer.

               (c) As of the date hereof, Buyer shall deliver or cause to be delivered to Seller (unless previously delivered), the following items:

               (i) the Purchase Price by wire transfer of same day funds to an account or accounts and in such amounts as designated by Seller in writing; and

               (ii) a certificate of incumbency and authority of Buyer dated the date hereof.

               (d) As of the date hereof, Seller shall cause the board of directors or managers of the Entities, as the case may be, to call shareholders' or quotaholders' meetings (as applicable) of the Entities wholly owned, directly or indirectly, by Seller to be held on the date hereof and shall cause such shareholders or quotaholders meetings to (i) accept the resignation of the regular and alternate directors and of the regular and alternate managers, as the case may be, and, when applicable, statutory supervisors (sindicos) originally nominated by Seller or its Affiliates and, if applicable, replace the officers appointed by Seller who have not resigned to their offices as of the date hereof; (ii) approve the performance of the resigning directors and managers, as the case may be, and statutory supervisors (sindicos); (iii) appoint regular and alternate directors and regular and alternate managers, as the case may be, and, when applicable, statutory supervisors (sindicos) designated by Buyer; (iv) change, pursuant to Buyer's instructions, the Entities' legal address (sede social) and corporate name (denominacion social) in order to eliminate references to "CMS"; (v) amend the requisite organizational documents to authorize each of the Entities to guarantee the debt (actual or contingent) of any Person (including any Person directly or indirectly controlling, controlled by, under common control with or otherwise affiliated to, such Entities) and to pledge, mortgage or otherwise encumber (including, without limitation, by way of trust assignment or security assignment) any of its present or future assets of any kind as security for the debt (actual or contingent) of any Person (including any person directly or indirectly controlling, controlled by, under common control with or otherwise affiliated to, such Entities); and (vi) amend the by-laws of each of Operating and Generation in order to eliminate the reference to the identity of each quotaholders from the articles of the by-laws.

               (e) Simultaneously with the confirmation of receipt of the Purchase Price by Seller's bank, Seller shall cause the board of directors of CTM to convey (i) a special class "A" shareholders' meeting to be held on the date hereof to (A) accept the resignation of the regular and alternate directors and statutory supervisors (sindicos) nominated by class "A" shareholders; and (B) appoint regular and alternate directors and statutory supervisors (sindicos) designated by class "A" shareholders; (ii) a special class "B" shareholders' meeting to be promptly held after the date hereof to (A) accept the resignation of the regular and alternate directors and statutory supervisors (sindicos) nominated by class "B" shareholders and (B) appoint regular and alternate directors and statutory supervisors (sindicos) designated by class "B" shareholders; and (iii) an ordinary shareholders meeting to be promptly held after the date hereof in order to consider and approve the performance of the resigning officers. Buyer undertakes to approve the performance of the regular and alternate directors and statutory supervisors (sindicos) appointed by class "A" and class "B" shareholders in the relevant general shareholders' meeting of CTM.

               (f) Simultaneously with the confirmation of receipt of the Purchase Price by Seller's bank, Seller shall cause the members of the board of directors of TGM appointed by Class "C" shareholders to request a calling of a board of directors' meeting in order to convey (i) a special Class "C" shareholders' meeting to be promptly held after the date hereof to (A) accept the resignation of the regular and alternate directors nominated by Class "C" shareholders and (B) appoint regular and alternate directors designated by Class "C" shareholders; and (ii) an ordinary shareholders' meeting to be promptly held after the date hereof in order to consider and approve the performance of the resigning officers. Buyer undertakes to approve the performance of the regular and alternate directors appointed by Seller in the relevant general shareholders' meeting of TGM.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

          Section 3.1 Corporate Organization; Qualification. Each Seller is duly organized and validly existing and in good standing under the Laws of its governing jurisdiction. Each of the Entities is duly organized and validly existing and in good standing under the Laws of its governing jurisdiction and each (a) has the requisite power to carry on its businesses as currently conducted and (b) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

          Section 3.2 Authority Relative to this Agreement.

          Each Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all the necessary action on the part of each Seller (as applicable), and no other corporate or other proceedings on the part of Seller are necessary to authorize this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement have been duly and validly executed and delivered by Seller and assuming that this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement constitute legal, valid and binding agreements of the Buyer are enforceable against Seller in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

          Section 3.3 Equity Interests; Assumed Indebtedness.

               (a) Except as set forth in Section 3.3(a) of the Seller Disclosure Letter, the Equity Interests are duly authorized, validly issued and fully paid and were not issued in violation of any preemptive rights. Except as set forth in Section 3.3(a) of the Seller Disclosure Letter, (i) there are no equity interests of the Entities authorized, issued or outstanding or reserved for any purpose and (ii) there are no (A) existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the Entities, obligating Seller or any of its Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any additional equity interest in the Entities, (B) outstanding securities of Seller or its Affiliates that are convertible into or exchangeable or exercisable for any equity interest in the Entities, (C) options, warrants or other rights to purchase from Seller or its Affiliates any such convertible or exchangeable securities or (D) outstanding Liabilities to pay any additional amounts on the equity interests or in respect of the capital of the Entities, including any Liabilities in respect of obligations to make capital contributions to any of the Entities, or (E) other than this Agreement, contracts, agreements or arrangements of any kind relating to the issuance of any equity interest in the Entities, or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, Seller or its Affiliates are subject or bound.

               (b) Except as set forth in Section 3.3(b) of the Seller Disclosure Letter, Seller owns all of the issued and outstanding Equity Interests and has good, valid and marketable title to the Equity Interests, free and clear of all Liens or other defects in title, and the Equity Interests have not been pledged or assigned to any Person. The Equity Interests owned by Seller are not subject to any restrictions on transferability other than those imposed by this Agreement and by applicable securities laws. Following the transfer of the Equity Interests to Buyer, Buyer will own all of the issued and outstanding Equity Interests and will have good and valid title to the Equity Interests, free and clear of all Liens.

               (c) Section 3.3(c) of the Seller Disclosure Letter sets forth, as of the date hereof, a list of each of the Entities, including its name, its jurisdiction of organization, its authorized and outstanding capital stock (or equivalent equity interest) and the percentage of its outstanding capital stock (or quota) owned by the Seller and/or the Entities, as applicable. Except as set forth in Section 3.3(c) of the Seller Disclosure Letter, the shares of outstanding capital stock or other equity interests or quotas, as the case may be, of the Entities are duly authorized, validly issued, fully paid and nonassessable, and are held of record by Seller and the Entities as set forth in Section 3.3(c) of the Seller Disclosure Letter, free and clear of Liens. Except as set forth in Section 3.3(c) of the Seller Disclosure Letter, there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the capital stock or partnership interest of the Entities, obligating Seller, the Entities, or any of their Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any equity interest in any of the Entities,
     (ii) outstanding securities of Seller, the Entities, or their Affiliates that are convertible into or exchangeable or exercisable for any of capital stock or partnership interest of any of the Entities, (iii) options, warrants or other rights to purchase from Seller, the Entities, or their Affiliates any such convertible or exchangeable securities or (iv) other than this Agreement, contracts, agreements or arrangements of any kind relating to the issuance of any equity interest of any of the Entities, or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, Seller, any of the Entities or its Affiliates are subject or bound.

               (d) Except as set forth in Section 3.3(d) of the Seller Disclosure Letter, there are no Persons (other than an Entity) in which any of the Entities owns any equity or other similar interest.

               (e) Seller represents and warrants that it is the legal and beneficial owners of the Assumed Indebtedness, free and clear of any Lien. Seller has delivered to Buyer true and complete copies of all Assumed Indebtedness Documents. Seller further represents and warrants that any and all representations and warranties given by Seller or any of its Affiliates in the Assumed Indebtedness Documents are true and correct in all material respects.

          Section 3.4 Consents and Approvals.

          Except as otherwise provided in Section 5.1(a) of this Agreement or as set forth in Section 3.4 of the Seller Disclosure Letter, Seller requires no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, or any other Person as a condition to the execution and delivery of this Agreement or the performance of the obligations hereunder, except where the failure to obtain such consent, approval or authorization of, or filing of, registration or qualification with, any Governmental Authority, or any other Person would not have a Material Adverse Effect.

          Section 3.5 No Conflict or Violation.

          Except as set forth in Section 3.5 of the Seller Disclosure Letter, the execution, delivery and performance by the Seller of this Agreement does not:

               (a) violate or conflict with any provision of the organizational documents or bylaws of Seller or any of the Entities;

               (b) violate any applicable provision of a law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority, except where such violation would not have a Material Adverse Effect; or

               (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any Material Contract, lease, loan, mortgage, security agreement, trust indenture or other material agreement or instrument to which Seller or any of the Entities is a party or by which any of them is bound or to which any of their respective properties or assets is subject, except for violations, breaches or defaults that would not have a Material Adverse Effect.

               (d) result in the imposition or creation of any material Lien upon or with respect to any of the properties or assets owned or used by the Entities; or

               (e) result in the cancellation, modification, revocation or suspension of any material Permits or in the failure to renew any material Permit.

          Section 3.6 Financial Information.

               (a) Prior to the date hereof, Seller has made available to Buyer or its representatives the audited combined balance sheet of each of the Entities as of December 31, 2005, and the audited combined statements of income and cash flows of each of the Entities for each of the two years ended December 31, 2004 and 2005, together with the related notes thereto, accompanied by the reports thereon of Seller's accountants, as well as such audited combined balance sheet and statements of income and cash flows of each of the Entities (except Generation and TGM) as of and for the two years ended December 31, 2005 and 2006, (collectively, the "Financial Statements").

               (b) The Financial Statements were prepared in accordance with GAAP, consistently applied throughout the periods indicated and fairly present, in all material respects, the combined financial position, results of operations and cash flows of each of the Entities, as of the dates thereof and for the periods covered thereby, in each case, except as disclosed in the Financial Statements (or the notes thereto) or in Section 3.6(b) of the Seller Disclosure Letter.

               (c) As reflected in the Financial Statements as of December 31, 2006, there was approximately $50,000,000 of unencumbered cash and cash equivalents held by the Entities (excluding TGM and Generation).

               (d) As the date hereof, $26,900,000 collected by Generation under the Hidroinvest SPA as purchase price of the Hidroinvest S.A. shares sold by Generation thereunder are held in the an account of Operating for the benefit of Generation.

          Section 3.7 Contracts.

               (a) Section 3.7(a) of the Seller Disclosure Letter sets forth a list of each material contract, lease or similar agreement or instrument to which any of the Entities (except for TGM) is a party, other than (i) any purchase or sale orders arising in the ordinary course of business, and
     (ii) any contract involving the payment or receipt of less than $350,000 in any one year (each contract set forth in Section 3.7(a) of the Seller Disclosure Letter being referred to herein as a "Material Contract").

               (b) Section 3.7(b) of the Seller Disclosure Letter sets forth a list of each contract that any of the Entities has with Seller or with any Affiliate of Seller that is not one of the Entities.

               (c) Except as set forth in Section 3.7(c) of the Seller Disclosure Letter, each Material Contract is a valid and binding agreement of the Entities party thereto and, to the Knowledge of Seller, is in full force and effect.

               (d) Except as set forth in Section 3.7(d) of the Seller Disclosure Letter, there is no default by Seller or any Entity under any Material Contract to which it is a party, and Seller has no Knowledge of any default by any counterparties under any Material Contract, other than defaults which have been cured or waived and which would not have a Material Adverse Effect.

          Section 3.8 Compliance with Law.

          Except for Environmental Laws and Tax laws, which are the subject of
     Section 3.14 and Section 3.15, respectively, and except as set forth in
     Section 3.8 of the Seller Disclosure Letter, the Entities are in compliance with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, writs, injunctions or decrees of any Governmental Authority applicable to their respective properties, assets and businesses except where such noncompliance would not have a Material Adverse Effect.

          Section 3.9 Permits.

          Except as set forth in Section 3.9 of the Seller Disclosure Letter, Seller and the Entities have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings applications and registrations with Governmental Authorities necessary for the conduct of their respective business operations as presently conducted (collectively, the "Permits"), except for those Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 3.10 Litigation.

          Except as identified in Section 3.10 of the Seller Disclosure Letter, there are no Actions before any Governmental Authority or arbitration panel or tribunal pending or in progress or, to the Knowledge of Seller, threatened, against Seller, the Entities, or any of their respective Affiliates or any executive officer or director thereof relating to the Equity Interests or Assumed Indebtedness or the respective assets or businesses of the Entities, except as would not, individually or in the aggregate, have a Material Adverse Effect. None of Seller, the Entities, or any of their respective Affiliates are subject to any outstanding judgment, order, writ, injunction, decree or award entered in an Action to which such Person was a named party relating to the Equity Interests or Assumed Indebtedness or the respective assets or businesses of such Persons, except as would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 3.11 Employee Matters.

               (a) Section 3.11(a) of the Seller Disclosure Letter lists all material employee benefit and compensation plans and contracts and deferred compensation, stock option, stock purchase, stock appreciation rights, stock-based incentive bonus, severance, employment, change in control, vacation or fringe benefit programs, policies, agreements, arrangements or plans maintained by the Entities for the benefit of any of their current or former Employees (collectively, the "Plans"). True and complete copies of all material Plans, and all amendments thereto have been provided or made available to Buyer or its representatives.

               (b) To the Knowledge of Seller:

               (i) each Plan is registered, funded, administered and invested, as applicable, in substantial compliance with the current terms of such Plan, and in accordance with Applicable Laws;

               (ii) for any Plan where contributions are required to be made in accordance with an actuarial valuation report, all minimum contributions required to be made to such Plan have been made or will be timely made in accordance with the actuarial report most recently filed with the applicable Governmental Entity;

               (iii) for any Plan where contributions are not required to be made in accordance with an actuarial valuation report, all contributions required to be made to such Plan have been made;

               (iv) no event has occurred respecting any qualified Plan that would result in the revocation of the registration of such Plan or could otherwise reasonably be expected to adversely affect the tax status of any such Plan; and

               (v) each of the Entities have made all contributions to the Pension Plans to which the Entities are required to make contributions.

               (c) With respect to each Plan, (i) no material Action is pending or, to the Knowledge of Seller, threatened and (ii) to the Knowledge of Seller no facts or circumstances exist that would give rise to any material Actions.

               (d) Except as set forth in Section 3.11(d) of the Seller Disclosure Letter, in the three (3) years prior to the date hereof there have been no partial or full wind-ups declared in respect of any Pension Plan.

               (e) Except as set forth in Section 3.11(e) of the Seller Disclosure Letter, none of Seller or the Entities has made any written promise to create any Plan or to improve or change the benefits provided under any Plan.

               (f) Except as set forth in Section 3.11(f) of the Seller Disclosure Letter, the consummation of the transactions contemplated hereby will not (i) cause any of the Entities to be obliged to pay to any current or former employee or officer of any of the Entities any termination pay, severance pay, unemployment compensation or any other payment; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or officer.

          Section 3.12 Labor Relations.

          Except as set forth in Section 3.12 of the Seller Disclosure Letter,
     (i) none of the Entities is a party to any labor or collective bargaining agreements, and there are no labor or collective bargaining agreements which pertain to any employees of the Entities, (ii) within the preceding eighteen (18) months, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Knowledge of Seller, threatened in writing to be brought or filed with any other labor relations tribunal or authority with respect to the Entities and (iii) within the preceding twelve (12) months, to the Knowledge of Seller, there have been no organizing activities involving the Entities with respect to any group of their respective employees; (iv) there are no pending or, to the Knowledge of Seller, threatened strikes, work stoppages, slowdowns or lockouts against the Entities, or their respective Employees or involving any of the Entities' facilities; and (v) there are no pending unfair employment practice charges, grievances or complaints filed or, to the Knowledge of Seller, threatened to be filed with any Governmental Authority based on the employment or termination of employment by the Entities of any employee.

          Section 3.13 Intellectual Property.

               (a) Subject to the provisions of Section 5.6 of this Agreement,
     Section 3.13(a) of the Seller Disclosure Letter sets forth a list of all material Argentine and foreign: (i) patents and patent applications; (ii) trademark registrations and applications; and (iii) copyright registrations and applications, owned by the Entities. The foregoing schedules set forth at
     Section 3.13(a) of the Seller Disclosure Letter are complete and accurate in all material respects. To the Knowledge of Seller, the Entities have taken all steps necessary to maintain these rights and have not taken any action that would constitute abandonment thereof, including, but not limited to, making any and all necessary filings with any governmental authority, administrative office, or other entity, and paying any and all necessary fees.

               (b) Except as set forth on Section 3.13(b) of the Seller Disclosure Letter or as would not have a Material Adverse Effect:

               (i) the foregoing registrations are in effect and subsisting;

               (ii) each of the Entities owns all of the rights and interests in and has title to, or has validly licensed to it all of the Intellectual Property used by such Person;

               (iii) the Entities are the owners or authorized users of all the Intellectual Property required to operate their respective businesses as currently operated, free and clear of all Liens;

               (iv) no Intellectual Property owned or used by the Entities is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use, licensing or sublicensing thereof by any of such Persons. There are no claims or actions pending or, to the Knowledge of Seller, threatened against any of the Entities by any Person arising out of or relating to any Intellectual Property owned or used by such Persons;

               (v) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property owned or used by the Entities, and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property owned or used by such Entities, except for the forfeiture or termination of such Intellectual Property as would not materially and adversely affect business, operations, financial condition or assets of the Entities, taken as a whole; and

               (vi) To the Knowledge of Seller, no third party is infringing upon, misappropriating, or otherwise violating rights to the Intellectual Property owned by the Entities.

          Section 3.14 Representations with Respect to Environmental Matters.

          To the Knowledge of Seller, and except as set forth in Section 3.14 of the Seller Disclosure Letter or as would not, individually or in the aggregate, have a Material Adverse Effect:


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               (a) The Entities are in compliance with all applicable
     Environmental Laws;

               (b) The Entities have all of the Environmental Permits required in order to conduct their operations in accordance with applicable laws or, where such Environmental Permits have expired, have applied for a renewal of such Environmental Permits in a timely fashion;

               (c) The Entities are in compliance with the Environmental Permits issued to them;

               (d) There is no pending or threatened written Claim, lawsuit, or administrative proceeding against the Entities under or pursuant to any Environmental Law;

               (e) None of the Entities is a party or subject to any administrative or judicial order, decree or other agreement with a Governmental Authority under or pursuant to any applicable Environmental Law;

               (f) None of the Entities has received written notice from any third party, including any Governmental Authority, alleging that any of the Entities has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law; and

               (g) With respect to the real property that is currently owned or leased by the Entities, there have been no spills or discharges of Hazardous Substances on or underneath any such real property.

          The representations and warranties set forth in this Section 3.14 are Seller's sole and exclusive representations and warranties related to environmental matters.

          Section 3.15 Tax Matters.

          Except for matters set forth on Section 3.15 of the Seller Disclosure Letter, and limited to the Knowledge of Seller with respect to TGM:

               (a) Each of the Entities and each consolidated, combined, unitary, affiliated or aggregate group of which any of the Entities is or was a member has timely filed all Tax Returns that it was required to file. All such returns are correct and complete in all material respects. All Taxes owed by any of the Entities have been paid, whether or not shown as due on any such filed Tax Returns. None of the Entities currently is the beneficiary of any extension of time within which to file any Tax Return. No claim or assertion has ever been made by a taxing authority in a jurisdiction where any of the Entities does not file Tax Returns that such Entity is or may be subject to taxation by that jurisdiction. There are no Tax liens on the assets of any of the Entities, other than Permitted Liens.


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               (b) The charges, accruals and reserves for Taxes reflected on the
     December 31, 2006 Financial Statements are adequate to cover all liabilities for Taxes of the Entities (except TGM), through the date of such Financial Statements. The charges, accruals and reserves for Taxes for TGM reflected on the December 31, 2005 Financial Statements are adequate to cover all liabilities for Taxes of TGM through the date of such Financial Statements. Since December 31, 2006, the Entities have not incurred any liability for Taxes relating to transactions outside the ordinary course of business or otherwise inconsistent with past custom and practice.

               (c) Each of the Entities has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, affiliate, customer, supplier or other third party.

               (d) There is no dispute or claim concerning any Tax liability of an Entity either claimed or raised by any taxing authority in writing.
     Section 3.15(d) of the Seller Disclosure Letter lists all United States federal, state, local and non-United States Tax Returns with respect to Taxes determined by reference to net income filed with respect to each Entity for any taxable period ended on or after January 1, 2002, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. No other Tax audits or other administrative or judicial Tax proceedings with respect to Taxes of the Entities are pending or are being conducted. No Entity has waived any statute of limitations in respect of Taxes or agreed to any extension thereof that is currently in effect.

               (e) Section 3.15 of the Seller Disclosure Letter sets out the classification for United States federal income tax purposes of each of the Entities.

               (f) Each of the Entities that is subject to VAT (or sales Tax) is registered for VAT, is a taxable person and has complied in all material respects with the requirements of the Laws relating to VAT. All VAT returns and payments due in respect of the VAT group of which the Entities are members have been made.

               (g) To the Knowledge of Seller, all stamp, transfer and registration Taxes have been paid in respect of documents in the enforcement of which each of the Entities is interested.

               (h) None of the Entities has any liability for the Taxes of any person other than itself under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. No Entity has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax. None of the Entities is a party to any Tax sharing or Tax indemnity agreements or similar arrangements pursuant to which Buyer or its Affiliates would have any obligation to make payments after the date hereof or surrender or share any Tax attributes or benefits.


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               (i) None of the Entities has made an election under Section
     897(i) of the code to be treated as a United States corporation for purposes of Section 897, 1445 and 6039C of the Code.

               (j) None of the Entities (i) has an investment in U.S. property within the meaning of Section 956 of the Code, (ii) is engaged in a United States trade or business for U.S. federal income Tax purposes, or (iii) is a passive foreign investment company within the meaning of the Code; and

               (k) None of the Entities is a "surrogate foreign corporation" within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.

          Section 3.16 Insurance.

               (a) Section 3.16(a) of the Seller Disclosure Letter sets forth a true and complete list of all current policies of all material property and casualty insurance, insuring the properties, assets, employees and/or operations of the Entities (collectively, the "Policies"). To the Knowledge of Seller, all premiums payable under such Policies have been paid in a timely manner and the Entities, as applicable, have complied in all material respects with the terms and conditions of all such Policies.

               (b) As of the date hereof, Seller has not received any written notification of the failure of any of the Policies to be in full force and effect. To the Knowledge of Seller, none of the Entities is in default under any provision of the Policies, and except as set forth in Section 3.16(b) of the Seller Disclosure Letter, there is no claim by the Entities or any other Person pending under any of the Policies as to which coverage has been denied or disputed by the underwriters or issuers thereof.

          Section 3.17 Regulatory Matters.

          Seller is not a "public utility" as such term is defined in the FPA, as amended, or the regulations of the FERC promulgated thereunder. No Entity is a "public utility" as such term is defined in the FPA or the regulations of the FERC promulgated thereunder. Each Entity that directly owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale or the distribution at retail of natural or manufactured gas for heat, light, or power is a FUCO, or, to the extent that an Entity's activities are limited to the business of owning or operating electric generating facilities and selling electricity at wholesale such Entity is either an EWG or FUCO.

          Section 3.18 Absence of Certain Changes or Events.

               (a) Except as set forth in Section 3.18(a) of the Seller Disclosure Letter, each Entity has conducted its respective businesses in the ordinary course of business, consistent with past practice in all material respects, since the date of the latest Financial Statements for such Entity as described in Section 3.6.


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               (b) Except as set forth in Section 3.18(b) of the Seller
     Disclosure Letter, or in the Financial Statements, and the notes thereto, there has not been with respect to each of the Entities any event or development or change which has resulted or would reasonably be likely to result in a Material Adverse Effect.

               (c) Section 3.18(c) of the Seller Disclosure Letter sets forth a true and complete list of the Distributions made by each Entity since the date of the latest Financial Statements for such Entity as described in
     Section 3.6.

               (d) Except as set forth in Section 3.18(d) of the Seller Disclosure Letter, since the date of the latest Financial Statements for each Entity, such Entity has not:

                    (i) granted any severance or termination pay to, or entered into, extended or amended any employment, consulting, severance or other compensation agreement with, or otherwise increased the compensation or benefits provided to any of its officers or other employees whose annual salary base is in excess of $100,000;

                    (ii) sold, leased, licensed, mortgaged or otherwise disposed of any properties or assets material to its business having a fair market value in excess of $100,000 individually or $400,000 in the aggregate, other than (A) sales made in the ordinary course of business, consistent with past practice; or (B) sales of obsolete or other assets not presently utilized in its business;

                    (iii) made any capital expenditure in excess of 10% of the annual budgeted capital expenditures;

                    (iv) paid, repurchased, discharged or satisfied any of its material Claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business, consistent with past practice;

                    (v) (A) incurred or assumed or guaranteed any long-term debt, or except in the ordinary course of business consistent with past practice, incurred or assumed or guaranteed short-term Indebtedness (other than intercompany Indebtedness) exceeding $100,000 in the aggregate; (B) modified the terms of any Indebtedness or other liability, other than modifications of short-term debt in the ordinary course of business, consistent with past practice; or (C) assumed, guaranteed, endorsed or otherwise became liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person; or

                    (vi) authorized any of, or committed or agreed to take any of, the actions referred to in the paragraphs (i) through (v) above.

               (e) Except as set forth in Section 3.18(e) of the Seller Disclosure Letter, since the date of the latest Financial Statements for each Entity, such Entity has not incurred any material Tax liability outside the ordinary course of


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     business, made or changed any election for Tax purposes, changed any annual accounting period for Taxes, filed any amended Tax Return, entered into any closing agreement for Tax purposes, settled any Tax claim or assessment relating to any Entity, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Entity, or taken any other action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of any Entity for any period ending after the Cut-off or decreasing any Tax attribute of any Entity existing on the Cut-off.

          Section 3.19 Absence of Undisclosed Liabilities.

          None of the Entities has any Liabilities (whether absolute, accrued, contingent or otherwise) except those Liabilities (a) disclosed and reserved against in the Financial Statements (or notes thereto) as required by GAAP, (b) set forth in Section 3.19 of the Seller Disclosure Letter, (c) incurred in the ordinary course of business since the date of the latest Financial Statements for such Entity as described in Section 3.6 or (d) which would not result in a Material Adverse Effect.

          Section 3.20 Property.

          Except as set forth in Section 3.20 of the Seller Disclosure Letter, each of the Entities has valid title to or leases, free and clear of any Liens (other than Permitted Liens), all assets used or held for use by each of the Entities, except for such assets the failure of which to so own or lease would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 3.21 Brokerage and Finders' Fees.

          None of Seller, the Entities, or any of their Affiliates or their respective stockholders, partners, directors, officers or employees, has incurred, or will incur any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

          Section 3.22 Corporate and Accounting Records.

          The minute books of the Entities previously made available to Buyer contain true, complete and accurate records of all meetings and accurately reflect all other corporate action of their respective stockholders and board of directors (including committees thereof). Each of the Entities maintains adequate records which accurately and validly reflect transactions conducted by such Entity in reasonable detail, and maintains accounting controls, policies and procedures sufficient to ensure that such transactions are (a) executed in accordance with its management's general or specific authorization and (b) recorded in a manner which permits the preparation of financial statements in accordance with Applicable Law and applicable regulatory accounting requirements,


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          Section 3.23 Affiliated Transactions.

          Except as described in Section 3.23 of the Seller Disclosure Letter, and except for trade payables and receivables arising in the ordinary course of business consistent with past practices for purchases and sales of goods or services consistent with past practice, none of the Entities have been a party over the past twelve (12) months to any material transaction or agreement with Seller or any Affiliate of Seller (other than the Entities) and no director or officer of Seller or its Affiliates (other than the Entities), has, directly or indirectly, any material interest in any of the assets or properties of the Entities.

          Section 3.24 Certain Practices.

          None of the Entities or any of their respective Representatives has corruptly (within the meaning of the US FCPA or any other similar Applicable Law) or otherwise illegally offered or given, and, to the Knowledge of Seller, no Person has corruptly (within the meaning of the US FCPA or any other similar applicable Law) or otherwise illegally offered or given on behalf of the Entities, anything of value to: (i) any official of a Governmental Authority, any political party or official thereof, or any candidate for political office; or (ii) any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority, any political party or official thereof, or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist any of the Entities in obtaining or retaining business for, or with, any Governmental Authority or to secure an improper advantage; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist any of the Entities in obtaining or retaining business for, or with, or directing business to, any Person or in securing any improper advantage. There have been no false or fictitious entries made in the books or records of any of the Entities relating to any illegal payment or secret or unrecorded fund and none of the Entities has established or maintained a secret or unrecorded fund. Each Entity keeps books, records and accounts which in reasonable detail which accurately and fairly reflect the transactions and dispositions of its assets. Each of the Entities has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements; and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences


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          Section 3.25 No Other Representations or Warranties.

          Except for the representations and warranties contained in this
     Article III, none of Seller, the Entities, or any other Person makes any other express or implied representation or warranty on behalf of Seller.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          Each Buyer hereby represents and warrants to Seller as follows:

          Section 4.1 Corporate Organization; Qualification.

          Such Person (a) is a limited liability company duly organized and validly existing under the Laws of its jurisdiction of formation, (b) has the requisite power to carry on its businesses as currently conducted and
     (c) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not materially and adversely affect the ability of, or timing for, Buyer to consummate the transactions contemplated by this Agreement.

          Section 4.2 Authority Relative to this Agreement.

          Such Person has full corporate or similar power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all the necessary action on the part of such Person and no other organization or similar proceedings on the part of such Person are necessary to authorize this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement have been duly and validly executed and delivered by such Person and assuming that this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement constitute legal, valid and binding agreements of the Seller are enforceable against such Person in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.


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          Section 4.3 Consents and Approvals.

          Except as otherwise provided in Section 5.1(a) of this Agreement or as set forth in Section 4.3 of the Buyer Disclosure Letter, such Person requires no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, or any other Person as a condition to the execution and delivery of this Agreement or the performance of the obligations hereunder, except where the failure to obtain such consent, approval or authorization of, or filing of, registration or qualification with, any Governmental Authority, or any other Person would not materially and adversely affect the ability of, or timing for, such Person to consummate the transactions contemplated by this Agreement.

          Section 4.4 No Conflict or Violation.

          Except as set forth in Section 4.4 of the Buyer Disclosure Letter, the execution, delivery and performance by such Person of this Agreement does not:

               (a) violate or conflict with any provision of the organizational documents of such Person;

               (b) violate any applicable provision of a law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority, except where such violation would not materially and adversely affect the ability of, or timing for, such Person to consummate the transactions contemplated by this Agreement; or

               (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any material obligation, penalty or premium to arise or accrue under any material contract, lease, loan, agreement, mortgage, security agreement, trust indenture or other material agreement or instrument to which such Person is a party or by which it is bound or to which any of its properties or assets is subject, except as would not materially and adversely affect the ability of, or timing for, such Person to consummate the transactions contemplated by this Agreement.


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          Section 4.5 Litigation.

          Except as identified in Section 4.5 of the Buyer Disclosure Letter, there are no Actions before any Governmental Authority or arbitration panel or tribunal pending or in progress or, to Knowledge of such Person, threatened, against such Person, or any of their respective Affiliates or any executive officer or director thereof, except as would not materially and adversely affect the ability of, or timing for, such Person to consummate the transactions contemplated by this Agreement. Neither such Person nor any of its Affiliates is subject to any outstanding judgment, order, writ, injunction, decree or award entered in an Action to which such Person was a named party, except as would not materially and adversely affect the ability of, or timing for, such Person to consummate the transactions contemplated by this Agreement.

          Section 4.6 Brokerage and Finders' Fees.

          Neither such Person nor any of its Affiliates, or their respective members, stockholders, partners, directors, officers or employees, has incurred, or will incur any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

          Section 4.7 Investment Representations.

               (a) Such Person is acquiring the Equity Interests to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities law.

               (b) Such Person understands that the acquisition of the Equity Interests to be acquired by it pursuant to the terms of this Agreement involves substantial risk. Such Person and its officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that such Person is capable of evaluating the merits and risks of its investment in the Equity Interests to be acquired by it pursuant to the transactions contemplated hereby.

               (c) Such Person understands that the Equity Interests to be acquired by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof. Such Person acknowledges that such securities may not be transferred or sold except pursuant to the registration and other provisions of applicable securities laws or pursuant to an applicable exemption therefrom.

               (d) Such Person acknowledges that the offer and sale of the Equity Interests to be acquired by it in the transactions contemplated hereby has not been accomplished by the publication of any advertisement.

          Section 4.8 Regulation Matters.


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          Such Person is not (a) "public utility," or a "holding company in a holding company system that includes a transmitting utility or an electric utility", as such terms are defined in the FPA or the regulations of the FERC promulgated thereunder.

          Section 4.9 No Other Representations or Warranties.

          Except for the representations and warranties contained in this
     Article IV, neither such Person nor any other Person makes any other express or implied representation or warranty on behalf of such Person.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES.

          Section 5.1 Notification to the CNDC; Negative Antitrust Decision; Transfer of Equity Interests to a Third Purchaser.

               (a) Notification of the Acquisition to the CNDC. Within seven (7) days from the date hereof, and at any subsequent date that may be required by instruction of the CNDC, Seller and Buyer shall cooperate with one another and file all notifications, applications, registrations, filings, declarations and reports required under the Antitrust Law relating to the Acquisition, and use their reasonable efforts to take, or cause to be taken all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to obtain the Antitrust Approval.

               (b) Negative Antitrust Decision.

               (i) Buyer hereby expressly acknowledges and undertakes that the entire risk as to a Negative Antitrust Decision and/or the issuance of any resolution, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, oral or in writing, in each case pursuant to Antitrust Law, that may prohibit, prevent or restrict the consummation of the Acquisition rests exclusively with Buyer.

               (ii) Buyer shall be the sole responsible party to perform any and all actions required by the Negative Antitrust Decision including, but not limited to, (i) a divesture of Buyer's or the Entities' businesses, product lines or assets in favor of a third party, at its own risk, cost and expense; and (ii) appointment of the management of the Entities following directives by the CNDC or other antitrust authority. Notwithstanding anything contained herein to the contrary, none of Seller or its Affiliates shall be required to (i) divest any of its respective businesses, product lines or assets that are not transferred to Buyer or (ii) take or agree to take any other action or agree to any limitation that could reasonable be expected to (a) result in a adverse effect on its business, assets, condition (financial or otherwise) or (b) deprive any Seller of any benefit of the Acquisition.

               (iii) Each party shall promptly give to the other party notice of all information in its possession regarding the Negative Antitrust Decision or its


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     consequences and promptly transmit to the other party a copy of all documents received or sent in that respect. Each party shall also promptly respond to any reasonable request for information from the other party on the Negative Antitrust Decision or its consequences.

               (c) Transfer of Equity Interests to a Third Purchaser.

               (i) Notwithstanding Section 5.1(f), upon issuance of a Negative Antitrust Decision prohibiting the transfer of the Equity Interests to Buyer, Buyer shall negotiate the sale and transfer of the Equity Interests to a third party regarding whom the Antitrust Approval may be obtained (the "Third Purchaser").

               (ii) If legally required and for the exclusive purpose of transferring the Equity Interests to the Third Purchaser, each Seller hereby grants special irrevocable powers of attorney to Buyer and/or the Persons whom Buyer may appoint to (i) take all reasonable actions to obtain the relevant Antitrust Approval; (ii) notify the transfer of the Equity Interests to the Ente Nacional Regulador de la Electricidad and to the Republic of Argentina Secretariat of Energy; (iii) subscribe the relevant documentation and make the relevant filings to record the transfer of the Equity Interests on their respective official ownership records; and (iv) collect from the Third Purchaser the purchase price of the Shares (it being understood that if such purchase price were to exceed the Purchase Price, then the excess shall be exclusively for Buyer's benefit). It is hereby expressly agreed that the irrevocable powers of attorney provided for in this Section 5.1(c) are granted for a period beginning on the date of issuance of the Negative Antitrust Decision preventing the Acquisition and ending on the date which is ten (10) years from the date hereof; it being understood that the irrevocability of the special power of attorney granted herein is based on both parties' interests.

               (iii) Notwithstanding anything contained herein to the contrary, from the transfer of the Equity Interests to Buyer pursuant to this Agreement until the transfer of the Equity Interests to a Third Purchaser, as the case may be, Buyer will have, to the fullest extent permitted by law, complete control of the assets and businesses of the Entities. In furtherance of the foregoing, Seller shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as Buyer may reasonably deem necessary to permit Buyer to have complete control of the Entities as from the date hereof.

               (d) Waiver by Buyer. Seller will not be held liable for any loss or damage arising out of any of the events provided for in Section 5.1(b) hereof and/or the transfer of the Equity Interests to the Third Purchaser, including, but not limited to, any difference between the Purchase Price and the purchase price of the Equity Interests ultimately collected by Buyer from the Third Purchaser. Buyer hereby irrevocably and unconditionally waives to file any legal action and/or claim, judicial, non-judicial or of any other nature, against any Seller or any other third party directly or indirectly based on the fact that the Equity Interests were sold at a price lower than the Purchase Price.


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               (e) Waiver by Seller. Each Seller hereby irrevocably and
     unconditionally waives any right it may have against Buyer based on the fact that the Shares were sold to the Third Purchaser at a price higher than the Purchase Price.

               (f) Indemnification.

               (i) Subject only to the terms and limitations set forth in this
     Section 5.1 and not those set forth in Article VI, Buyer shall jointly and severally indemnify, defend and hold harmless Seller Indemnified Parties (whether or not also indemnified by any other Person under any other document) from and against any penalties, fines, administrative sanctions, costs and expenses (including reasonable attorneys' fees as provided in (ii) below) which directly relate to, or arise out of, any of the events provided for in Section 5.1(b), including fines, penalties and/or administrative sanctions imposed, or handed down, by the CNDC, the Secretariat of Internal Trade and/or any other agency, tribunal or court because the Acquisition is ultimately deemed to breach the Antitrust Law (an "Antitrust Claim").

               (ii) Within five (5) days following the receipt by Seller of an Antitrust Claim, Seller shall promptly give notice to each Buyer in writing. Buyer shall assume and control the defense of an Antitrust Claim with counsel of their own choice it being understood, however, that each Seller may retain, at its own cost, separate co-counsel and participate fully in the defense of the Antitrust Claim with full access to all relevant information.

               (iii) If an Antitrust Claim implies a fine, penalty and/or an administrative sanction to any Seller, then at Seller's option Buyer shall be jointly and severally liable to (i) pay the amount of the relevant fine, penalty and/or an administrative sanction; or (ii) deposit in escrow at Seller's satisfaction the amount of the relevant fine, penalty and/or an administrative sanction. If Buyer fails to timely pay or deposit the relevant amount of the fine, penalty and/or an administrative sanction, the outstanding amount thereof shall bear default interest at a rate equal to LIBOR plus two per cent (2%) per annum.

               (iv) Notwithstanding Section 5.1(f)(iii), any and all expenses and/or costs incurred by any Seller pursuant to Section 5.1(b), Section 5.1(c) and Section 5.1(f) (including, but not limited to, fines, penalties and/or an administrative sanctions) shall be reimbursed by Buyer upon request by Seller within five (5) Business Days from the date of the request. If Buyer fails to timely reimburse the expenses and/or costs incurred by any Seller, the outstanding amount thereof shall bear default interest at a rate equal to LIBOR plus two per cent (2%) per annum.

               (v) If Seller and Buyer are found jointly liable of any Antitrust Claim, Buyer shall be the sole responsible for the settlement of said Antitrust Claim and Buyer hereby waives any recoverability right it may have against any Seller.

               (vi) This Section 5.1 shall exclusively govern all Antitrust Claims. For the avoidance of doubt, indemnity limitations contemplated in


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     Section 6.2 hereof shall not apply to the indemnity undertakings assumed by
     Buyer in this Section 5.1 regarding Antitrust Claims.

               (g) Fees, Costs and Expenses. Except for Buyer's obligation to pay all fees, costs and expenses (including, without limitation, reasonable legal fees) incurred by the parties in connection with any Antitrust Claim, each of the parties shall pay all fees, costs and expenses (including, without limitation, reasonable legal fees) incurred by it in connection with the filings made with the CNDC in order to obtain the Antitrust Approval.

          Section 5.2 Further Assurances.

          On and after the date hereof, Seller and Buyer shall cooperate and use their respective reasonable best efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to consummate and make effective the transactions contemplated hereby, including the execution of any additional documents or instruments of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof and the taking of all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby and thereby.

          Section 5.3 Employee Matters.

               (a) Subject to the following provisions, Buyer shall maintain the employment of all Affected Employees following the date hereof for at least a period of twelve (12) months as from the date hereof and subject to the existence of proper grounds for Buyer for termination or restructuring thereof.

               (b) Subject to Section 5.3(c) and Section 5.3(d) below, on the date hereof (unless previously done), Seller shall give notice to all Affected Employees that the active participation of the Affected Employees in those employee benefit plans, programs and arrangements that are not sponsored by the Entities or that are not listed in Section 3.11(a) of the Seller Disclosure Letter (such plans, programs and arrangements, the "Seller Plans") shall terminate on the date hereof, and the Entities shall terminate participation of Affected Employees in the Seller Plans as of the date hereof. Each of the Entities shall be solely responsible for all obligations and Liabilities under each employee benefit plan listed in
     Section 3.11(a) of the Seller Disclosure Letter in existence as of the date hereof, or that they establish, maintain or contribute to, on or after the date hereof, and no such obligations or Liabilities shall be assumed or retained by Seller or its Affiliates. In addition, Seller shall retain all Liabilities and assets with respect to current and former employees of the Entities under the Pension Plan for Employees of Consumers Energy and Other CMS Energy Companies. Notwithstanding the foregoing, any Affected Employee who is unable to report to work with Buyer as of the date hereof due to disability (each, a "Disabled Employee"), shall continue to be eligible for any applicable long-term disability and life insurance coverage pursuant to


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     Seller's plans until such Disabled Employee returns to active employment with Buyer or any of the Entities; provided, however, that in order to be eligible for such benefits, each such Disabled Employee, pending approval for long-term disability benefits or return to active employment, must continue to pay all applicable long-term disability and life insurance premiums due following the date hereof for such coverage pursuant to Seller's long-term disability plan and life insurance plans. Buyer shall, or shall cause the Entities to, (A) pay Disabled Employees who are on short-term disability as of the date hereof the short-term disability benefits, if any, that apply under the Buyer's plans, provided, however, that such benefits need not be provided to the extent that they would duplicate benefits paid under the Seller Plans, and (B) honor any continuing pay or salary obligations and return to work obligations that apply to any such Disabled Employees.

               (c) Buyer and the Entities shall be responsible for all Liabilities and obligations under the Worker Adjustment and Retraining Notification Act and similar foreign, state and local rules, statutes and ordinances resulting from the actions of Buyer and the Entities after the date hereof. Buyer agrees to hold Seller harmless for any breach of such responsibility and Buyer's indemnification of Seller in this regard specifically includes any Claim by the Affected Employees for back pay, front pay, benefits or compensatory or punitive damages, any Claim by any Governmental Authority for penalties regarding any issue of prior notification (or lack thereof) of any plant closing or mass layoff occurring after the date hereof and Seller's costs, including reasonable attorney's fees, in defending any such Claims.

               (d) CMS Energy Corporation or its Affiliates shall retain all assets that are accumulated through the date hereof under Financial Accounting Standards Board Statement 106 (and deposited in various VEBA accounts and 401(h) accounts of Seller or its Affiliates). Further, Seller or its Affiliates shall retain the liability for PBOP for the benefit of former employees of the Entities who are retirees of the Entities as of the date hereof, and Affected Employees who are eligible to retire and qualified for benefits under PBOP as of the date hereof, and Seller or its Affiliates shall retain the responsibility for providing post-retirement benefits (other than pension) to such employees pursuant to the eligibility requirements of the Seller Plans.

               (e) Nothing in this Section 5.3 shall (i) create any third party beneficiary right in any current or former Employees, any beneficiary or dependent thereof, or any collective bargaining or other labor representation thereof, or (ii) constitute an amendment to any Plan.


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          Section 5.4 Tax Covenants.

               (a) Section 338(g) Elections. Except with the express written consent of Seller, which can be withheld in Seller's sole and absolute discretion, Buyer shall not make any election under Section 338(g) of the Code (or any analogous provision of state, local, or foreign income tax law) with respect to the deemed purchase of the assets of any of the Entities.

               (b) Tax Return Filings, Refunds, and Credits.

               (i) Seller shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns with respect to the Entities which are Subsidiaries of the Seller for Tax periods that end on or before the Cut-off or that otherwise are required to be filed (taking into account any extensions) on or before the date hereof (the "Seller Returns"), and will pay (or caused to be paid) by such Entities all Taxes due with respect to the Seller Returns. The Seller Returns shall be prepared in accordance with past practice, except as required by applicable law. Seller shall make such income Tax Return sufficiently in advance of the due date for filing any such income Tax Returns to provide Buyer with a meaningful opportunity to review and comment on such income Tax Returns before filing.

               (ii) Buyer shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns (the "Straddle Period Returns") with respect to the Entities which are Subsidiaries of the Seller for all Tax periods ending after the Cut-off that include the Cut-off (the "Straddle Period") except for Tax Returns required to be filed (taking into account any extension) on or before the date hereof. Except as otherwise required by applicable law, all Straddle Period Returns shall be prepared in accordance with past practice. Buyer shall provide Seller with copies of any Straddle Period Returns at least forty-five (45) days prior to the due date thereof (giving effect to any extensions thereto), accompanied by a statement (the "Straddle Statement") setting forth and calculating in reasonable detail the Pre- Cutoff Taxes as defined below. If Seller agrees with the Straddle Period Return and Straddle Statement, Seller shall pay to Buyer (or Buyer shall pay to Seller, if appropriate) an amount equal to the Ownership Percentage of Pre-Cut-off Taxes as shown on the Straddle Statement not later than two (2) Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return. If, within fifteen (15) days of the receipt of the Straddle Period Return and Straddle Statement, Seller notifies Buyer that it disputes the manner of preparation of the Straddle Period Return or the amount calculated in the Straddle Statement, then Buyer and Seller shall attempt to resolve their disagreement within the five (5) days following Seller's notification or Buyer of such disagreement. If Buyer and Seller are unable to resolve their disagreement, the dispute shall be submitted to a mutually agreed upon nationally recognized independent accounting firm, whose expense shall be borne equally by Buyer and Seller, for resolution, if possible, within twenty (20) days of such submission. If the parties have not agreed on an independent accounting firm within fifteen days following Seller's notification of Buyer of such disagreement, on the request of any party such independent accounting firm shall be appointed by the ICC Centre.


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     Any independent accounting firm appointed by the ICC Centre shall be an impartial and disinterested senior partner in an internationally recognized accounting firm. The decision of such accounting firm with respect to such dispute shall be binding upon Buyer and Seller, and Seller shall pay to Buyer (or Buyer shall pay to Seller, if appropriate) an amount equal to the Pre- Cut-off Taxes as decided by such accounting firm not later than two
     (2) Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return.

               (iii) From and after the date hereof, Buyer and its Affiliates (including the Entities) will not file any amended Tax Return, carryback claim, or other adjustment request with respect to the Entities for any Tax period that includes or ends on or before the Cut-off unless Seller consents in writing; provided, however, that (i) such prohibition shall not apply (A) to any amended Tax Return filed to address any Tax matter excepted out of the Seller's tax representations and warranties in Section 3.15, or (B) to address any Tax matter for which, at the time of filing such amended Tax Return, Seller's indemnification obligations under Section
     6.2 hereof shall have expired, except, with respect to the foregoing subparagraph (B) only, as would have, in Seller's reasonable opinion, an adverse effect with regard to any Tax Returns filed by Seller and/or Seller's Affiliates (not including the Entities) and (ii) with respect to any Straddle Period Return, such consent shall not be unreasonably withheld, or conditioned, provided Buyer has made arrangements to the reasonable satisfaction of Seller to make Seller whole for any detriment or cost incurred (or to be incurred) by Seller as a result of such amended Straddle Period Return.

               (iv) For purposes of this Agreement, in the case of any Taxes of the Entities that are payable with respect to any Straddle Period, the portion of any such Taxes that constitutes "Pre- Cut-off Taxes" shall be the excess of (A) (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax period ended on the Cut-off and
     (ii) in the case of Taxes (other than those described in clause (i)) imposed on a periodic basis with respect to the business, property, shares, quota holdings or assets of the Entities, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Cut-off and the denominator of which is the number of calendar days in the entire Straddle Period over (B) any prepayment or advances of Taxes or any payments of estimated Taxes with respect to the Straddle Period. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Cut-off on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Cut-off and the denominator of which is the number of calendar days in the entire Straddle Period. Pre-Cut-off Taxes include any Taxes attributable to a Person that is treated as a partnership for federal income tax purposes as


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     if such Person allocated Tax items to its partners in a manner consistent with this Section 5.4(b)(iv). In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 5.4(b)(iv) shall be computed by reference to the level of such items on the Cutoff. The parties hereto will, to the extent permitted by Applicable Law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on (i) the Cut-off date or (ii) the date hereof, as applicable. For purposes of this Agreement, "Post- Cut-off Taxes" shall include any Taxes of the Entities that are payable with respect to a Straddle Period, except for the portion of any such Taxes that constitutes Pre-Cut-off Taxes.

               (v) Seller and Buyer shall reasonably cooperate in preparing and filing all Tax Returns with respect to the Entities, including maintaining and making available to each other all records reasonably necessary in connection with Taxes of the Entities and in resolving all disputes and audits with respect to all Tax periods relating to Taxes of the Entities.

               (vi) For a period of seven (7) years after the date hereof, the Seller and its representatives shall have reasonable access to the books and records (including the right to make extracts thereof) of the Entities to the extent that such books and records relate to Taxes and to the extent that such access (i) is in the power of Buyer using reasonable best efforts and (ii) may reasonably be required by Seller in connection with matters relating to or affected by the operation of the Entities prior to the Cut-off. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

               (vii) For a period of seven (7) years after the date hereof, Buyer and its representatives shall have reasonable access to the books and records (including the right to make extracts thereof) of Seller to the extent that such books and records relate to Taxes of an Entity or Taxes of Seller and its Affiliates attributable to such Persons' investment in an Entity that are reasonably necessary for Buyer and its members to compute their Taxes (including, for the avoidance of doubt, such Person's share of each Entity's previously taxed income, earnings and profits, and any deemed dividend from such Person's sale of any Entity under Section 1248 of the Code, and any information necessary to comply with Proposed Regulations
     Section 1.959-1(d) and Proposed Regulations Section 1.959-3 or any successor regulation and to the extent that such access (i) is within the power of Seller using reasonable best efforts and (ii) may reasonably be required by Buyer in connection with matters relating to or affected by the operation of any Entity after the Cut-off. Such access shall be afforded by Seller upon receipt of reasonable advance notice and during normal business hours. If Seller shall desire to dispose of any such books and records prior to the expiration of such seven year period, Seller shall, prior to such disposition, give Buyer reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.


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               (viii) If an Indemnified Party actually receives a refund or credit or other reimbursement with respect to Taxes for which it would be indemnified under this Agreement, the Tax Indemnified Party shall pay over such refund or credit or other reimbursement to the Tax Indemnifying Party.

               (ix) Buyer shall not, and to the extent within the power of Buyer using reasonable best efforts, cause any Entity to not, make, amend or revoke any Tax election if such action would reasonably be expected to adversely affect any of Seller or its Affiliates with respect to any Tax period ending on or before the date hereof or for the portion of any Straddle Period prior to the Cut-off or any Tax refund or credit with respect thereto, except (A) to the extent such amendment or revocation relates to any Tax matter excepted out of the Seller's tax representations and warranties in Section 3.15 or as relates to (B) any Tax matter which, at the time such election is made or revoked, Seller's indemnification obligations under Section 6.2 hereof shall have expired, except, with respect to the foregoing subparagraph (B) only, as would have, in Seller's reasonable opinion, an adverse effect with regard to any tax returns filed by Seller and/or Seller's Affiliate (not including the Entities). Seller shall not, and shall cause any Entity to not, make, amend or revoke any Tax election if such action would reasonably be expected to adversely affect any of Buyer or its Affiliates with respect to any Tax period beginning after the date hereof or for the portion of any Straddle Period after the Cut-off or any Tax refund or credit with respect thereto.

               (c) Certain Payments. Buyer and Seller agree to treat (and cause their Affiliates to treat) any payment under this Section 5.4 as an adjustment to the Purchase Price for all Tax purposes.

               (d) Transfer and Similar Taxes. Notwithstanding any other provisions of this Agreement to the contrary, all transfer, stamp, registration and similar Taxes (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be borne 50% by Buyer and 50% by Seller and Buyer shall accurately file all necessary Tax Returns and other documentation with respect to Transfer Taxes and timely pay all such Transfer Taxes. If required by Applicable Law, Seller will join in the execution of any such Return. Buyer shall provide copies of any Tax Returns with respect to Transfer Taxes to Seller no later than ten (10) days after the due dates of such Tax Returns. Seller shall pay its portion of the Transfer Taxes to Buyer prior to the due date of such Transfer Taxes.

               (e) Termination of Tax Sharing Agreements. On the date hereof, Seller shall cause all Tax sharing agreements between Seller or any of its Affiliates (that is not one of the Entities) on the one hand, and any of the Entities on the other hand, to be terminated, and all obligations thereunder shall be settled, and no additional payments shall be made under any provisions thereof after the date hereof.

               (f) Actions Affecting Seller's Liability for Taxes. Except as otherwise set forth in Section 5.4(f) of the Seller Disclosure Letter, on or before December 31, 2007, Buyer (i) shall not sell, liquidate, merge or otherwise dispose of any Entity, and (ii) shall cause each Entity which is a Subsidiary of Buyer not to sell,


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     liquidate, merge or otherwise dispose of any other Entity or to dispose of a significant portion of its assets outside of the ordinary course of business, in each case, in a manner which by virtue of such transaction being a taxable transaction of such Entity for U.S. tax purposes would increase the U.S. Subpart F income of Seller or its Affiliates or the deemed dividend recognized by Seller or its Affiliates under Section 1248 of the Code (such Subpart F income or deemed dividend hereinafter referred to as the "Seller Tax Amount"), when netted or combined with any other transaction involving an Entity which affects the Seller Tax Amount. For the avoidance of doubt, this Section 5.4(f) shall not limit Buyer's rights under Section 5.4(b) to address any Tax matter excepted out of the Seller's Tax representations and warranties under Section 3.15.

          Section 5.5 Intercompany Accounts.

          Except with respect to the Assumed Indebtedness, all of which is detailed in Section 5.5 of the Seller Disclosure Letter that will remain outstanding as of the date hereof or be assumed by Buyer at the date hereof, (i) Seller shall, and shall cause its Affiliates (other than the Entities) to, pay in full all intercompany accounts payable to the Entities; and (ii) Seller shall cause the Entities to pay in full all intercompanies accounts payable to the Seller and its Affiliates (other than the Entities), in each case before the date hereof, and in each case in a manner that does not increase any Tax Liability or decrease any Tax assets of any Entity.

          Section 5.6 Surrender of Intellectual Property.

          On the date hereof Seller shall cause each of Operating and CMS Ensenada S.A., as the case may be, to surrender its right, title, and interest in and to all trademarks, trademarks applications, domain names, renewal applications, and Intellectual Property listed in Section 5.6 of the Seller Disclosure Letter, as well its commercial name, trade name, reputation and all its good will associated with its name, its trademarks and its Intellectual Property. As from the date hereof, Buyer shall cause each of Operating and CMS Ensenada S.A. to do their best efforts to obtain the final surrender of such Intellectual Property.

          Section 5.7 Maintenance of Insurance Policies.

               (a) Seller and Buyer agree that Casualty Insurance Claims relating to the businesses of the Entities (including reported claims and including incurred but not reported claims) will remain with the Entities immediately following the date hereof. For purposes hereof, "Casualty Insurance Claims" shall mean workers' compensation, auto liability, general liability and products liability claims and claims for damages caused to the facilities of the Entities generally insured under all risk, real property, boiler and mechanical breakdown insurance coverage. The Casualty Insurance Claims are subject to the provisions of policies of insurance with insurance carriers and contractual arrangements with insurance adjusters maintained by Seller or its Affiliates prior to the date hereof (collectively, the "Insurance Policies").


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               (b) With respect to the Casualty Insurance Claims, the following procedures shall apply: (i) Seller shall use reasonable best efforts to make recovery under the relevant Insurance Policy and ensure that each of its Affiliates shall take such steps as Buyer reasonably requires to make and/or pursue any such claim (including giving notice of the claim to the insurer at the request of Buyer) and to assist Buyer and the Entities in making the claim; (ii) to the extent that recovery is made, Seller shall ensure that any proceeds actually received by Seller or its Affiliates that are not Entities are promptly paid to the applicable Entity which suffered the insured event giving rise to the Casualty Insurance Claim (or to Buyer on behalf of such Entity) and in any case within fifteen (15) Business Days of the receipt of such proceeds; and (iii) Seller or its Affiliates shall continue to administer, adjust, settle and pay, on behalf of the Entities, all Casualty Insurance Claims with dates of occurrence prior to the date hereof. Casualty Insurance Claims to be paid by Seller hereunder shall include all costs necessary to settle claims including compensatory, medical, legal and other allocated expenses.

               (c) The parties acknowledge that the Insurance Policies may provide coverage for workers' compensation, auto liability, general liability and products liability claims and claims for damages not related to the Entities ("Non-Entity Casualty Insurance Claims"). Seller agrees that, when administering, settling and paying Casualty Insurance Claims, it shall endeavor to provide that the economic benefits of the Insurance Policies are shared equitably among the Casualty Insurance Claims and the Non-Entity Casualty Insurance Claims (including, without limitation, by ensuring that coverage limits are equitably allocated or reserved among such claims or potential claims).

               (d) Seller makes no representation or warranty with respect to the applicability, validity or adequacy of any Insurance Policies, and Seller shall not be responsible to Buyer or any of its Affiliates for the failure of any insurer to pay under any such Insurance Policy.

               (e) Nothing in this Agreement is intended to provide or shall be construed as providing a benefit or release to any insurer or claims service organization of any obligation under any Insurance Policies. Seller and Buyer confirm that the sole intention of this Section 5.7 is to divide and allocate the benefits and obligations under the Insurance Policies between them as of the date hereof and not to effect, enhance or diminish the rights and obligations of any insurer or claims service organization thereunder. Nothing herein shall be construed as creating or permitting any insurer or claims service organization the right of subrogation against Seller or Buyer or any of their Affiliates in respect of payments made by one to the other under any Insurance Policy.

               (f) If Buyer requests a copy of an Insurance Policy relating to a pending or threatened Casualty Insurance Claim, Seller shall provide a copy of all relevant insurance policies which insure such Casualty Insurance Claims within five (5) Business Days, provided, that if Seller cannot provide such policy within five (5) days after exercising reasonable best efforts to locate such policy, Seller shall continue to


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     exercise its reasonable best efforts to provide such policy to Buyer as soon as possible thereafter.

          Section 5.8 Preservation of Records. Buyer acknowledges and agrees that Seller may, from time to time, in the normal course of investigating, prosecuting and/or defending various ongoing matters which may relate to the Entities or the businesses thereof, including its obligations pursuant to Section 6.2 of the Agreement, have, and will continue to have, a need
     (i) to refer to, and to use as evidence, certain books, records and other data, including electronic data maintained in computer files, relating to the Entities and /or their businesses and (ii) for the support and cooperation of present or former employees of the Entities in the event that such Persons' assistance or participation is needed to aid in the defense or settlement of the such matters. Buyer agrees that it shall, at its own expense, preserve and keep the records held by it relating to the respective businesses of the Entities that could reasonably be required after the consummation of the transaction contemplated in this Agreement by Seller for a period of five (5) years; provided, however, that upon expiration of such period, as applicable, Buyer shall give written notice to Seller if it or the custodian of such books and records proposes to destroy or dispose of the same. Seller shall have the opportunity for a period of thirty (30) days after receiving such notice to elect to have some or all of such books and records delivered, at Seller's expense and risk, to a location chosen by Seller. In addition, Buyer shall make such records available to Seller as may reasonably be required by Seller in connection with, among other things, any insurance claim, legal proceeding or governmental investigation relating to the respective businesses of Seller and its Affiliates, including the Entities. Seller agrees to maintain the confidentiality of all information provided by Buyer or the Entities hereunder.

          Section 5.9 Public Statements. No public or private release, announcement or regulatory filing concerning the transaction contemplated hereby shall be issued by any of the parties without the prior consent of the other parties (which consent shall not unreasonably withheld), except for such press release, announcement, or regulatory filing as is required by law, court process or stock exchange rule to be made by the party proposing to issue the same, in which case such party shall use its reasonable best efforts to consult in good faith with the other party prior to the issuance of any such press release, announcement or filing.

          Section 5.10 Certain Transactions. Buyer shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to
     (a) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority (other than any authority competent under the Antitrust Law) necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (b) significantly increase the risk of any Governmental


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     Authority (other than any authority competent under the Antitrust Law)
     entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (c) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (d) materially delay or prevent the consummation of the transactions contemplated by this Agreement.

          Section 5.11 Use of Corporate Name; Transitional Use of Seller's Name. As soon as reasonably practicable following the date hereof, but in no event later than sixty (60) days following the date hereof, Buyer shall cause each of the Entities to make any necessary legal filings with the appropriate Governmental Authorities to register the change in their corporate names. Buyer and its Affiliates shall hold harmless and indemnify Seller and any of its Affiliates against all Damages resulting from or arising in connection with the use by Buyer or any of its Affiliates of the "CMS" name as provided in this Section 5.12.

          Section 5.12 Use of Information Technology. Seller will ensure the e-mail forwarding service from the Argentine Employees inboxes to the new inboxes placed at the Buyer's servers for a period of three (3) months from the date hereof. The following services will remain running for at least one (1) month: (a) Internet access; (b) VPN access; (c) incoming and outgoing e-mails to / from the Seller's current e-mail accounts; and (d) blackberry access. Seller will also provide the users id's and passwords for all the installed communication equipments, and upgrade the administration levels of the Argentine servers to the maximum privileges. Should Buyer request an extension for any time period provided herein, such services shall be provided solely at Seller's discretion and at a reasonable cost to be agreed upon by Buyer and Seller.

          Section 5.13 Confidentiality. Buyer will hold, and will cause its Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential documents and information concerning the Seller furnished to Buyer in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than the Seller; provided that Buyer may disclose such information to its Representatives in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of their own similar information.

          Section 5.14 Actions Relating to Entities.

          Seller shall use its reasonable best efforts to cooperate with Buyer after the date hereof, to:


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               (a) comply with all Argentine foreign holding company regulations in respect of Seller's holdings in each of the Entities (including, without limitation, Art. 220 of Resolution 7/05 of the IGJ) and related laws and regulations and provide evidence reasonably satisfactory of such compliance;

               (b) register all past capital increases and decreases of each the Entities with the IGJ, to the extent such capital increases and decreases have not been duly registered;

               (c) fund all necessary reserve amounts (including reserve amounts legally required to be funded) which have not been duly funded in connection with dividends declared by each of the Entities;

               (d) register with the Banco Central de la Republica Argentina, and otherwise comply with all applicable Argentine foreign exchange regulations (including, without limitation, Communication A3602, as amended, of the Argentine Central Bank and Decree 616/05 and its implementing regulations) relating to, the United States Dollars-denominated indebtedness of each of the Entities set forth in
     Section 3.7(b) of the Seller Disclosure Letter; and

               (e) deliver to Buyer all the original counterparts of the United States Dollars-denominated indebtedness of each of the Entities set forth in Section 3.7(b) of the Seller Disclosure Letter.

                                   ARTICLE VI

                           SURVIVAL; INDEMNIFICATION

          Section 6.1 Survival.

               (a) All representations and warranties contained herein shall survive for a period of twelve (12) months following the date hereof except for the representations and warranties of Seller set forth in Sections 3.1,
     3.2 and 3.3, and of Buyer in Sections 4.1 and 4.2, which shall survive indefinitely (such time periods set forth above are referred to herein as the relevant "Indemnity Period"). The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Seller, Buyer or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after the Indemnity Period; provided that if a written notice of claim for indemnification is made during the applicable Indemnity Period in accordance with this Article VI, such claim shall survive until its resolution.

               (b) All covenants and agreements contained herein that by their terms are to be performed in whole or in part, or which prohibit actions,


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     subsequent to the date hereof, shall survive the consummation of the transaction contemplated hereby in accordance with their terms.

          Section 6.2 Indemnification.

               (a) Subject to the limitations set forth in this Article VI, subsequent to the date hereof, Seller shall indemnify, defend, save and hold harmless Buyer and its Affiliates, their respective successors and permitted assigns, and their officers and directors (collectively, the "Buyer Indemnified Parties"), from and against any and all Damages incurred by a Buyer Indemnified Party arising out of, resulting from or incurred in connection with:

               (i) any breach or inaccuracy of any representation or warranty of Seller contained in this Agreement, in each case, when made or deemed made;

               (ii) any breach in any material respect by Seller of any covenant or agreement contained in this Agreement; and

               (iii) the matters set forth on Section 6.2(a)(iii) of the Seller Disclosure Letter.

               (b) Subject to the limitations set forth in this Article VI, subsequent to the date hereof, each Buyer shall indemnify, defend, save and hold harmless Seller and its Affiliates, their respective successors and permitted assigns, and their officers and directors (collectively, the "Seller Indemnified Parties") from and against any and all Damages to the extent incurred by the Seller Indemnified Party arising out of, resulting from or incurred in connection with:

               (i) any breach or inaccuracy of any representation or warranty of such Buyer contained in this Agreement, in each case, when made or deemed made. For the avoidance of doubt, it is expressly understood that each of Lucid and Newco shall be severally, and not jointly, liable for Damages incurred by a Seller Indemnified Party as a result of a breach or inaccuracy of any representation or warranty made by such Person or for the breach of confidentiality obligations governed by Section 5.13 and, as a result, a Seller Indemnified Party shall not be entitled to make a Claim, seek contribution, assert joint and several liability or otherwise seek indemnification against the other Buyer based on such breach or inaccuracy or breach of confidentiality obligations; and

               (ii) any breach in any material respect by Buyer of any covenant or agreement contained in this Agreement.

               (c) Any Person providing indemnification pursuant to the provisions of this Section 6.2 is referred to herein as an "Indemnifying Party," and any Person entitled to be indemnified pursuant to the provisions of this Section 6.2 is referred to herein as an "Indemnified Party."


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               (d) Seller's indemnification obligations shall not apply to any
     Claim for Damages unless and until the aggregate of all such Damages exceeds one percent (1%) of the Purchase Price (the "Threshold Amount"), in which event Seller's indemnity obligations shall apply to all Claims for Damages in excess of the Threshold Amount, subject to a maximum liability to Seller, in the aggregate, of $25,000,000 (the "Cap Amount"); provided, however, that (i) any Claims for Damages for breach of the representations and warranties set forth in Section 3.1, Section 3.2, and Section 3.3, shall not be subject to the Threshold Amount, Cap Amount, or Minimum Claim Amount (as defined below); and (ii) Seller's indemnification obligations contained in Section 6.2(a)(iii) shall not be subject to the Threshold Amount and the Minimum Claim Amount. Damages relating to any single breach or series of related breaches of Seller's representations and warranties shall not constitute Damages, and therefore shall not be applied towards the Threshold Amount or be indemnifiable hereunder, unless such Damages relating to any single breach or series of related breaches exceed $100,000 (the "Minimum Claim Amount").

               (e) Buyer's indemnification obligations contained in Section 6.2(b)(i) shall not apply to any Claim for Damages unless and until the aggregate of all such Damages equals the Threshold Amount, in which event Buyer's indemnification obligation contained in Section 6.2(b)(i) shall apply to all Claims for Damages in excess of the Threshold Amount, subject to a maximum liability to the Buyer, in the aggregate, of the Cap Amount. Damages relating to any single breach or series of related breaches of Buyer's representations and warranties shall not constitute Damages, and therefore shall not be applied towards the Threshold Amount or be indemnifiable hereunder, unless such Damages relating to any single breach or series of related breaches exceed the Minimum Claim Amount.

               (f) The indemnification obligations of each party hereto under this Section 6.2 shall inure to the benefit of the Buyer Indemnified Parties and Seller Indemnified Parties, and such Buyer Indemnified Parties and Seller Indemnified Parties shall be obligated to keep and perform the obligations imposed on an Indemnified Party by this Section 6.2, on the same terms as are applicable to such other party.

               (g) In all cases in which a Person is entitled to be indemnified in accordance with this Agreement, such Indemnified Party shall be under a duty to take all commercially reasonable measures to mitigate all losses.

               (h) All amounts paid by Seller or Buyer, as the case may be, under this Article VI shall be treated as adjustments to the Purchase Price for all Tax purposes.

               (i) Notwithstanding any other provision of this Agreement, in no event shall any Indemnified Party be entitled to indemnification pursuant to this Article VI to the extent any Damages were attributable to such Indemnified Party's own gross negligence or willful misconduct.


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               (j) The remedies provided in this Article VI shall be deemed the sole and exclusive remedies of the parties, from and after the date hereof, with respect to this Agreement and the transactions contemplated hereby.

          Section 6.3 Calculation of Damages.

               (a) The amount of any Damages suffered by any party hereto shall be reduced by (i) any amount that is reserved for sums held in reserve in respect of the indemnifiable event on the balance sheet of the Entities, as applicable, as of December 31, 2006, to the extent such Damages are suffered by a Buyer Indemnified Party, (ii) any amount that an Indemnified Party is entitled to receive with respect thereto under any third party insurance coverage or from any other party alleged to be responsible therefore or (iii) any Tax Benefit realized by an Indemnified Party or its Affiliates. For purposes of this Agreement, "Tax Benefit" shall mean the Tax savings attributable to any deduction, expense, loss, credit or refund to the indemnified party or its Affiliates, when incurred or received; provided, however, that if such benefit is reasonably expected to arise or be utilized after the year in which indemnification occurs pursuant to this Agreement, then it means the present value of such Tax savings (calculated using the one Prime Rate (as published in The Wall Street Journal on the first Business Day of the taxable year in which the indemnification occurs) and a Tax rate equal to the sum of the highest marginal Argentine corporate income Tax rate or rates applicable to ordinary income or capital gain, as the case may be, in effect for the taxable period in issue).

               (b) If an Indemnified Party makes a claim for indemnification under this Article VI, the Indemnified Party shall use its reasonable best efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If an Indemnified Party receives an amount under insurance coverage or from such other party with respect to Damages at any time subsequent to any indemnification provided by Seller or Buyer, as the case may be, pursuant to this Article VI, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by the Indemnifying Party in connection with providing such indemnification up to such amount received by the Indemnified Party, but net of any expenses incurred by the Indemnified Party in collecting such amount. To the extent the Indemnifying Party makes any indemnification payment pursuant to this Article VI in respect of Damages for which an Indemnified Party has a right to recover against a third party (including an insurance company), the Indemnifying Party shall be subrogated to the right of the Indemnified Party to seek and obtain recovery from such third party; provided, however, that if the Indemnifying Party shall be prohibited from such subrogation, the Indemnified Party shall seek recovery from such third party on the Indemnifying Party's behalf and pay any such recovery to the Indemnifying Party net of expenses.

          Section 6.4 Procedures for Third-Party Claims. The obligations of any Indemnifying Party to indemnify any Indemnified Party under this Article VI with respect to Claim for Damages by third parties (including Governmental Entities) (a "Third-Party Claim"), shall be subject to the following terms and conditions:


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               (a) The Indemnified Party shall give the Indemnifying Party written notice of any such Third-Party Claim reasonably promptly after learning of such Third-Party Claim, and the Indemnifying Party may, at its option, undertake the defense thereof by representatives of its own choosing and reasonably acceptable to the Indemnified Party, and shall provide written notice of any such undertaking to the Indemnified Party. Failure to give prompt written notice of a Third-Party Claim hereunder shall not affect the Indemnifying Party's obligations under this Article VI, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give prompt written notice. The Indemnified Party shall, and shall cause its employees and representatives to, cooperate reasonably with the Indemnifying Party in connection with the settlement or defense of such Third-Party Claim and shall provide the Indemnifying Party with all available information and documents concerning such Third-Party Claim. The Indemnifying Party shall provide the Indemnified Party with copies of all non-privileged communications and other information in respect of the Third-Party Claim and, with respect to any Third-Party Claim for Taxes, shall allow Buyer to participate at its own expense in defense of the claim under the reasonable control of the Indemnifying Party. If the Indemnifying Party, within thirty (30) days after written notice of any such Third-Party Claim, fails to assume the defense of such Third-Party Claim, or, after assuming defense, negligently fails to defend and fails to call after reasonable written notice of the same, the Indemnified Party against whom such Third-Party Claim has been made shall (upon further written notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of and for the account and risk, and at the expense, of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third-Party Claim at any time prior to settlement, compromise or final determination thereof upon written notice to the Indemnified Party.

               (b) Anything in this Section 6.4 to the contrary notwithstanding,
     (i) the Indemnified Party shall not settle a Third-Party Claim for which it is indemnified without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) the Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding, or consent to the entry of any judgment for relief other than monetary damages to be borne by the Indemnifying Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed.

          Section 6.5 Procedures for Inter-Party Claims.

          In the event that an Indemnified Party determines that it has a Claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third-Party Claim), the Indemnified Party shall give reasonably prompt written notice thereof to the Indemnifying Party, specifying the amount of such Claim and any relevant facts and circumstances relating thereto, and such notice shall be promptly given even if the nature or extent of the Damages is not then known. The notification shall be subsequently supplemented within a reasonable time as additional information regarding the Claim or the nature or extent of Damages resulting therefrom becomes available to the Indemnified


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     Party. Any failure to give such reasonably prompt notice or supplement thereto or to provide any such facts and circumstances will not waive any rights of the Indemnified Party, except to the extent that the rights of the Indemnifying Party are actually materially prejudiced thereby. The Indemnified Party and the Indemnifying Party shall attempt to negotiate in good faith for a thirty-day (30-day) period regarding the resolution of any disputed Claims for Damages. If for any reason, such dispute cannot be resolved by negotiation, on the request of any party it shall be resolved by arbitration in accordance with Section 7.8 herein. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party, subject to the limitations of the Minimum Claim Amount, Threshold Amount and the Cap Amount, shall pay such Damages to the Indemnified Party by wire transfer of immediately available funds.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          Section 7.1 Interpretation.

               (a) Unless the context of this Agreement otherwise requires, (a) words of any gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively;
     (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article," "Section" and "Exhibit" refer to the specified Article, Section and Exhibit of this Agreement, respectively; and (e) "including," shall mean "including, but not limited to"; and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal). Unless otherwise expressly provided, any agreement, instrument, law or regulation defined or referred to herein means such agreement, instrument, law or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of a law or regulation) by succession of comparable successor law and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

               (b) For purposes of Article III and all covenants and obligations of Seller hereunder including indemnification obligations of Article VI, all representations, warranties, covenants and obligations made by Seller shall be deemed to be jointly and severally made by each Seller entity.

               (c) For purposes of Article V, in the event that Seller shall be obligated to cause, or use its reasonable best efforts to cause, an Affiliate over which it does not have voting control to act or not act, directly or indirectly through the exercise of equity voting rights or contractual and other rights, it shall be obligated to exercise all of its contractual and other rights to cause such action or inaction by such Affiliate.


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          Section 7.2 Disclosure Letters.

          The Seller Disclosure Letter and the Buyer Disclosure Letter are incorporated into this Agreement by reference and made a part hereof.

          Section 7.3 Payments.

          All payments set forth in this Agreement are in United States Dollars. Such payments shall be made by wire transfer of immediately available funds or by such other means as the parties to such payment shall designate.

          Section 7.4 Expenses.

          Except as expressly set forth herein, or as agreed upon in writing by the parties, each party shall bear its own costs, fees and expenses, including the expenses of its representatives, incurred by such party in connection with this Agreement and the transaction contemplated hereby and thereby.

          Section 7.5 Choice of Law.

          THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK APPLICABLE HERETO.

          Section 7.6 Assignment.

          This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that without the prior written consent of the other party, each party shall have the right to assign its rights and obligations under this Agreement to any third party successor to all or substantially all of its entire business.

          Section 7.7 Notices.

          All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, will be deemed to have been duly given only if delivered personally or by facsimile transmission (with confirmation of receipt) or by an internationally-recognized express courier service to the parties at the following addresses or telephone or facsimile numbers and will be deemed effective upon delivery; provided, however, that any communication by facsimile shall be confirmed by an internationally-recognized express courier service.


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               (i)  If to the Seller:

                    CMS Enterprises Company
                    One Energy Plaza
                    Jackson, Michigan 49201
                    Attention: General Counsel
                    Telephone: (517) 788-0550
                    Facsimile: (517) 788-1671

                    With a required copy to:

                    Miller, Canfield, Paddock and Stone, PLC
                    101 North Main Street, 7th Floor
                    Ann Arbor, Michigan 48104
                    Attention: Michael D. VanHemert
                    Telephone: (734) 668-7117
                    Facsimile: (734) 747-7147

               (ii) If to Buyer:

                    (a) Lucid Energy, LLC

                    30078 Schoenherr, Suite 150
                    Warren, Michigan
                    Attention: Rai Bhargava/Manouch Daneshvar
                    Telephone: (586) 445-2300
                    Facsimile: (586) 445-1782

                    With a required copy to:

                    Ufer & Spaniola, P.C.
                    5440 Corporate Drive, Suite 250
                    Troy, Michigan 48098-2648
                    Attention: Gerald Van Wyke, Esquire
                    Telephone: (248) 641-7000
                    Facsimile: (248) 641-5120)

                    (b) New Argentine Generation Company, L.L.C.

                    410 Park Avenue, Suite 510,
                    New York, NY 10022
                    Attention: Authorized Person
                    Telephone: (212) 751-9233
                    Facsimile: (212) 355-3594


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                    With a required copy to:

                    Garrigues
                    410 Park Avenue, Suite 510,
                    New York, NY 10022

                    Attention: Xavier Ruiz
                    Telephone: (212) 751-9233
                    Facsimile: (212) 355-3594

                    Citigroup Financial Products Inc.
                    390 Greenwich Street
                    7th Floor
                    NY, NY 10013

                    Attention: Al Valma
                    Telephone: 212-657-8195
                    Facsimile: 212-657-9042

                    Attention: Michael Triolo
                    Telephone: 212-723-1305
                    Facsimile: 212-723-8036

     or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor.

          Section 7.8 Resolution of Disputes.

          Except for the resolution of disputes that shall be resolved in accordance with the procedures set forth in Sections 5.1 and 6.5 herein, all disputes arising out of or relating to this Agreement or any Related Agreement or the breach, termination or validity thereof or the parties' performance hereunder or thereunder ("Dispute") shall be resolved as provided by this Section 7.8.

               (a) If the Dispute has not been resolved by executive officer negotiation within thirty (30) days of the disputing party's notice requesting negotiation, or if the parties fail to meet within twenty (20) days from delivery of said notice, such Dispute shall be submitted to and finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in New York ("ICC") then in effect (the "Rules"), except as modified herein.

               (b) The arbitration shall be held, and the award shall be rendered, in the English language. There shall be three arbitrators, one of whom shall be nominated by each of Buyer and Seller in accordance with the Rules. The two party appointed arbitrators shall have thirty (30) days from the confirmation of the nomination


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     of the second arbitrator to agree on the nomination of a third arbitrator who shall serve as chair of the arbitral tribunal. On the request of any party, any arbitrator not timely appointed in accordance with this Agreement or the Rules shall be appointed by the ICC.

               (c) The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of a competent court in any jurisdiction in which a party may have assets and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

               (d) The Parties agree that any court action or proceeding to compel or in support of arbitration or for provisional remedies in aid of arbitration, including but not limited to any action to enforce the provisions of this Section 7.8, for temporary injunctive relief to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitral tribunal, shall be brought exclusively in the federal or state courts located in New York, New York (the "New York Courts"). The Parties hereby unconditionally and irrevocably submit to the exclusive jurisdiction of the New York Courts for such purpose, and to the non-exclusive jurisdiction of the New York Courts in any action to enforce any arbitration award rendered hereunder, and waive any right to stay or dismiss any such actions or proceedings brought before the New York Courts on the basis of forum non conveniens or improper venue. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

          Section 7.9 Language.

          The parties confirm that it is their wish that this Agreement and any other documents related hereto or thereto, including notices, schedules and authorizations, have been and shall be drawn up in the English language only.

          Section 7.10 No Right of Setoff.

          Neither party hereto nor any Affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever any amount owed to it hereunder or pursuant to any Related Agreement against any amounts owed hereunder of pursuant to any Related Agreement by such Persons to the other party hereto or any of such other party's Affiliates.

          Section 7.11 Time is of the Essence.

          Time is of the essence in the performance of the provisions of this Agreement.

          Section 7.12 Specific Performance.

          Each party acknowledges and agrees that any breach of any provision of this Agreement would cause irreparable harm to the other party. Each party, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to equitable relief, including injunction and specific performance. Each party agrees that it will not oppose the granting of such relief on the basis that the other party has not suffered irreparable harm or that the other party has an adequate remedy at Law. Each party agrees that it will not seek and agrees to waive any requirement for the securing or posting of a bond in connection with the other party's seeking or obtaining such relief.

          Section 7.13 Currency Matters.

               (a) Each Party's obligations hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars.

               (b) The obligation of any Party to pay in Dollars those amounts specified to be due in Dollars under this Agreement shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgment expressed in) any currency other than Dollars. Additionally, all amounts due under this Agreement shall be payable and paid in the United States.

          Section 7.14 Entire Agreement.

          This Agreement, together with the Seller Disclosure Letter, Buyer Disclosure Letter, Annexes I, II and III, Exhibits hereto, the Confidentiality Agreement, and the closing letter between Seller and Buyer dated the date hereof constitute the entire agreement between the parties hereto with respect to the subject matter herein and supersede all previous agreements, whether written or oral, relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement. In the case of any material conflict between any provision of this Agreement and any other Related Agreement, this Agreement shall take precedence.

          Section 7.15 Binding Nature; Third Party Beneficiaries.

          This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (whether by operation of law or otherwise) and permitted assigns. Except as expressly provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of either party or any of their Affiliates. Except as expressly provided herein, no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any Liability (or otherwise) against either party hereto.

          Section 7.16 Counterparts.

          This Agreement may be executed in two (2) or more counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document. Any counterpart or other signature to this Agreement that is delivered by facsimile or electronic mail shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Agreement.

          Section 7.17 Severability.

          If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          Section 7.18 Headings.

          The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          Section 7.19 Waiver.

          Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          Section 7.20 Amendment.

          This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of each party.

          IN WITNESS WHEREOF, Seller and Buyer, by their duly authorized officers, have executed this Agreement as of the date first written above.

                                        CMS ENTERPRISES COMPANY


                                        By: /s/ Thomas W. Elward
                                            ------------------------------------
                                            Name: Thomas W. Elward
                                            Title: President and Chief Operating
                                                   Officer


                                        CMS GENERATION HOLDINGS COMPANY


                                        By: /s/ Thomas W. Elward
                                            ------------------------------------
                                            Name: Thomas W. Elward
                                            Title: President and Chief Executive
                                                   Officer


                                        CMS INTERNATIONAL VENTURES, L.L.C.


                                        By: /s/ Thomas W. Elward
                                            ------------------------------------
                                            Name: Thomas W. Elward
                                            Title: President

                                        (Collectively, the Seller)


                                        LUCID ENERGY, LLC


                                        By: /s/ Manouch Daneshvar
                                            ------------------------------------
                                            Name: Manouch Daneshvar
                                            Title: President, COO and Secretary


                                        NEW ARGENTINE GENERATION COMPANY, LLC


                                        By: /s/ Rai Bhargava
                                            ------------------------------------
                                            Name: Rai Bhargava
                                            Title: Chairman and Chief Executive
                                                   Officer


                                        NEW ARGENTINE GENERATION COMPANY, LLC


                                        By: /s/ Manouch Daneshvar
                                            ------------------------------------
                                            Name: Manouch Daneshvar
                                            Title: President, Chief Operating
                                                   Officer and Secretary

                                        (Collectively, the Buyer)

                                     ANNEX I

                                 EQUITY INTEREST

DIRECT EQUITY INTEREST

          (i) 312,234,100 quotas of CMS Operating S.R.L. owned by CMS International Ventures, L.L.C.

          (ii) 43,176,438 quotas of CMS Operating S.R.L. owned by CMS Generation Holding Company (12,1483% of the capital)

          (iii) 62,055,630 quotas of CMS Generation S.R.L. owned by CMS International Ventures, L.L.C.

          (iv) 6,895,070 quotas of CMS Generation S.R.L. owned by CMS Generation Holdings Company

          (v) 121,999 shares of CMS Comercializadora de Energia S.A. owned by CMS Enterprises Company

          (vi) 1 share of CMS Comercializadora de Energia S.A. owned by CMS Generation Holdings Company

          (vii) 22,500 shares of CMS Centrales Termicas S.A. owned by CMS Enterprises Company

          (viii) 2,500 shares of CMS Centrales Termicas S.A. owned by CMS Generation Holdings Company

          (ix) 80,060 shares of CMS Ensenada S.A. owned by CMS Generation Holdings Company

 INDIRECT EQUITY INTEREST

          (i)  37,931,940 shares of CMS Ensenada S.A. owned by CMS Operating
               S.R.L.

          (ii) 272,890,208 shares of Cuyana S.A. de Inversiones owned by CMS Operating S.R.L.

          (iii) 8,440,145 shares of Cuyana S.A. de Inversiones owned by CMS Centrales Termicas S.A.

          (iv) 141,946,679 class A shares and 115,772,224 class B shares of Centrales

              Termicas Mendoza S.A. owned by Cuyana S.A. de Inversiones.

          (v) 8,702,400 class C shares of Transportadora de Gas del Mercosur S.A. owned by CMS Operating S.R.L.

ANNEX II

                              ASSUMED INDEBTEDNESS

          (i) Promissory Notes from CMS Ensenada S.A. to CMS Enterprises Company dated (a) January 15, 2004; (b) July 15, 2004; and (c) July 7, 2005 in the amounts of US$825,421, US$2,003,898, and
               US$577,042, respectively plus accrued interests.

          (ii) Promissory Note from Transportadora de Gas del Mercosur S.A. to CMS international Ventures L.L.C. - current balance is US$ 7,807,814.45 as of January 31, 2007.

          (iii) Promissory Note from Transportadora de Gas del Mercosur S.A. to CMS Operating SRL - current balance is US$ 277,011.51 as of January 31, 2007.

          (iv) Promissory Note from CMS Generation Investment Company VI to Cuyana S.A. de Inversiones dated December 21, 2005 - current balance is US$12,484,339 plus accrued interests.

          (v) Intercompany Account Payable to CMS International Ventures, L.L.C. from CMS Operating S.R.L. in the amount of US$ 4,543,034 as of February 28, 2007.

                                    ANNEX III

                           COPY OF THE HIDROINVEST SPA

                               Purchase Agreement
                                     between
                               CMS Generation Co.,
                              CMS Generation S.R.L.
                                       and
                Empresa Nacional de Electricidad SA -ENDESA CHILE
                                    signed on
                                  March 8, 2007

This Purchase Agreement (this "Agreement") is entered into in the City of Buenos Aires on March 9, 2007 by and between:

CMS Generation Co. a corporation organized and existing under the laws of Michigan, United States of America, with its registered office at One Energy Plaza, Jackson, Michigan 49201, United States of America, herein represented by Mr. Bemardo Velar de lrigoyen in his capacity as Attorney-in-fact;

CMS Generation S.R.L. a sociedad de responsabilidad limitade organized and existing under the laws of the Republic of Argentina, with its registered office at Ing. E. Butty 220, 8th floor, City of Buenos Aires, Argentina, herein represented by Mr. Bernardo Velar de Irigoyen in his capacity as Presidente de la Genercia (collectively with CMS Generation Co., the "Sellers" or "CMS"); and

Empresa Nacional de Electricidad S.A. - ENDESA CHILE, a sociedad anonima organized and existing under the laws of the Replubic of Chile, with its registered office at Santa Rosa 76, Santiago, Replublic of Chile, herein represented by Mr. Carlos Manuel Martin Vergara in his capacity as Secretary of the Board of Directors and Attorney-in-fact (the "Buyer" and, together with the Sellers, the "Parties").

                                   WITNESSETH:

A. WHEREAS, CMS Generation Co. owns beneficially and of record 7,405,768 class "B" shares of Hidroelectrica El Chocon S.A. "(HECSA") representing 2.48% of the issued and outstanding voting stock of HECSA (including all political an deconomic rights relating thereto, the "HECSA Shares").

B. WHEREAS, CMS Generation S.R.L. owns beneficially and of record 2,734,110 class "R" shares and 1,733,390 class "L" shares of Hidroinvest S.A. ("Hidroinvest") representing in the aggregate 25% of the issued and outstanding voting stock of Hidroinvest (including all political and economic rights relating thereto, the "Hidroinvest Shares" and, together with HECSA Shares, the "Shares").

C. WHEREAS, Hidroinvest owns beneficially and of record 152,277,866 class "A" shares and 23,866,723 class "B" shares of HECSA representing in the aggregate 59% of the issued and outstanding voting stock of HECSA.

D. WHEREAS, Endesa Argentina S.A., a corporation organized and existing under the laws of the Republice of Argentina, and a subsidiary of Buyer, currently owns beneficially and of record 6,379,590 class "R" shares and 6,116,146 class "L" shares of Hidroinvest and 18,493,689 class "B" shares of HECSA.

E. WHEREAS, CMS Generation Co. is the sole and exclusive holder of that certain promissory note issued by Hidroinvest on September 22, 1995 for a face value of US$18.582.429,32 (as the same may have been subsequently modified, amended or extended, together with all instruments and agreements related thereto the copies of which are attached hereto as Annex E, the "Promissory Note" and, collectively with the Shares, the "Assets").

F. WHEREAS, pursuant to the terms set forth.in Section 2.10. of the Shareholders Agreement (as defined below), Sellers have granted to Buyer, and Buyer has accepted, an offer to buy the Assets.

G. WHEREAS, the Parties declare that, notwithstanding the rights granted to CMS as a minority shareholder as set forth in the by-laws and the Shareholders Agreement (as defined in Article VI herein) , Buyer - through Endesa Argentina S.A. - currently has exclusive economic and legal control over Hidroinvest and HECSA, directly and indirectly, respectively. Therefore, Sellers and Buyer deem that the transfer of the Shares from Sellers to Buyer (the "Stock Transaction") is not subject to the mandatory notice regime established in Article 8, Law No. 25,156, based on the fact that neither the nature nor the content of the Buyers's current control over Hidroinvest and HECSA shall be altered. Moreover, the Parties highlight that, as Buyer currently owns almost 70% of the capital stock and votes of Hidroinvest, the Stock Transaction should be regarded as exempted from the prior authorization procedure set forth in the abovementioned regulation, according to Article 10, item (a), Law No. 25,156.

H. WHEREAS, notwithstanding the above, and without prejudice to the execution and closing of the Stock Transaction as provided herein below, Buyer deems reasonable and advisable to seek a confirmation from the Secretary of Domestic Commerce or the competent authority pursuant to the applicable laws (the "Competent Authority") of the validity of the criteria stated in Recital G above, through the advisory opinion (opinion consu/tiva) procedure established in Decree No. 89/2001 and the Annex to Resolution No. 26/2006 of the Technical Coordination Secretary (the "Request").

I. WHEREAS, the Sellers acknowledge and agree to the filing of the Request to be performed by the Buyer, as set forth in this Agreement.

J. WHEREAS, subject to the terms and conditions hereof, the Sellers desire to sell the Assets to the Buyer and the Buyer desires to purchase the Assets from the Sellers.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the Parties hereto agree as follows:

I. SALE AND PURCHASE OF THE ASSETS. PURCHASE PRICE

1.1. Purchase and Sale of the Assets. Simultaneously with the payment of the Purchase Price (as defined below) in accordance with this Article I the Sellers shall sell, assign and transfer all of the Assets to the Buyer, and the Buyer shall accept such sale, assignment and transfer in consideration for the Purchase Price.

1.2. Purchase Price. The purchase price of the Assets is Fifty Million United States Dollars (US $50,000,000) (the "Purchase Price").

1.3. Allocation of the Purchase Price. The Purchase Price shall be paid by Buyer on the date hereof in immediately available funds by wire transfers to the account of each Seller in the following proportions:

     1.3.1. Six Million, Nine Hundred Thousand, United States Dollars (US $6,900,000) to the following account:

     CMS Generation Company
     One Energy Plaza
     Jackson, Michigan 49201

     Tax ID No. 38-2698677

     Bank: Wachovia Bank, NA
     Location: Charlotte, NC
     SWIFT: PNBP US 33
     ABA #: 053 000 219
     Acct Name: CMS Enterprises Company
     Acct #: 2000028332279

     in consideration for the HECSA Shares;

     1.3.2. Twenty Six Million, Nine Hundred Thousand United States Dollars (US $26,900,000) to the following account:

     CMS Generation SRL
     Avda. E. Madero 900 8[degree sign] Piso
     Buenos Aires, Argentina

     Tax ID No. 98-0391308

     Acct Name: CMS Operating S.R.L.
     Bank: Citibank, N.A.
     Location: New York, NY
     ABA: 021000089
     A/C: 3683-3063
     SWIFT: CITIUS33

     in consideration for the Hidroinvest Shares; and

     1.3.3. Sixteen Million, Two Hundred Thousand United States Dollars (US $16,200,000) to the account indicated in 1.3.1 above, in consideration for the Promissory Note.

II. DELIVERIES BY THE SELLERS

Upon payment of the Purchase Price, CMS shall proceed as follows:

2.1. Sellers shall notify the transfer of the Shares to Hidroinvest and HECSA, as the case may be, substantially in the form attached hereto as Exhibit 2.1, pursuant to the terms of Artide 215 of the Argentine Companies Law. Sellers shall deliver to Buyer a copy of such notice.

2.2. Sellers shall deliyerto Hidroinvest and HECSA, with copy to the Buyer, the written resignations of all of the directors and syndics of Hidroinvest and HECSA appointed by CMS, substantially in the form attached hereto as Exhibit 2.2.

2.3. CMS Generation Co. shall deliver to the Buyer the Promissory Note duly endorsed in favor of the Buyer. Simultaneously with such endorsement, CMS Generation Co. shall notify Hidroinvest of the assignment of the credit under the Promissory Note in favor of the Buyer. A notary public shall certify the authenticity of the endorsing signature and the corresponding capacity of the signing officer.

III. FILING OF THE REQUEST

3.1. The Buyer shall file, within three (3) days as of the date hereof, the Request with the Competent Authority.

3.2. The Sellers acknowledge and agree to the filing of the Request pursuant to the terms attached hereto as Exhibit 3.2. As required by the applicable regulations, the Request will be signed both by Sellers and Buyer.

3.3. In the event the Competent Authority issues a Resolution instructing the Parties to make a formal filing under the terms of Article 8 of Law 25.156, Sellers shall timely perform or cause to be performed all acts which are necessary under the relevant laws and regulations, as required by the Competent Authority, in order to fully cooperate with Buyer in obtaining a favorable ruling. Counsel for Buyer shall lead the filing process with the permanent cooperation of counsel for the Sellers. Sellers and their counsel shall equally cooperate with Buyer and its counsel in the event that the Competent Authority requested any kind of information or documents atter the filing of the Request and prior to issuing its advisory opinion (opini6n consultiva).

IV. REPRESENTATIONS BY THE SELLERS

4.1. Representations by CMS Generation Co. CMS Generation Co. represents and warrants to the Buyer that (i) it has good, valid, marketable and exdusive title to the HECSA Shares; (ii) it has the right and legal power and authority to sell the HECSA Shares to Buyer and to enter into and/or perform its obligations under this Agreement (and all commitments contemplated hereunder); (iii) the HECSA Shares are validly issued, fully paid and non-assessable; and (iv) none of the HECSA Shares has been issued in violation of any transfer restrictions.

4.2. Representations by CMS Generation S.R.L CMS Generation S.R.L represents and warrants to the Buyer that (i) it has good, valid, marketable and exclusive title to the Hidroinvest Shares; (ii) it has the right and legal power and authority to sell the Hidroinvest Shares to Buyer and to enter into and/or perform its obligations under this Agreement (and all commitments contemplated hereunder); (iii) the Hidroinvest Shares are validly issued, fully paid and non-assessable; and (IV) none of the Hidroinvest Shares has been issued in violation of any transfer restrictions.

4.3. Representations by CMS Generation Co. CMS Generation Co. represents and warrants to the Buyer as of the date hereof that (i) it is the sole and exclusive' holder of the Promissory Note; and it has the right and legal power and authority to assign and transfer the Promissory Note to Buyer and to enter into and/or perform its obligations under this Agreement (and all commitments contemplated hereunder), without need of any authorization from third parties.

4.4. Additional Representations by the Sellers. In addition to the limited representations made by the Sellers in this Article IV, Sellers do not make any representation nor grant any express or tacit warranty in connection with the Assets, HECSA, or Hidroinvest. Buyer expressly releases the Sellers and the directors and syndics of HECSA and Hidroinvest appointed by the Sellers for any damage that Buyer and/or HECSA and/or Hidroinvest may suffer as a consequence of the existence of any liability, hidden or not, of HECSA and/or Hidroinvest and/or with regard to the financial statements of the HECSA and/or Hidroinvest and waives any claim against the Sellers and the directors and syndics of HECSA and/or Hidroinvest appointed by the Sellers in connection with the participation of the Sellers in the management of HECSA and/or Hidroinvest.

V. REPRESENTATIONS BY THE BUYER

Buyer represents and warrants to the Sellers that it has full right and legal power and authority to purchase the Assets from each of the Sellers and enter into and/or perform its obligations under this Agreement and all commitments contemplated hereunder.

VI. ADDITIONAL COVENANT BY THE BUYER

6.1. Darwin Tag Along Right. Buyer acknowledges, understands and agrees that pursuant to that certain Addendum No. IV to the Contrato para la Participacion en la Licitacion de Hidroelectricas Alicura S.A., El Chocon S.A., Cerros Colorados S.A. y Piedra de Aguila S.A. entered into by and between Hidroelectricidad S.A., Energia Hidraulica S.A., CMS Generation S.A., Sawgrass Limited, Latin American Capital Partners Limited, C.I. Global Fund, C.I. Emerging Markets Fund, The South America Fund IV and Darwin Holdings, Inc. on December 5, 1994 (the "Shareholders Agreement"), as a consequence of this Agreement Darwin Holdings, Inc. shall have the tag along right to sell the whole or part of its shares in Hidroinvest to the Buyer (the "Darwin Shares").

6.2. Covenant by Buyer. Buyer expressly covenants and agrees to purchase the whole or a part of the Darwin Shares upon requirement of Darwin Holdings, Inc., in accordance with the terms and conditions of the Shareholders Agreement.

VII. MISCELLANEOUS

7.1. Partial Invalidity. If, at any time, any provision of this Agreement is or becomes illegal, invalide or unenforceable in any respect under any law of any jurisdiction, neither the legality, validty or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.2. Assignment. This Agreement shall not be assigned in whole or in part without the prior written consent of the other Parties.

7.3. Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter contained herein and supersedes all prior agreements, representations and understandings of the Parties, whether written or oral.

7.4. Interpretation. Buyers and Sellers have each had this Agreement reviewed by experienced and qualified counsel and the opportunity to negotiate fully all of the provisions of this Agreement.

7.5. Amendment and Waiver. No supplement to, or modification, or amendment of, this Agreement shall be binding unless it is in writing and executed by all of the Parties. No waiver shall be binding unless executed in writing by the Party against whom the waiver is to be effective. No waiver or any of the provisions of this Agreement shall be demed, or shall constitute a continuing waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.6. Notices. All notices, requests, demands, waivers and other communications required to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (i) the date of service if served personally on the party to whom notice is to be given; (ii) the date sent if given by confirmed facsimilie transmission addressed to the party to whom notice is to be given and a confirming copy is mailed to the party to whom notice is to be given by first class mail; (iii) the day after sending if sent to the party to whom notice is to be given by private courier for next day delivery; or (ii) the third day after mailing if mailed to the party to whom notice is to be given by certified mail, return receipt requested, and property addressed as follows:

          If to the Sellers:
             CMS Energy
             Ingeniero Butty 220 8degrees Piso
             (C1106ACU) -City of Buenos Aires, Argentina
             Attention: Silvina Indart
             Telephone: +(54 11) 4316 0860
             Facsimile: + (54 11) 4316 0818

          With a ..copy to:

             CMS Enterprises Company
             One Energy Plaza
             Jackson, Michigan 49201
             Attention: Sharon A. Mcllnay
             Telephone: + (1 517) 788 0550
             Facsimile: + (1 517) 788 1671

          If to the Buyer:

             Empresa Nacional de Electricidad S.A.
             Santa Rosa 76, Santiago
             Republic of Chile
             Attention: Rafael Mateo Alcala
             Telephone: + (562) 630.9157
             Facsimile: + (562) 378.4780

VIII. APPLICABLE LAW. DISPUTE RESOLUTION

8.1. This Agreement shall be interpreted and performed in accordance with the laws of the Republic of Argentina.

8.2. The Parties shall make their best efforts to amicably settle any controversy, dispute or claim arising between them with respect to or relating to the execution of this Agreement, or the breach, termination or validity thereof (the "Dispute'). If, notwithstanding the foregoing, any Party considers that such dispute cannot be amicably settled through negotiations, it may notify in writing the other Parties its intention to settle the Dispute as provided herein (a "Notice of Dispute"). The Dispute shall be finally settled under the Rules of Arbitration of the ICC. There shall be three (3) arbitrators, one appointed by the Sellers, one appointed by Buyers and the third appointed by the ICC unless the Parties mutually agree to appoint such third arbitrator before it is appointed by the ICC. The Dispute shall be finally settled solely and exclusively by the aforesaid arbitration proceeding. The arbitration shall take place in Geneva and shall be conducted in English.

IN WITNESS WHEREOF, the Parties have duly executed three (3) counterparts. each of which shall be deemed an original but all of which shall constitute one and the same instrument, as of the place and date first above written.

CMS GENERATION CO.


By: /s/ Bernardo Velar de Irigoyen
Name: Bernardo Velar de Irigoyen
Title: Attorney-in-fact


CMS GENERATION S.R.I.


By: /s/ Bernardo Velar de Irigoyen
Name: Bernardo Velar de Irigoyen
Title: Attorney-in-fact


EMPRESA NACIONAL DE ELECTRICIDAD SA


By: /s/ Carlos Manuel Martin Vergara
Name: Carlos Manuel Martin Vergara
Title: Secretary of the Board and
       Attorney-in-fact

ANNEX E

                                 PROMISSORY NOTE

No.3
U.S.$18,582,429.32                                      Date: September 22, 1995

     FOR VALUE RECEIVED, the undersigned, HlDROINVEST S.A., an Argentine corporation ("sociedad anonima") having its legal domicile at Suipacha No. 268, Floor 12, (1355) Buenos Alres, Republic of Argentina, (the "Borrower"), hereby promises to pay to the order of CMS GENERATION CO., having its pnncipal domicile at Fair1ane Plaza South, 330 Town Center Drive, Suite 1000, Dearborn, Michigan, United States of America 48126 (the "Lender") the principal sum of U.S.$18,582,429.32 (Eighteen million, five hundred eighty-two thousand, four hundred twenty-nine with 32/100 United States dollars). Such payment shall be made on September 22, 1996. Use of the proceeds from this payment will be utilized to payoff the amount owed under Promissory Note No. 1, dated as of January 20, 1994, which had a maturity date on October 31, 1995.

     The unpaid principal hereof shall bear interest from the dale hereof until payment in full at the rate por annum resulting from adding two hundred (200) basis points (2 %) to the rate at which United States dollar deposits of one hundred and eighty (180) days and for amounts approximately equal to the unpaid principal amount hereof are offered in the London interbank eurodollar market ("LIBOR") three (3) days prior to the date hereof as reported by Reuters, provided, however, that if the resulting interest rate includes fractions not divisible into eighths the said interest rate shall be rounded upward to the nearest one-eight of one percent (1/8 of 1 %). Interest shall be paid together with principal on September 22, 1996.

     The Borrower shall make each payment under this Promissory Note in immediately available funds not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America (in freely transferable United States dollars) to the Lender or subsequent holder hereof at a bank located in the City of New York, State of New York or elsewhere in the United States of America, as the Lender or subsequent holder hereof shall designate by written notice to the Borrower or at a bank located elsewhere in the United States of America as the Lender or subsequent holder hereof shall designate by written notice to the Borrower.

     Computations of Interest shall be made on the basis of a year of three hundred and sixty (360) days and for the actual number of days elapsed hereunder (including the first day and excluding the last day).

     If any amount shall become payable hereunder on a day which is not a day on which banks are open for business in the City of London, the City of New York and the City of Buenos Aires (any such day being herein called a "Business Day"), such payment shall be made on the next succeeding Business Day unless such Business Day shall fall in the next succeeding calendar month, in which case, such payment shall be made on the next preceding Business Day and without prejudice to the due date of any future payments.

     It is an essential condition of this Promissory Note that all payments hereunder be made in United States dollars ('Dollars'). To the extend that, at the time Borrower is required to make any payments hereunder, the Borrower is unable (1) to purchase Dollars with Argentine currency or to transfer the Dollars so purchased in order to make such payments as required hereunder by reason of the introduction of currency exchange restrictions in the Republic of Argentina affecting the availability, convertibility or transferability of foreign exchange to or by Argentine residents or (ii) to apply funds in freely convertible non-Argentine currencies held by the Borrower outside the Republic of Argentina, the Lender or subsequent holder hereof may, in its sole discretion and pursuant to written notice to the Borrower, require the Borrower either (A) to procure Dollars with "Bonos Externos de la Republica Argentina" ("External Bonds') in an amount such that the Lender or subsequent holder of this Promissory Note receives the full and complete amount of such payment in Dollars on the date and in the manner herein provided or (B) on the date of such payment, to deliver to the Lender or subsquent holder hereof, at the place designated for payment at the opening of business, (x) External Bonds of the series then most traded in the Buenos Aires Stock Exchange ("Bolsa de Comercio de Buenos Aires") in an amount such that, in the sole judgement of the Lender or subsequent holder hereof, when sold in the New York market for Dollars (in the spot market on such date), would produce, net of any commissions, taxes or costs of any nature, the Dollar amount required to be paid on such date as stated in this Promissory Note and (y) written instructions to dispose of such External Bonds on such date in the name and on behalf of the Borrower and apply the proceeds thereof to such payment hereunder, provided, however, that such Instructions shall fully discharge, indemnify, defend and hold harmless the Lender or subsequent holder hereof with respect to any liability whatsoever to the Borrower it might otherwise incur in connection with the performance of such instructions and, provided, further, that if as a result of such sale the net amount received by the Lender or subsequent holder hereof is less than the Dollar amount due hereunder, the obligation of the Borrower to make payment hereunder shall not be extinguished to the extent of such difference and, upon the demand of the Lender or subsequent holder hereof, the Borrower shall immediately deliver to the Lender or subsequent holder hereof such additional External Bonds as the Lender or subsequent holder hereof may deem necessary to compensate for such difference in the same series and under the same conditions as the previous delivery. In either case, the Borrower shall pay for its own account, and indemnify, defend and hold the Lender or subsequent holder hereof harmless from any claim or liability which it may incur by reason or any Argentine or foreign transfer, stamp, documentary or any other tax, commission or other cost of any nature incurred in connection with any such payment or delivery.

     If as a result of any legal rule or of any resolution of any authority the Lender or subsequent holder hereof determines that the cost to it of making or maintaining the loan instrumented herein is increased or any amount received or receivable by the Lender or subsequent holder hereof under this Promissory Note is reduced, then the Borrower will immediately pay to the Lender or subsequent holder hereof any additional amount(s) that the Lender or subsequent holder hereof determines will compensate it for the effect of such increased cost, or reduction in amount, plus lost profits.

     If the Borrower defaults in the payment of the principal, interest thereon or any other sums payable pursuant hereto, whether of fees, expenses or otherwise, the interest on such defaulted amounts (to the extent permitted by law) up to the day of actual payment (after as well as before judgment) shall accrue at a rate per annum resulting form adding four hundred (400) basis points (4%) to LlBOR. Such rate shall accrue on a day-to-day basis and be payable by the Borrower on the demand of the Lender or subsequent holder hereof.

     If any of the following events ("Events of Default") shall occur and be continuing: (i) the Borrower shall fail to pay the principal amount hereof or interest thereon on or any sum due hereunder when the same becomes due and payable; (ii) the Borrower shall fail to pay (A) any debt for borrowed money in excess of five million Dollars (U.S.$5,000,000.00) whether at scheduled maturity by acceleration or otherwise or (B) any of its other indebtedness when due (whether at scheduled maturity, by acceleration or otherwise) in connection with accumulative amounts equal to or in excess of five million Dollars (U.S.$5,000,000.00), if the effect of said failure is to accelerate, or to permit the acceleration (after the giving of notice or passage of time or both) of, the maturity of such indebtedness, or such indebtedness shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof; (iii) the Borrower shall fail to perform or observe any other provision of this Promissory Note; or (iv) the Borrower (1) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (2) shall make any assignment for the benefit of creditors, or petition or apply to any tributal for the appointment of a custodian, receiver or trustee for it or substantial part of its assets; or (3) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (4) shall have had any such petition or application filed or any such proceeding shall have been commenced against it, in which adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of thirty (30) days or more after notice thereof has been given to the Borrower; or (5) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief for the appointment of a custodian, receiver or trustee for all or any substantial part of its property, or (6) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; then, (y) in the case of an Event of Default other than the ones referred to in clause (iv) above the Lender or subsequent holder hereof may, by notice to the Borrower, declare the outstanding principal under this Promissory Note, and all interest accruing thereon and all other amounts payable hereunder to be forthwith due and payable whereupon all such principal, interest and other amounts shall become and be forwith due and payabfe, without presentment, demand protest or further notice of any kind, all of which are hereby waived by the Borrower; and (z) in the case of an Event of Default referred to in clause (iv) above, the principal outstanding under this Promissory Note and all interest accruing thereon and all other amounts payable hereunder shall automatically be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     Section 1. Taxes. (a) Any and all payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the overall net income of the Lender or subsequent holder hereof (all such non-exduded taxes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to make any such deduction from any payment hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deduction under this Section 1, the Lender or subsequent holder hereof receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions. and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present of future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, registration of, performance or enforcement or otherwise with respect to this Promissory Note (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify the Lender or subsequent holder hereof for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts, payable under this
Section 1 paid by the Lender or subsequent holder hereof or any liability (including penalties, adjustments for inflation, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty
(30) days from the date the Lender or subsequent holder hereof makes written demand therefor.

     (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Lender or subsequent holder hereof the original or certified copy of a receipt evidencing payment thereof. If no Taxes or Other Taxes are payable in respect of any payment, the Borrower will furnish to the Lender or subsequent holder hereof a certificate from each appropriate authority, or an opinon of counsel acceptable to the Lender or suosequent holder hereof, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes.

     (e) Without prejudice to the survival or any other agreement of the Borrower hereunder the agreements and obligations of the Borrower contained in subsections (a) through (d) above (and any compensation for increased costs or reductions of amounts receivable by the Lender or subsequent holder hereof as provided herein above) shall survive the payment in full of principal and interest hereunder.

     Section 2. Consent to jurisdiction. Waiver of Immunities. (a) The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal Court sitting in New York City over any action or preceeding arising out of or relating to this Promissory Note.

     (b) Nothing in this Section 2 shall affect the right of the Lender or subsequent holder hereof to bring any action or proceeding against the Borrower or its propertv in the courts of any other jurisdictions, including, without limitation, the Courts sitting in the City of Buenos Aires, Argentina .

     (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, attachment prior to judgment, execution or otherwise) with respect to itself or its properties, assets or revenues, the Borrower hereby irrevocably waives such immunity in respect of its obligations aring out of or relating to this Promissory Note.

     Section 3. Process Agent. The Borrower hereby designates and appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on its.behalf and on behalf of its property, service of any and all process which may be served in any suit, action, or proceeding any New York State or Federal court sitting in New York City pursuant to Section 2 (a) hereof. Said designation and appointment shall be irrevocable until all principal of and interest on this Promissory Note and all other sums payable hereunder have been paid in full in accordance with the terms hereof. The-Borrower convenants and agrees that it shall take any and all action including, without limitation, the filing of any and all documents, that maybe necessary to continue the foregoing designation and appointment in full force and effect and to cause such agent to continue to act as agent. If the Process Agent shall cease to so act, the Borrower covenants and agrees that it shall irrevocably designate and appoint without delay another such agent satisfactory to the Lender or subsequent holder hereof and shall promptly deliver evidence in writing of such other agent's acceptance of such appointment which shall, if necessary, include a waiver by such agent of any immunity, sovereign or otherwise, which it may have with respect to any service of process.

     Section 4. Costs and Expenses. The Borrower agrees to pay on demand all losses, costs and expenses, if any, in connection with the performance and/or enforcement of this Promissory Note, including, without limitation, legal costs and expenses evidenced to have been sustained by the Lender or subsequent holder hereof as a result of a default hereunder.

     Section 5. Waiver of Presentment. The Borrower hereby waives diligence, presentment, notice of dishonor, demand, protest and notice of any kind whatsoever.

     Section 6. No Waiver of Rights. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, not shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

     Section 7. Amendment, Change, Modification, or Waiver. No amendment, change, modification, or waiver to this Promissory Note shall be valid unless executed in writing by an officer of CMS Generation Co. In the event the amendment, change, modification, or waiver involves an extension of the period by which the interest together with the principal must be paid, this extension can be for no more than 364 days at one time. Such an extension must be executed on the form attached hereto as Schedule 1.

     Section 8. Governing Law. This Note shall be governed by, and construed in accordance with the internal laws of the State of New York, United States of America.

     This Promissory Note has not been registered under the Securities Act of 1993, as amended (the "Securities Act") or any securities laws of the States of the United States and unless so registered, may not be offered or sold except pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed by its duly authorized representative as of the day and year first above written.

                                        HIDROINVEST SA


                                        By: /s/ Francisco A. Mezzadri
                                        Name: Francisco A. Mezzadri
                                        Title: Vice President

                                     ALLONGE

     THIS ENDORSENIENT IS TO BE ATTACHED TO AND MADE A PART OF THAT CERTAIN

          Promissory Note No. 3, (the "Note") dated September 22, 1995, made by Hidroinvest S.A., to CMS Generation Co, the original payee, in the original principal amount of U.S. $18,582,429.32 Such Note is hereby transferred pursuant to the following endorsement, without recourse or warranty, with the same force and effect as if such endorsement were set forth at the end of such Note:


PAY TO THE ORDER OF:

__________________________

__________________________


By: /s/ AM Wright
Name: Alan M. Wright
Title: Executive Vice President,
       Chief Financial Officer &
       Chief Administrative Officer

     This Allonge shall be attached to the Note described above and is hereby made a part WHEREOF.

                                   SCHEDULE 1

Amendment to Promissory Note No 3. dated September 22, 1995, issued by Hidroinvest S.A. in favor of CMS Generation Co.

Gentlemen:

Pursuant to the terms and conditions of the above-referenced Promissory Note (the "Note"), I, (name) in my capacity as (title), of CMS Generation Co. hereby authorize the extension of the date upon which the unpaid principal and interest must be paid to (new date).

All 0ther terms and conditions of the Note remain unchanged, unless authorized in written.


Signed:                                    Date:
        --------------------------------         ---------------
                     (Name)

Amendment No.1 to Promissory Note No.3, dated September 22, 1995, issued by Hidroinvest S.A. in favor of CMS Generation Co.

Gentlemen:

Pursuant to the terms and conditions of the above-referenced Promissory Note (the "Note"), I, Nicholas A. Vlisides, in my capacity as Assistant Treasurer of CMS Generation Co. hereby authorize the extension of the date upon which the unpaid principal and interest must be paid to September 22, 1997.

All other terms and conditions of the Note remain unchanged, unless authorized in writing.


Signed: /s/ N A Vlisides                   Date: September 20, 1996
        Nicholas A. Vlisides

                                   SCHEDULE 1

Amendment to Promissory Note No.3, dated September 22, 1995, issued by Hidroinvest S.A. in favor of CMS Generation Co.

Gentlemen:

Pursuant to the terms and conditions of the above-referenced Promissory Note (the "Note"), Laura L. Mountcastle, in my capacity as Vice President and Treasurer of CMS Generation Co. hereby authorize the extension of the date upon which the unpaid principal and interest must be paid to September 22, 2003.

All other terms and conditions of the Note remain unchanged, unless authorized in writing.

Signed: /s/ Laura L Mountcastle            Date: 10/28/02
        Laura L. Mountcastle
        Vice President and Treasurer

                                                Buenos Aires, 8 de marzo de 2007
Senor
Presidente de
Hidroinvest SA
Presente

De nuestra consideracian:

                            TRANSFERENCIA DE ACCIONES

               Tenemos el agrado de dirigimos a ustedes, a fin de comunicarles que en el dia de la fecha CMS Generation S.RL. transfiria des millones setecientos treinta y cuatro mil ciento diez (2.734.110) acciones clase "R" y un millan setecientos treinta y tres mil trescientos noventa (1.733.390) acciones clase "L" emitidas p~r Hidroinvest SA a favor de Empresa Nacional de Electricidad SA -ENDESA CHILE, una sociedad constituida de acuerdo a las leyes de la Republica de Chile, domiciliada en Santa Rosa 76, Santiago, Republica de Chile.

               En consecuencia, solicitamos de confonnidad con el articulo 215 de la ley N" 19.550, registrar la lransferencia de las mencionadas acciones clase "R" y "L" en ellibro de registro de acciones de Hidroinvest SA a favor de Empresa Nacional de Electricidad SA -ENDESA CHILE.

              Sin otro particular, saludamos a ustedes atentamente.


                                        /s/ CMS Generation S.R.L.
                                        CMS Generation S.R.L.

                                                 Buenos Aires, 8de marzo de 2007
Senor
Presidente de
Hidroelectrica EI Chocon SA
Presente

De nuestra consideracion:

                            TRANSFERENCIA DE ACCIONES

               Tenemos el agrado de dirigimos a ustedes, a fin de comunicarlesque en el dia de la fecha CMS Generation Co. transfirio siete millones cuatrocientos cinco mil setecientos sesenta yocho (7.405.768) acciones clase "S" emitidas por Hidroelectrica EI ChocOn S.A. a favor de Empresa Nacional de ElectriCidad SA -ENDESA CHILE, una sociedad constituida de acuerdo a las leyes de la Republica de Chile, domiciliada en Santa Rosa 76, Santiago, Republica de Chile.

               En consecuencia, solicitamos de conformidad con el articulo 215 de la ley N" 19.550, registrar la transferencia de las mencionadas acciones clase UB" en ellibro de registro de acciones de Hidroelectrica EI Chocon SA a favor de Empresa Nacional de Electricidad SA -ENDESA CHILE.

             Sin otro particular, saludamos a ustedes atentamente .


                                        /s/ CMS Generation Co.
                                        CMS Generation Co.

                                   EXHIBIT 2.2

                                                              8 de Marzo de 2007
Presidente del directorio de
Hidroinvest S.A
Sr. Rafael Mateo Alcala
Avda. Espana 3301
(1107) Ciudad de Eluenos Aires

De mi consideracion,

                    PRESENTA RENUNCIA

               Comunico a usted mi renuncia indedinable al cargo de Sindico Titular del directorio de Hidroinvest S.A. a partir de hoy.

               Atentamente,


                                        /s/ Silvina Indart
                                        Silvina Indart
                                        Sindico Titular

                                                              8 de Marzo de 2007

Presidente del directorio de
Hidroinvest S.A
Sr. Rafael Mateo Alcala
Avda. Espana 3301
(1107) Ciudad de Buenos Aires

De mi consideracion.

                    PRESENTA RENUNCIA

               Comunico a usted mi renuncia indeclinable al cargo de Director Suplente del directorio de Hidroinvest S.A. a partir de hoy.

               Alentamente.

                                        /s/ Hector S. Falzone
                                        Hector S. Falzone
                                        Director Suplente

                                                              8 de Marzo de 2007

Presidente del diredorio de
Hidroinvest S.A.
Sr. Rafael Mateo Alcala
Avda. Espana 3301
(1107) Ciudad de Buenos Aires

De mi consideracion,

                    PRESENTA RENUNCIA

               Comunico a usted mi renuncia indeclinable al cargo de Director Titular del directorio de Hidroinvest S.A. a partir de hoy.

               Atentamente,

                                        /s/ Carlos Priocipi
                                        Carlos Priocipi
                                        Director Titular

                                                              8 de Marzo de 2007

Presidente del directorio de
Hidroinvest S.A.
Sr. Rafael Mateo Alcala
Avda. Espana 3301
(1107) Ciudad de Buenos Aires

De mi consideracion,

                    PRESENTA RENUNCIA

               Comunico a usted mi renuncia indeclinable al cargo de Vice Presidente del directorio de Hidroinvest S.A a partir de hoy.

               Atentamente,

                                        /s/ Bernardo Velande Ingoyen
                                        Bernardo Velande Ingoyen
                                        Vice Presidente

                                                              8 de Marzo de 2007

Presidente del directorio de
Hidroelectrica EI Chocon SA
Sr. Rafael Mateo Alcala
Avda. Espana 3301
(1107) Ciudad de Buenos Aires

De mi consideracion,

                    PRESENT A RENUNCIA

               Comunico a usted mi renunda indeclinable al cargo de Sindico Titular del directorio de Hidroelectrica EI Chacon SA a partir de hoy.

               Atentamente,

                                        /s/ Silvina Indart
                                        Silvina Indart
                                        Sindico Titular

                                                              8 de Marzo de 2007

Presidente del directorio de
Hidroelectrica El Chocon S.A.
Sr. Rafael Mateo Alcala
Avda. Espana 3301
(1107) Ciudad de Buenos Aires

De mi consideracion,

                    PRESENTA RENUNCIA

               Comunico a usted eclinable al cargo de Director Suplente del directorio de Hidroelectrica S.A. a partir de hoy.

               Atentamente,

                                        /s/ Carlos Principi
                                        Carlos Principi
                                        Director Suplente

                                                              8 de Marzo de 2007

Presidente del directorio de
Hidroelectrica EI Chocon S.A
Sr. Rafael Mateo Alcala
Avda. Espana 3301
(1107) Ciudad de Buenos Aires

De mi consideracion,

                    PRESENTA RENUNCIA

               Comunico a usted mi renuncia indeclinable al cargo de Vice Presidente del directorio de Hidroelectrica El Chocon SA. a partir de hoy.

               Atentamente,

                                        /s/ Bernardo Velarde Ingoyen
                                        Bernardo Velarde Ingoyen
                                        Vice Presidente

                                   EXHIBIT 3.2

                                   EXHIBIT 2.1

SOLICITA OPINION CONSULTIVA

                                                Buenos Aires, 9 de marzo de 2007

Senor
Presidente de la
Comision Nacional de Defensa de la Competencia
Secretaria de Comercio Interior
Dr. Jose Sbatella
Av. Julio A. Roca 651, Piso 4, Sector 16
Ciudad Autonoma de Buenos Aires
S _____________ / D ______________

De nuestra consideracion:

Marcela !nes Anchava y Bernardo A. lriberri, en representacion de EMPRESA NACIONAL DE ELECTRICIDAP S.A.. (en adelante "Endesa Chile") con domicilio en Santa Rosa 76, Santiago, Republica de Chile, constituyendo domicilio especial a los fines de esta presentacion en las oficinas del Estudio Cardenas, Di Cio, Romero, Tarsitano & Lucero sitas en Reconquista 360, piso 6degrees, Ciudad de Buenos Aires, y Bernardo Velar de Irigoyen, en su caracter de Presidente de la Gerencia de CMS Generation S.R.L. y de apoderado de CMS Generation Co. (ambas designadas conjuntamente como "CMS"), con domicilios en Ingeniero Butty 220 Piso 8degrees, Buenos Aires y One Energy Plaza, Jackson, Michigan, Estados U nidos de America respectivamente, constituyendo dornicilio especial a los fines de esta presentacion en Ingeniero Butty 220 Piso 8degrees, Buenos Aires, se presentan y dicen:

               I. Personeria

Que se adjunta como Anexo I el poder especial otorgado por Endesa Chile y, como Anexo 2, copia del acta de designacion del representante legal de CMS Generation SRL (Presidente de la Gerencia) y del poder otorgado por CMS Generation Co., a favor de los suscriptos, con facultades suficientes para esta presentacion.

               II. Objecto

               Que por la representacion invocada venimos a solicitar a esa Comision Nacional de Defensa de la Competencia (la "Comision") una opinion consultiva en los Mrminos del Articulo 8 del Decreto 89/2001 reglamentario de la Ley 25. 156 (texto seglin Decreto PEN 39612001) (la "Ley de Defensa de la Competencia',) y de la Resolucion 26/2006 de la Secretaria de Coordinacion Tecnica, solicitando se declare que la operacion que se describe a continuacion no se encuentra sujeta al control previo estable.cido en el articulo 8 de la Ley de Defensa de la Competencia.

               III. Descripcion de la Operacion

1. Antecedentes de las partes y de las sociedades objeto de la operacion.

Endesa Argentina S.A., sociedad controlada por Endesa Chile, con domicilio en Suipacha 268 Piso 12, Buenos Aires, Argentina, es actualmente accionista mayoritaria de HIDROINVEST S.A. ("HIDROINVEST"), ..compania en la que tiene el 69,93% del capital y de los votos.

CMS tiene actualmente el 25% del capital y de los votos de HIDROINVEST.

HIDROINVEST es una sociedad inversora constituida en ocasion de convocarse el Concurso Intemacional para la Concesion de las centrales hidroelectricas anterionnente operadas por HIDRONOR, y resulto adjudicataria en 1993 del paquete de control (59%) de CENTRAL HIDROELECTRICA EL CHOCON S.A. ("HECSA"). Dicho paquete de control se compone de la totalidad de las Acciones Clase "A" de HECSA, representativas del 51 % del capital social de esta Ultima, asi como de Acciones Clase B, representativas del 8%.

ENDESA ARGENTINA tiene ademas una participacion directa en el capital accionario de HECSA del 6,19% (Acciones Clase B), en tanto que CMS Generation Co., una sociedad constituida y domiciliada en el Estado de Michigan, Estados Unidos de America es tambien titular de acciones Clase B de HECSA representativas del 2,48% de su capital.

2. La operacion bajo consulta

En cumplimiento de una c\ausula contenida en el acuerdo de accionistas de HIDROINVEST (al que nos referiremos mas adelante), e\ 5 de febrero de 2007 CMS confirio a ENDESA CHILE una opcion preferente de compra de la totalidad de sus participaciones en HIDROINVEST, al tiempo que CMS Generation Co. hizo 10 propio con respecto a las acciones que esta posee en HECSA (la "Operacion"). El plazo" para aceptar la oferta era de diez dias corridos.

El 15 de febrero de 2007, ENDESA CHILE ejerci61a opci6n de compra.

Finalmente, el 8 de marzo de 2007 se concluyo la Operacion, produciendose la transferencia de las acciones objeto de la misma a ENDESA CHILE.

La presente solicitud de Opinion Consultiva se rea1iza -con efectos suspensivos -dentro del plazo previsto en el articulo 8degrees de la Ley de Defensa de la Competencia.

Como consecuencia de la Operacion, el conjunto economico ENDESA CHILE-ENDESA ARGENTINA ("ENDESA") incrementa su participacion en HIDROINVEST que ha pasado del 69,93% al 94,93% de las acciones y votos de dicha compaiiia, en tanto que en HECSA su participaci6n direcfa se acrecienta del 6,19% al 8,67% del capital y votos de dicha compania.

2.a) EI control en HECSA

El incremento de participacion de ENDESA en HECSA como consecuencia de la Operacion no modifica en absoluto el control de dicha compaiiia en manos de HIDROlNVEST.

Como se anticipara, es en virtud de las propias nonnas que rigieron la privatizacion de HIDRONOR que el control sobre HECSA es ejercido por HIDROINVEST. Esta situacion, que se mantiene desde la adjudicacion en 1993, no variaria en nada can motivo de 1a Operacion.

De acuerdo con el Articulo 20 del Estatuto Social de HECSA, del cual se acompana copia como Anexo 3, HIDROINVEST tiene derecho a designar cinco de los ocho directores de 1a sociedad concesionaria, la Clase B designa dos directores y el Programa de Propiedad Participada (PPP), titular de la Clase C, designa al director restante. El Operador de HECSA, designado bajo el Contrato de Concesion y el respectivo Pliego es ENDESA CHILE. En las asambleas de HECSA, HIDROINVEST esti en condiciones en todo momento de formar la voluntad social, aclanindose por otra parte que con relacion a HECSA no se ha suscripto acuerdo de accionistas alguno. La adquisicion por parte de ENDESA del 2,48% de piuticipacion directa anterionnente de propiedad de eMS Generation Co. (acciones Clase B), no modi fica en modo alguno la situacion de control actualmente ejercida por ENDESA a traves de HIDROINVEST.

2.b) EI control en HIDROINVEST

En HIDROThiVEST tanto la mayoria absoluta de las acciones (casi el 70%) como el control - en el sentido en que !o ha entendido esa Comision -estaban ya, con anterioridad a la Operacion, en poder de ENDESA. De acuerdo a las disposiciones del acuerdo de accionistas vigente entre ENDESA CHILE Y CMS (el "Acuerdo de Accionistas"), y al Estatuto Social de HIDROINVEST el Directorio de esta ultima se compone de ocho miembros, correspondiendole a ENDESA, antes de la Operacion, la designacion de seis:directores y a CMS dos. Se acompana como Anexo 4 copia del Estatuto de HIDROINVEST. El Acuerdo de Accionistas y sus tres modificaciones se acompana en copia como Anexo 5.

El Acuerdo de Accionistas, en disposiciones que fueron reflejadas en el Estatuto Social de HIDROINVEST (Articulos Octavo y Decimocuarto), contenia ciertos mecanismos de protecci6n de la rninoria habituales en este lipo de estructuras. Esa proteccion se materializaba mediante la fijacion de una mayoria agravada para la aprobaci6n de detenninadas decisiones a nivel del Directorio y de la Asamblea de Accionistas las cuales tenian por objeto preservar la inversi6n del socio minoritario en la compania

En el caso del Directorio, se requiere el voto favorable de siete directores para:

(i) la aprobacion de cualquier modificacion o suplemento al presupuesto operativo anual o al presupuesto de capital;

(ii) la celebracion, terrninacion o modificacion de cualquier contrato de venta de energia y/o potencia de HECSA que tenga una duraci6n de mils de un ano;

(iii) la contrataci6n de cualquier credito, sea por HIDROlNVEST o por HECSA si
(a) el plazo de la deuda es superior a un ano; (b) sumonto excede US $1.000.000,
o (c) la deuda no puede ser servida con los flujos de caja proyectados;

(iv) la aprobacion de la memoria y los estados contables anuales;

(v) la designacion de los auditores externos de HIDROINVEST y de HECSA, y

(vi) Ia designacion del gerente de administracion y finanzas, aunque el Acuerdo de Accionistas dispone que dicho cargo sera cubierto por una persona designada por ENDESA. En caso de no ser aceptada la propuesta inicial, ENDESA debera presentar una terna de personas.

En las Asambleas de Accionistas, se necesita una mayoria del 76% del capital con derecho a voto para aprobar:

(i) cualquier emision de nuevas acciones, sea por HIDROINVEST o por HECSA;

(ii) la aprobacion de la memoria y los estados contables anuales;

(iii) cualquier modificacion a los estatutos de HIDROINVEST o de HECSA; o fusion, consolidacion, disolucion o liquidacion de cualquier porcion de los activos de HIDROINVEST o de HECSA que sean necesarios para que cualquiera de esras companias pueda seguir sus negocios dentro del curso ordinario, y

(iv) las modificaciones a la politica de dividendos tanto en HIDROINVEST como en HECSA.

Para modificar el estatuto social de HIDROINVEST se requiere unanimidad.

De confonnidad con reiterada doctrina e1aborada por la Comision, la nocion de control debe construirse no solo atendiendo a la participacion de los accionistas en el capital de una compafiia sino rambien a las relaciones de control internas y externas y a las de hecho y de derecho.

En la Opinion Consultiva No. 124 (del 6 de julio de 2001) la Comision desarrollo en extenso los conceptos de control exclusivo y control conjunto ya referidos en anteriores Opiniones Consultivas y dictamenes de coocentraciones. En dicha oportunidad considero que la adquisicion de control depende de una serie de circunstancias de hecho y de derecho, las que deben ser analizadas caso por caso.

Con particular referencia a la nocion de control compartido, la Comision dijo en el caso alii tratado que esta situacion puede darse cuando se requiere eI acuerdo de los accionistas para acordar sobre temas estrategicos para la compania

En tal senti do, de acuerdo al criterio de la Comision, el poder de bloquear decisiones que detenninan la estrategia competitiva de la compania otorga aI accionista influencia significativa o sustancial sobre la misma

En la Operacion traida a consideracion de esa Comision los derechos de veto del minoritario se relacionaban con medidas protectivas de su inversion (entre ellos, modificacion de estatutos, politica de dividendos, decisiones acerca de la fusion, consolidacioo, disolucion o liquidacion de cualquier porcion de los activos).

La Comision tiene dicho que "Esta proteccion nonnal de los derechos de los accionistas minoritarios guarda relacion con las decisiones que afectan a la esencia misma de la empresa, tales como: modificaciones de los estatutos, aumento o reduccion del capital, liquidacion, etc." (Opinion Consultiva No. 124)

Notese que la estrategia de inversion, comercial y competitiva de la compafiia, temas estos a los cuales la Comision adjudica importancia decisiva para detenninar la existencia o no de control comun por parte de dos 0 mas accionistas, no eran asuntos que se encontrasen sujetos aI requisito de la mayoria calificada, ni en HIDROINVEST oi -por via refleja -en la propia HECSA.

En materia de presupuesto por ejemplo, se requiere el voto del minoritario sOlo para las modificaciones o suplementos del mismo, pero no para su preparacion y aprobacion. Es decir que la prerrogativa apunta a la proteccion del accionista para supuestos de apartamiento del presupuesto nonnal de la compania, partiendose de la base de que ese presupuesto ha side aprobado por mayoria simple (prevaleciendo asi la voluntad del controlante Endesa). Sin perjuicio de lo anterior, notese que en la pnictica eI presupuesto fijado se mantiene constante a lo largo del ano.

Notese que los derechos de preparacion y aprobacion del presupuesto por parte de ENDES A son mayores aun a aquellos que la Comision tuvo oportunidad de analizar en la Opinion Consultiva Ndegrees 219 del 21 de marzo de 2006, oportunidad en la que la rnayoria concluyo que el accionista minoritario no adquiria control conjunto. Mas especificarnente, esa Opinion Consultiva (con cita a la Opinion Consultiva Ndegrees 35/00 del 10 de marzo de 2000) considero a los votos de accionistas minoritarios en lo relacionado a desvios presupuesta" rios y excesos de niveles de endeudamiento como acciones defensivas no constitutivas de control.

EI presupuesto anual consta de un presupuesto economico, un presupuesto financiero y un presupuesto de inversiones.

En el presupuesto economico se proyecta el margen variable en funcion de una serie de simulaciones del funcionarniento del MEM (Mercado EJectrico Mayorista). Los costos incluyenbasicamente los costos de personal y los servicios contratados.

El presupuesto financiero constituye una proyeccion de caja en funcion del presupuesto economico y de inversiones.

En relacion con el presupuesto de inversiones, es de destacar que el Pliego de la Licitacion preveia y el Contrato de Concesion especificamente contempla en su articulo 31, un regimen de inversiones ob1igatorias.

Por lo tanto, la realizacion de las inversiones obligatorias no es materia disponible para los accionistas, sino que constituye una obligacion contractuaJ ya predeterminada. Adicionalmente, es importante destacar que las inversiones no obligatorias no han superado historicamente la suma de US $1.000.000 por ano.

En consecuencia, la preparacion y aprobacion del presupuesto economico, financiero y de inversiones, solo requiere rnayoria simple, aJcanzada por ENDESA.

Cuando el derecho de veto se refiere a inversiones, la Comision ha dicho en la recordada Opinion Consultiva No. 124 "Su importancia depende, en primer lugar, del nivel de las inversiones sujetas a la aprobacion de las empresas matrices y, en segundo lugar, del papel que desempeilen las inversiones en el mercado en que opera la empresa. (...) La po[{tica de inversion de una empresa constituye generalmente un elemento importante para demostrar la existencia de control en comun. Sin embargo, es probable que en algunos mercados la inversion no desempeile un papel significativo en el comportamiento competitivo de una empresa. "

Siguiendo con el criterio de la Opinion Consultiva Ndegrees 124, en el mercado en que opera la empresa las inversiones no obligatorias -reiteramos, (micas disponibles para los accionistas-, no son relevantes y no desempeii.an un papel significativo en el comportamiento competitivo de la empresa. Por otra parte, aquellas inversiones obiigatorias ya han side ejecutadas.

En materia de endeudarniento, aspecto este que tiene tambien relacion con las inversiones, se requiere mayoria calificada para eI caso en que (a) el plazo de la deuda sea superior a un ano; (b) su monte exceda US$ 1.000.000,0 (c) la deuda no pueda ser servida con los flujos de caja proyectados. Es decir que el minoritario solo puede bloquear decisiones en materia de endeudamiento a ser contraido fuera del curso ordinario de los negocios.

Es importante destacar, que conforme los tenninos de la Licitacion, el adjudicatario asumio como condicion de la misma, el pasivo de HECSA. Ese pasivo asumido es el (mico pasivo financiero de la empresa.

En cuanto a la aprobacion de los estados contables anuales y la designacion del gerente de administracion y finanzas, queda claro que se trata de decisiones alejadas de la estrategia competitiva de HIDROINVEST. En efecto, resulta evidente que la.posibilidad de un eventual veto de la aprobacion de los estados contables en su conjunto estli dirigida a proteger la inversion del accionista minoritario para casos extremos y no a lograr una modificacion en cuestiones especificas del negocio de la sociedad. Y a fin de afianzar este derecho a una contabilidad que refleje adecuadarnente la operaciones de la empresa es que se previo la posibilidad de escoger un candidato aceptable para la gerencia de administracion y finanzas de entre los propuestos por ENDESA.

Por todo lo hasta aqui expuesto las consuItantes entienden que la realizacion de la Operacion no ha traido aparejado un cambio en la naturaleza del control de HIDROINVEST por cuanto ENDESA ya disponia del control exclusivo de dicha compania.

Sin peIjuicio de 10 seiialado hasta aqui, cabe destacar que atm cuando se considerara que la Operacion hubiese producido un cambio en la naturaleza del control en HIDROINVEST, la misma estaria de todos modos exenta de la obligacion de notificacion en virtud de 10 expresamente normado por eI Articulo 10 inciso
(a) de la Ley de Defensa de la Competencia.

En efecto, de acuerdo con 10 previsto por dicha norma, se encuentran exentas de la notificacion obligatoria prevista en eI Articulo 8 de la Ley de Defensa de la Competencia aqueUas operaciones en las cuales " ... el comprador ya poseia mas del cincuenta por ciento (50%) de las acciones".

En nuestro caso, la tenencia de ENDESA en HIDROINVEST antes de la Operacion ya superaba largamente el porcentaje previsto en la norma citada, por 10 que la Operacion quedaria exenta del regimen de control de concentraciones economicas.

En tal sentido, la Comision sostuvo que " ... a pesar que en dertos casos puede operar un cambio en la naturaleza del control, aI pasar de ser este un control ejercido en conjunto por dos 0 mas personas a ser un control ejercido en forma excJusiva por solo una persona, en todos los casos en los que el comprador posea mas del 50% de las acciones, la adquisicion estara exenta de la obligacion de notificar, prevista en el Articulo 8 de la Ley No. 25.156, por aplicacion del articulo 10 inciso a). (Opinion Consultiva No. 63, voto de la mayoria)

Asimismo la Comision tiene dicho que"... siendo voluntad clara y expresa del legislador exceptuar de la notificacion obligatoria a aquellas adquisiciones de empresas en los casos en que el comprador posea previamente mas del 50% de las acciones, deviene iI).necesario analizar si opera o no un cambio en la naturaleza del control, ya que aUn si ese fuera el caso, igualmente la operacion estaria exenta de la notificacion obligatoria, por imperio de la Ley." (Opinion Consultiva No. 72)

De hecho, de las seis oportunidades en que en conocimiento de las presentantes la Comision se expidio mediante la emision de Opiniones Consultivas sobre la aplicabilidad de la exencion del articulo 10 inciso a) a casos en los que el accionista mayoritario no tenia control exclusivo de la compaiiia, en cinco de elias (Opiniones Consultivas Ndegrees 53 del 18 de julio de 2000, 63 de128 de agosto de 2000, 72 del 30 de agosto de 2000, 129 del 26 de julio de 2001 Y 144 del 18 de octubre de 2001) concluyo que la exencion resultaba aplicable. En la Ultima Opinion Consultiva sobre el particular (No 189 del 19 de julio de 2004) opine> en forma distinta, pero sin perjuicio de considerar las presentantes que la opinion alii sostenida no se ajusta a 10 que dispone la ley, se destaca que el caso en cuestion, a diferencia de la Operacion, existia una duda razonable acerca del cambio de control del adquirente sobre la compaiiia objeto.

El criterio supra expuesto surge no solo de la propia letra de la norma sino ademas de una logica irrefutable si tenemos en cuenta que el analizar la aplicabilidad o no de una exencion presupone que ya ha existido un cambio de controll. Esto significa que el propio legislador tuvo la intencion de permitir a las partes eximirse de la notificacion obligatoria en aquellos casos en que aful existiendo un cambio de control, el comprador ya tuviera mas del 50% de las acciones de la compaiiia en cuestion.

Una interpretacion contraria nos conduciria a dejar vado de contenido el ambito de aplicacion de la exencion consagrada por el inciso a). En efecto, si el comprador ya tenia el control exclusivo de la compaiiia, ningful incremento de su participacion implicara un cambio de control y, por 10 tanto, el analisis se cortara alIi no habiendo necesidad de preguntarse si resulta aplicable 0 no la exencion. Por otro lado, siempre siguiendo esta linea interpretativa, a nuestro juicio erronea, si el adquirente compartia el control de la compaiiia en cuestion pero un incremento de su participacion produce un cambio en la naturaleza del

----------
1 Notese que la ITase introductoria del articulo 10 adelanta que las exenciones se aplican a las operaciones sujetas a "fa notificaci6n obligatoria del articulo anterior", las cuales -por remision al articulo 8 y de este ultimo a su vez al 6-no son mas que las ;'concentraciones econ6micas'l.

control, pasando de tal modo a un control exdusivo, la aplicacion de la exenci6n del inciso a) estaria descartada

Ademas, si se argumentase que no es aplicable la exencion aqui feferida porque no puede presumirse que ellegislador haya querido "liberar" de la notificacion obligatoria a cambios de un control compartido a un control exclusivo por los eventuales efectos anticompetitivos de esos actos, cabe preguntarse, por ejemplo, porque el inciso e) del mismo articulo tambien exime a determinadas tomas de control (compartido 0 exclusivo) cuando no se superan determinados montos. Y claramente no puede responderse ese interrogante sosteniendo que esas ultimas operaciones nunca pueden causar un petjuicio a la competencia, puesto que ello dependeni del tamafio del mercado re1evante involucrado.

Algo similar puede sostenerse con fespecto a la exencion del inciso d). Que una empresa no haya registrado actividad en los ultimos 12 meses no implica automaticarnente, por ejemplo, que no pudiera recapturar su participacion de mercado cipidamente en manos de un comprador apto.

El inciso c) podr1a analizarse bajo la misma optica. Si bien en principio puede imaginarse que la "primer adquisicion de un tinico adquirente extranjero" no produciria peIjuicios a la competencia, puede no seT ese el caso. Imagincmos por ejemplo la compra de un determinado monopolio, creado no mediante una adquisicion notificada ante la Comision sino por el crecimiento orgamco de la empresa De no encontrarse exenta de notificacion, la Comision podrla entender que e1 acto quedaria alcanzado por la prohibici6n del articulo 7 de la Ley de Defensa de la Competencia, aunque fuese el monopolio existente, y. no la concentracion per se, el que generase el poder de mercado que el regimen de concentraciones economicas pretende evitar. A todo evento, el hecho de que un eventual comprador no tenga activos en la Argentina no implica que pueda ser dominante en otras partes del mundo y convertirse nipidamente en dominante en nuestro pais a traves de la operaci6n exenta

El punto que se pretende demostrar es que el articulo 10 enumera una serie de adquisiciones que, por motivos de promocion de inversiones, reduccion del uso de la maquinaria estatal del control de concentraciones u otros, el legislador pretendi6 exceptuar del regimen de notificacion obligatoria, con 10 cual no cabe aceptar una opinion que sostenga que iinicamente se trata de exenciones "didlicticas", "inocuas" 0 sin ninguna utili dad pcictica.

Un criterio de interpretacion que nos conduce lisa y lIanamente a dejar sin ambito de aplicaci6n la expresa letra de la ley resulta violatorio del principio constitucional de legalidad y debe ser, por 10 tanto, descartado sin mas.

Entendemos que alii donde la letra de la ley resulta clara se impone aplicarla sin necesidad de recurrir a mayores interpretaciones y que, ademas. no resulta aceptable una interpretacion de la exencion del articulo 10 a) de la Ley de Defensa de la Competencia que equivalgo a sostener que el legislador quiso vaciar de contenido a la referida exencion, o darle un contenido distinto al que claramente surge del texto legal.

Esta es la pacifica doctrina de nuestro mas Alto Tribunal, al sostener por ejemplo que "...esta Corte ha resuelto en reiteradas oportunidades que no es admisible una interpretacion que equivafga a la prescindencia del lexto legal (Folios: 300:687 y 301:958), desde fa omision que fa primerafoente de hermeneutica de la ley es su letra (Fallos: 299:167, entre otros). Por olra parte, se ha sostenido que fa inconsecuencia, Ia Jalta de prevision o involuntaria no se suponen en ellegislador y por eslo se reconoce como principio que las posiciones (Fallos: 300:1080), en tanto cuando la ley emplea determinados terminos u [eyes deben inlerpretarse siempre evitando darles un sentido que ponga en pugna sus disomite, en un caso concreto, hacer referencia a un aspecto, es la regia mas segura de exegesis fa de que esos (erminos 0 su inclusion no son superjluos, sino que se ha realizado ello con aIgUn propOsito, por cuanto, en definitiva, elfin primordial del inftirprete es dar pleno tos caratulados "Parada, Aidee v. Norambuena, Luis Elias sfdanos y peljuicios"). eJecto ala voluntad dellegislador (FolIos: 299:167, entre otros}." (Fallos 315:727, en autos caratulados "Parada, Aidee v. Norambuena, Luis Elias sl darios y perjuicios").

En consecuencia, a nuestro criterio la Operacion bajo amilisis resultaria en todo caso exenta, en virtud de 1a aplicacion de la expresa prevision contenida en e1 Articulo 10 inciso a) de la Ley de Defensa de la Competencia.

IV. Petitorio

Por las razones expuestas, entendemos que la Operacion no se encuentra comprendida dentro del regimen de notificacion obligatoria de concentraciones econ6micas nonnada en el articulo 8 y concordantes de \a Ley de Defensa de la Competencia, solicitando desde ya sea as! confirmado en la opinion consultiva a emitirse.

Quedamos a su disposicion para cualquier ac!aracion o ampliacion que estime pertinente.

Saludarnos a usted con atenta consideracion,

EMPRESA NACIONAL         CMS GENERATION CO.           CMS GENERATION SRL
DE ELECTRICIDAD S.A.


______________________   /s/                          /s/

                         ASSIGNMENT OF QUOTAS AGREEMENT

Between:

CMS International Ventures, LLC, with domicile at One Energy Plaza, Jackson, Michigan 49201, United Stated of America, registered on September 3, 2002, with Inspection General de Justicia, according to section 123 of the Law No. 19,550, under No. 1462, book 56 Volume "B" of Estatutos Extranjeros, with special domicile at Ing. Butty 220, 8 floor City of Buenos Aires, Argentine Republic, herein represented by Bernardo Velar de Irigoyen in his capacity as attorney in fact; and

CMS Generation Holdings Company domiciled at One Energy Plaza, Jackson, Michigan 49201, United Status of America, registered with Inspeccion General de Justicia under section 123 of law No. 19,550 on January 5, 1994, under No. 21 book "B" of Estatutos Extranjeros, with special domicile in Ing. Butty 220, 8 floor, City of Buenos Aires Argentine Republic, herein represented by Bernardo Velar de Irigoyen in his capacity as attorney in fact (together with CMS International Ventures, LLC the "Assignors")-, and,

New Argentine Generation Company LLC, with domicile at Ing. Butty 275, 11 floor, City of Buenos Aires, represented by Guillermo Pablo Reca in his capacity as authorized (the "Assignee" and, collectively with the Assignors, the "Parties").

WITNESSETH

A. Whereas, Assignors own _______ quotas ____________ with the Public Registry of Commerce of __________., a sociedad de responsabilidad limitada organized under the laws of the Argentine Republic, registered with the Inspeccion General de Justicia under No. _____, Volume 117 of SRL, with domicile at Ing. Butty 220, 8 floor. City of Buenos Aires (the "Company"), (the "Quotas").

B. Whereas, pursuant to the transfer of certain assets of the Assignors (and affiliated companies of the Assignors) to the Assignee to be executed on the date hereof (the "Transaction"). Assignors desire to seil the Quotas to the Assignee and the Assignee desire to acquire the Quotas from Assignors.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Assignment of Quotas Agreement (the "Agreement"), the Parties hereto agree as follows:

I

ASSIGNMENT OF QUOTAS

1.1. The Assignors hereby irrevocable assign and transfer the Quotas to Assignee, and the Assignee hereby accept such assignment and transfer:

1.2. The price of the Quotas was paid by the Assignee to the Assignors by wire transfer made pursuant to the Transaction, the reception of which is hereby acknowledged by the Assignors.

II

REPRESENTATIONS BY THE ASSIGNORS

The Assignors hereby represent and warrant that (i) they have valid title to the Quotas, which have not been transferred to any third party; and (ii) they have the right and legal power and authority to enter into and/or perform the obligations under this Agreement.

III

REPRESENTATIONS AND COVENANTS BY THE ASSIGNEE

The Assignee represents and warrants that he has the right and legal power and authority to enter into and/or perform the obligations under this Agreement.

IV

APPLICABLE LAY. DISPUTE RESOLUTION

4.1. This Agreement shall be interpreted and performed in accordance with the laws of the Republic of Argentina.

4.2 All disputes arising out of or relating to this Agreement or any Related Agreement or the breach, termination or validity thereof or the parties' performance hereunder or thereunder ("Dispute") shall be resolved as follows:

(i) If the Dispute has not been resolved by executive officer negotiation within thirty (30) days of the disputing party's notice requesting negotiation, or if the parties fail to meet within twenty (20) days from delivery of said notice, such Dispute shall be submitted to and finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in New York ("ICC") then in effect (the "Rules"), except as modified herein.

(ii) The arbitration shall be held, and the award shall be rendered, in the English language. There shall be three arbitrators, one of whom shall be nominated by each of Buyer and Seller in accordance with the Rules. The two party appointed arbitrators shall have thirty (30) days from the confirmation of the nomination of the second arbitrator to agree on the nomination of a third arbitrator who shall serve as chair of the arbitral tribunal. On the request of any party, any arbitrator not timely appointed in accordance with this Agreement or the Rules shall be appointed by the ICC.

(iii) The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of a competent court in any jurisdiction in which a party may have assets and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(iv) The Parties agree that any court action or proceeding to compel or in support of arbitration or for provisional remedies in aid of arbitration, including but not limited to any action to enforce the provisions of this section, for temporary injunctive relief to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitral tribunal, shall be brought exclusively in the federal or state courts located in New York, New York (the "New York Courts"). The Parties hereby unconditionally and irrevocably submit to the exclusive jurisdiction of the New York Courts for such purpose, and to the non-exclusive jurisdiction of the New York Courts in any action to enforce any arbitration award rendered hereunder, and waive any right to stay or dismiss any such actions or proceedings brought before the New York Courts on the basis of forum non conveniens or improper venue. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

V

MISCELLANEOUS

5.1. Domicile. The Parties establish domicile in those stipulated at the beginning of this Agreement.

5.2. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement or the transactions contemplated herein shall be paid by the Parties incurring in such costs and expenses.

5.3. Language. This Agreement is made in two (2) equally valid original copies in Spanish and English. In case of any discrepancy between the Spanish and English texts of this Agreement, the former shall prevail.

5.4. Authorizations: The Parties undertake to perform any and all reasonable actions that were necessary to perfect the transfer of the Quotas to Assignees and hereby authorize Siro Pablo Astolfi, Javier Rodriguez Galli, Susana J. Ripoll, Diego H. Cavanagh, Romina Benvenuti, Ezequiel Braun Pellegrini and Juan Manuel Recio in order that acting either jointly or separately any one of them file the registration of the assignment of the Quotas with the Registro Publico de Comercio of the City of Buenos Aires. For said purpose they will have the necessary authority, to file writs, reply office actions, collect documents, and to perform any actions that may be necessary to duly comply with their duty.

IN WITNESS WHEREOF the Parties sign fourth identical originals to one sole effect, one for each of the Parties and a fourth one to be filed with the Inspection General de Justicia, in the City of Buenos Aires, on March 12, 2007

CMS INTERNATIONAL VENTURES, LLC

CMS GENERATION HOLDINGS COMPANY

NEW ARGENTINE GENERATION COMPANY LLC

                          CONTRATO DE CESION DE CUOTAS

Entre:

CMS International Ventures, LLC, con domicilio en One Energy Plaza, Jackson, Michigan 49201, Estados Unidos de America, inscripta en la Inspection General de Justicia en los terminos del articulo 123 de la ley No. 19.550 el 3 de septiembre de 2002, bajo el Ndegrees 1462 del libro 56 Tomo "B" de Estatutos Extranjeros, con domicilio constituido en la Republica Argentina en Ing. Butty 220, piso 8degrees, Ciudad de Buenos Aires, representada en este acto por Bernardo Velar de Irigoyen en su caracter de apoderado; y

CMS Generation Holdings Company con domicilio en One Energy Plaza, Jackson, Michigan 49201, Estados Unidos de America, inscripta en la Inspection General de Justicia en los terminos del articulo 123 de la ley 19.550 el 5 de enero de 1994, bajo el Ndegrees 21 del libra B de Estatutos Extranjeros, con domicilio constituido en la Republica Argentina en Ing. Butty 220, piso 8degrees, Ciudad de Buenos Aires, representada en este acto por Bernardo Velar de Irigoyen en su caracter de apoderado (junto a CMS International Ventures, LLC los "Cedentes");

por una parte y por la otra,

New Argentine Generation Company LLC, con domicilio en Ing. Butty 275, piso 11degrees, Ciudad de Buenos Aires, representada en este acto por Guillermo Pablo Reca en su caracter de autorizado (el "Cesionario" y, junto a los Cedentes, las "Partes").

CONS1DERANDO:

A. Que los Cedentes son en conjunto titulares de 68.938.700 cuotas que fueron emitidas conforme decisiones asamblearias de fechas 30 de junio de 2005 y 27 de diciembre de 2006, a la fecha pendientes de registration por ante el Registro Publico de Comercio, de CMS Generation S.R.L. una sociedad de responsabilidad limitada, con domicilio en Ing. Butty 220. piso 8degrees, Ciudad de Buenos Aires, constituida de conformidad con las leyes de la Republica Argentina en la Inspection General de Justicia bajo el numero 8163, libra 117 de SRL (la "Sociedad") (las "Cuotas").

B. Que, en el marco de la transferencia de ciertos activos de los Cedentes (y de companias vinculadas a los Cedentes) al Cesionario a tener lugar en el dia de la fecha (la "Transaction"), los Cedentes desean ceder a el Cesionario las Cuotas y el Cesionario desea adquirir las Cuotas de los Cedentes.

EN CONSECUENCIA, considerando los mutuos compromises, acuerdos, declaraciones y garantias contenidos en este Contrato de Cesion de Cuotas (el "Contrato"), las Partes acuerdan lo siguiente:

CESION DE CUOTAS

1.1. Los Cedentes ceden y transfieren en forma irrevocable y el Cesionario acepta la cesion de las Cuotas

1.2. El precio de las Cuotas fue abonado por el Cesionario a los Cedentes mediante transferencias bancarias efectuadas en el marco de la Transaction, dandose los Cedentes por recibidos de su importe.

II

DECLARACIONES DE LOS CEDENTES

Los Cedentes declaran que (i) las Cuotas son de su propiedad y que no las nan transferido a ningun tercero; y (ii) tienen la capacidad que se requiere para suscribir, ejecutar y cumplimentar las obligaciones previstas en este Contrato.

III

DECLARACIONES Y OBLIGACIONES DEL CESIONARIO

El Cesionario declara que tienen la capacidad que se requiere para suscribir, ejecutar y cumplimentar las obligaciones previstas en este Contrato.

IV

LEY APLICABLE. SOLUCION DE CONTROVERSIAS

4.1. Este Contrato esta sujeto y sera interpretado de acuerdo a las leyes de la Republica Argentina.

4.2. Todas las desavenencias o disputas que deriven de este Contrato o que guarden relation con este, asi como aquellas desavenencias que se origen en relation a su rescision, resolution, extincion, validez o incumplimiento (la "Disputa") seran resueltas de la siguiente forma:

(i) Cualquiera de las Partes notificara de manera fehaciente a la otra su voluntad de iniciar negociaciones tendientes a resolver la Disputa. Si en el plazo de treinta (30) dfas de recibida la notification mencionada, la Disputa no es resuelta mediante negociaciones directas y/o si en el Plazo de veinte (20) dias de recibida la notification senalada las Partes no se reunen con ese fin, la Disputa sera resuelta mediante arbitraje de conformidad con las reglas de arbitraje vigentes (las "Reglas") de la Camara de Comercio International ("CCI") con sede en Nueva York, excepto en cuanto fueran modificadas en este Contrato

(ii) El idioma del procedimiento arbitral asi como su laudo sera el Ingles. Se designaran tres (3) arbitros, dos de los cuales seran elegidos por las Partes, (uno por los Cedentes y otro por el Cesionario). Los arbitros designados por las Partes deberan en el plazo de treinta (30) dias contados a partir de la confirmation de la election del segundo arbitro ponerse de acuerdo en la designation de un tercer arbitro, el cual sera nombrado presidente del tribunal arbitral. A pedido de cualquiera de las Partes, el arbitro que no haya sido elegido en la forma y en los plazos previstos en el presente y/o de conformidad con las Reglas sera directamente designado por la CCI.

(iii) El laudo sera final y obligatorio para las Partes y sera la unica y exclusiva solution, procedimiento y/o action entre las Partes con respecto a cualquier reclamo, demanda, contra demanda, situation y/o tema que haya sido considerado por el tribunal arbitral. La ejecucion del laudo puede ser iniciada y ejecutada en cualquier tribunal que tenga jurisdiction sobre cualquiera de las Partes y/o sobre cualquiera de sus bienes. A fin de ejecutar el laudo las Partes irrevocablemente y sin condiciones se someten a la jurisdiction de cualquier tribunal competente en cualquier jurisdiction en que las Partes tengan bienes y renuncian a cualquier defensa tendiente a impedir la ejecucion que este basada en la ausencia de jurisdiction personal o en la doctrina de la jurisdiction inapropiada o no conveniente. Este acuerdo asi como los derechos y obligaciones de las Partes continuaran surtiendo efectos mientras se encuentre pendiente la decision del tribunal arbitral.

(iv) Cualquier action legal y/o cautelar iniciada por una Parte para obligar a la otra a someterse al procedimiento arbitral, incluyendo sin limitaciones cualquier action previa a la constitution del tribunal arbitral que tenga por objeto hacer cumplir la presente clausula, y/o obtener medidas cautelares tendientes a preservar el statu quo o para evitar un perjuicio inminente o irreparable, sera iniciada exclusivamente ante los tribunales federales o locales de la ciudad de Nueva York, estado de Nueva York, Estados Unidos de America (los "Tribunales de Nueva York"). Para ello las Partes se someten incondicionalmente e irrevocablemente a la exclusiva jurisdiction de los Tribunales de Nueva York. Asimismo, las Partes se someten a la jurisdiction no exclusiva de los Tribunales de Nueva York para iniciar acciones que tengan por objeto ejecutar decisiones que ordenen cumplir con el procedimiento arbitral aqui estipulado. Las Partes renuncian a invocar la defensa de la doctrina de la jurisdiction inapropiada o no conveniente ("forum non conveniens") y/o la ausencia de jurisdiction territorial para impedir que las mencionadas acciones o procedimientos sean iniciadas en los Tribunales de Nueva York. Sin perjuicio de aquellas medidas preliminares que pudieran estar disponibles en la jurisdiction de cualquier tribunal national, el tribunal arbitral tendra autoridad para ordenar medidas cautelares o preliminares y para ordenar a las Partes que

-5-

soliciten a cualquier tribunal local que modifique o deje sin efecto cualquier medida cautelar o medida preliminar que haya sido adoptada por dicho tribunal. El tribunal arbitral podra ordenar a la Parte que incumpla sus decisiones que indemnice a la otra todos los danos y perjuicios que su incumplimiento genere.

5.1. Domicilio. Las Partes constituyen domicilios especiales en los lugares indicados al comienzo de este Contrato.

5.2. Gastos. Excepto disposition en contrario en este Contrato, todos los gastos y costos incluyendo, sin limitation, los honorarios y gastos de asesores legales, asesores financieros y contables, incurridos en relation con este Contrato o con las transacciones en el contempladas seran pagados por las Partes que incurrieron en dichos gastos y costos.

5.3. Idioma. Este Contrato es celebrado en dos (2) ejemplares igualmente validos en espanol e ingles. En caso de discrepancia entre los textos en espanol e ingles de este Contrato, la version en espanol prevalecera.

5.4. Autorizaciones. Las Partes se comprometen a realizar todos los actos que fueran razonablemente necesarios para el perfeccionamiento de la cesion de Cuotas al Cesionario y autorizan a Siro Pablo Astolfi, Javier Rodriguez Galli, Susana J. Ripoll, Diego H. Cavanagh, Romina Benvenuti, Ezequiel Braun Pellegrini y Juan Manuel Recio para que uno cualesquiera de ellos en forma indistinta tramite la inscription de la presente cesion de Cuotas en el Registro Publico de Comercio de la ciudad de Buenos Aires, para lo cual quedan facultados para presentar escritos, contestar vistas, desglosar documentation y realizar cuantos mas actos sean necesarios para el mejor cumplimiento del presente mandato.

EN FE DE LO CUAL las Partes firman cuatro (4) originates, uno para cada una de las Partes y un quinto para ser presentado ante la Inspection General de Justicia, de un mismo tenor y a un solo efecto, en la ciudad de Buenos Aires, a los 12 dias del mes de marzo de 2007.

                                                                  EXECUTION COPY

                            SELLER DISCLOSURE LETTER

                                  Introduction

Reference is made to the Agreement of Purchase and Sale, dated as of March 12, 2007 (the "Agreement") by and between CMS Enterprises Company and CMS Generation Holdings Company, each a Michigan corporation, and CMS International Ventures, L.L.C., a Michigan limited liability company (collectively, the "Seller"), and Lucid Energy, LLC, a Michigan limited liability company and New Argentine Generation Company, L.L.C. (collectively, the "Buyer").

Capitalized terms used, but not defined herein, have the respective meanings given to such terms in the Agreement.

This Seller Disclosure Letter (the "Seller Disclosure Letter") sets forth certain information or agreements intended to be treated as disclosed in the Seller Disclosure Letter pursuant to the Agreement.

The contents of this Seller Disclosure Letter are qualified in their entirety by reference to the specific provisions of the Agreement. This Seller Disclosure Letter is not intended to constitute, and shall not be deemed to constitute, representations and warranties of Seller except as, and to the extent, provided in the Agreement. In particular, although this Seller Disclosure Letter may contain supplementary information not specifically required under the Agreement, such supplementary information is provided as general information for the parties to the Agreement and is not separately represented or warranted by Seller herein or in the Agreement. Moreover, the inclusion of any item hereunder shall not be deemed an admission by Seller that such item is, or may at anytime be or have been, material to Seller, or any of the Entities, or the transactions contemplated by the Agreement, or result in any determination that any matter has a Material Adverse Effect, nor shall it be deemed an admission of an obligation or liability to any third party.

Any matter set forth in the Seller Disclosure Letter shall be deemed disclosed with respect to such other sections of the Agreement or the Seller Disclosure Letter to which such disclosure on its face would reasonably pertain in light of the form and substance of the disclosure made. Any matter disclosed in the Financial Statements shall be deemed disclosed with respect to the pertinent sections of the Agreement or the Seller Disclosure Letter to which such disclosure on its face would reasonably pertain in light of the form and substance of the information contained in the Financial Statements. The section and subsection references set forth in this Disclosure Letter refer to sections or subsections of the Agreement to which the disclosure set forth in this Seller Disclosure Letter is intended to apply. The introductory language and headings in this Seller Disclosure Letter are inserted for convenience of reference only and will not create or be deemed to create a different standard for disclosure than the language set forth in the Agreement.

                                                                  EXECUTION COPY

The information set forth herein is confidential and is subject to the terms of the Confidentiality Agreement between the EE Group and CMS Enterprises Company dated October 23, 2006 to the parties thereto and to the confidentiality undertaking foreseen in Section 5.13 of the Agreement to the parties thereto.

                                                                  EXECUTION COPY

                 SECTION 1.1(A) OF THE SELLER DISCLOSURE LETTER
                                    EMPLOYEES

CMS ENSENADA SA

                                   DATE OF    YEARS OF                                                  UNION
SURNAME             NAME         EMPLOYMENT    SERVICE              POSITION - FUNCTION              AFFILIATION
-----------   ----------------   ----------   --------   -----------------------------------------   -----------
AGUERO        GUSTAVO            12-02-1996   10,2       Plant manager                               No
BARBIER       EDGARDO            05-18-1998   8,8        Assistant to the shift chief                No
BARQUERO      FERNANDO           03-10-1997   10,0       Shift chief                                 No
BISCONTI      HORACIO            03-10-1997   10,0       Shift chief                                 No
BORLANDO      MARIA PIA          05-24-2001   5,8        Plant secretary                             No
BRANAS        PABLO              08-01-2005   1,6        Assistant to the shift chief                No
CASTRO        JORGE              03-10-1997   10,0       Mechanical technician                       No
DEL VECCHIO   MARIA A.           06-12-2006   0,7        Accountant                                  No
ESTIVARIZ     DIEGO              10-26-1998   8,4        Operations chief                            No
FRANCECE      WALTER             03-10-1997   10,0       Shift chief                                 No
FRANCO        SILVIA             01-06-1997   10,2       Administration and Finances chief           No
GLAVICH       PEDRO              03-10-1997   10,0       Assistant to the shift chief                No
GONZALEZ      EDGARDO            04-01-1998   8,9        Operating and control engineer              No
LATASTE       SERGIO             03-10-1997   10,0       Shift chief                                 No
LOPEZ BUSTO   MARIA del C.       04-10-2006   0,9        Accountant Analist                          No
LOSADA        RICARDO            03-10-1997   10,0       Shift chief                                 No
MARCHUETA     GERARDO            01-20-1997   10,1       Maintenance and Engineer                    No
MOSCARELLA    EUGENIO            04-15-1999   7,9        Assistant to the shift chief                No
PERUSIN       ALEJANDRO          05-03-2000   6,8        Implementation and control Technician       No
SACCON        DANIEL             03-10-1997   10,0       Mechanical Engineer                         No
SILVA         JUAN PABLO         03-10-1997   10,0       Assistant to the chief of shift             No
SINTES        LAURA              08-04-2004   2,6        Responsible for purchases                   No
TARAS         ANDRES             03-10-1997   10,0       Electrical technician

CENTRALES TERMICAS MENDOZA S.A.

                                   DATE OF    YEARS OF                                                  UNION
SURNAME             NAME         EMPLOYMENT    SERVICE              POSITION - FUNCTION              AFFILIATION
-----------   ----------------   ----------   --------   -----------------------------------------   -----------
ALONSO        Osvaldo Daniel     05-06-1985   21,8       Control and regulations technician          No
AMAYA         Jorge German       01-02-1989   18,2       Combined cycle operator                     No
              Hector
AY ALA        Fernando           09-24-1973   33,5       Combined cycle operator                     No
BARBAZZA      Oscar Alberto      07-04-2005   1,7        Sr. Accountant analyst                      No
BARCHIESI     Juan               11-01-2005   1,3        Maintenance operator                        No
BERTAGNO      Carlos Hugo        11-01-1994   12,3       General manager                             No
              Eduardo
BLANCO        Fernando           05-02-1997   9,8        Sr R & C engineer                           No
BORDIN        Angel Augusto      09-20-1982   24,5       Mecanichal Maitenance Supervisor            No
BURGOA        Maria Alejandraj   08-03-1990   16,6       Responsible of invoicing and accounts       No

                                                                  EXECUTION COPY

                                   DATE OF    YEARS OF                                                  UNION
SURNAME             NAME         EMPLOYMENT    SERVICE              POSITION - FUNCTION              AFFILIATION
-----------   ----------------   ----------   --------   -----------------------------------------   -----------
CALDERON      Marcelino          02-20-2006   1,0        Plant Operator                              No
CALISE        Veronica Maria     11-01-1994   12,3       Secretary Receptionist                      No
CARAM_        Mariana Isabel     09-18-2006   0,4        Responsible for Applications                No
CASTILLO      Carlos Alberto     07-21-1997   9,6        Electrical Officer                          No
CASTRO        Victor Manuel      10-05-1983   23,4       Combined cycle operator                     No
CHACON        Rolando Hector     09-20-1982   24,5       Electric Specialized Technician             No
CIARALLO      Javier             09-01-2005   1,5        Energy Manager                              No
COMARIN       Carlos Alberto     09-20-1982   24,5       Combined cycle operator                     No
COPPI         Cesar Adolfo       10-25-1982   24,4       Combined cycle operator                     No
CORDERO       Nelson Ariel       01-02-2006   1,2        Plant Operator                              No
DAVOLIO       Antonio Ruben      07-10-1971   35,7       Combined cycle operator                     No
ENRIQUEZ      Carlos Daniel      09-15-1997   9,5        Systems                                     No
FUNES         Oscar Francisco    11-02-1983   23,3       Combined cycle operator                     No
GARCIA        Enrique Aldo       04-01-1981   25,9       Technical Manager                           No
GARCIA O      Hugo Omar          05-22-1984   22,8       Specialized Mechanical Officer              No
GIMENEZ       Jose Luis          05-15-2006   0,8        Plant Operator                              No
GOMEZ         Hector Roberto     07-15-1990   16,6       Warehouses chief                            No
GONZALES      Fabian Andres      02-06-2006   1,1        Purchases                                   No
GONZALEZ      Walter Horacio     01-02-2006   1,2        Plant Operator                              No
GRZONA        Gustavo Carlos     01-17-1984   23,1       Combined cycle operator                     No
GUINAZU       Adruban Juan       11-01-1997   9,3        Responsible for Security                    No
              Ernesto
HERVIDA       Washington         05-22-1972   34,8       Accountability chief                        No
              Leonardo
LAGHEZZA      Daniel             03-02-1985   22,0       Operation chief                             No
LIBERAL       Sergio Jose        12-13-1984   22,2       Civil Maintenance Operator                  No
LUQUEZ        Daniel Eduardo     07-29-1975   31,6       Purchaser                                   No
              Veronica
MARIOTTI      Beatriz            01-02-2006   1,2        Accounts receivable assistant               No
MASSIERO      Raul Ernesto       11-13-1970   36,3       Cogeneration Manager                        No
MAZZITELLI    Ernesto Eduardo    04-01-1980   26,9       Labor security manager                      No
MONTERO       Jose Arturo        12-26-1972   34,2       Combined cycle operator                     No
              Nestor Ricardo
MORALES       Rogue              01-10-1984   23,2       Regulation and control technician           No
              Gabriel
MORENO        Sebastian          01-02-2006   1,2        Plant Operator                              No
NAHIM         Raul Francisco     03-02-1984   23,0       Purchases and logistics chief               No
              Norberto
ORTEGA        Armando            01-05-1984   23,2       Specialized Mechanical Officer              No
ORTIZ         Angel Daniel       02-27-1998   9,0        Combined cycle operator                     No
PARIGI        Raul Ezio          04-05-1979   27,9       Maintenance, Control and Regulations
                                                         Supervisor                                  No
PEREYRA       Manuel Adolfo      11-13-1975   31,3       Mechanical Officer                          No
PEREZ         Daniel Roberto     07-10-1974   32,7       Electrical Maintenance Supervisor           No
PEREZ         Oscar Humberto     01-18-1984   23,1       Combined cycle operator                     No
PEREZ         Gabriel Raul       07-16-1984   22,6       Combined cycle operator                     No
POPULIN       Jorge Jose         11-01-1994   12,3       Administration and finances manager         No
RODRIGUEZ     Miguel Horacio     11-16-1984   22,3       Combined cycle operator                     No

                                                                  EXECUTION COPY

                                   DATE OF    YEARS OF                                                  UNION
SURNAME             NAME         EMPLOYMENT    SERVICE              POSITION - FUNCTION              AFFILIATION
-----------   ----------------   ----------   --------   -----------------------------------------   -----------
ROMERO        Jorge Eduardo      01-01-1989   18,2       Combined cycle operator                     No
SEVILLA       Jorge Carlos       01-20-1972   35,1       Combined cycle operator                     No
SEVILLA       Julio Jose         03-02-1990   17,0       Combined cycle operator                     No
SIMON         Mario Gabriel      01-02-2006   1,2        Information technologies clerk              No
STROSCIO      Juan Antonio       04-24-1979   27,9       Combined cycle operator                     No
              Pamela
ULLOA         Alejandra          06-12-2006   0,7        Electrical Engineer                         No
VAZQUEZ       Daniel Omar        02-06-1984   23,1       Human Resources Administration chief        No_
VERA          Miguel Eduardo     03-17-1971   36,0       Treasurer                                   No
              Fernando
VIOLA         Sebastian          01-02-2006   1,2        Plant Operator                              No
WILHELM       Roberto Matias     08-08-1983   23,6       Maintenance Manager                         No

CMS COMERCIALIZADORA DE ENERGIA S.A.

                                   DATE OF    YEARS OF                                                  UNION
SURNAME             NAME         EMPLOYMENT    SERVICE              POSITION - FUNCTION              AFFILIATION
-----------   ----------------   ----------   --------   -----------------------------------------   -----------
ALBERIO       Pablo Andres (1)   12-06-2006   0,9        Gas market Sr. analyst                      No
FALZONE       Hector Sergio      08-23-1997   9,5        Business director                           No
KRAIGHER      Milena             11-01-1994   12,3       Secretary                                   No

(1) CMS Comercializadora de Energia S.A. recognized this employee prior 7 (seven) years of service when he was hired.

CMS OPERATING S.R.L.

                                   DATE OF    YEARS OF                                                  UNION
SURNAME             NAME         EMPLOYMENT    SERVICE              POSITION - FUNCTION              AFFILIATION
-----------   ----------------   ----------   --------   -----------------------------------------   -----------
CACHO
BRATTI        Florencia          05-02-2006   0,8        Receptionist                                No
CARBAJAL      Alejandro Luis     10-01-1996   10,4       Sr. market analyst                          No
              Jorge Antonio
CASANOVA      (1)                04-01-1997   9,9        Systems manager                             No
COLOMBO       Maria Cecilia      03-20-2006   0,9        Jr. accountant                              No
COSSIO        Martin             09-01-1996   10,5       Responsible for applications                No
DE            Marcela Cecilia
FRANCESCO     (2)                04-01-2005   1,9        Assistant for Sox and Internal Control      No
ELISSETCHE    German Alberto     06-19-1997   9,7        Semi Sr. market analyst                     No
FERNANDEZ
BARBIERO      Martin             02-02-1998   9,1        Responsible for Sox and Internal Control    No
FERRETTO      Sandro             11-01-2001   5,3        Semi Sr. market analyst                     No
GALLINO       Fernando           07-04-2005   1,7        Administration and finances director        No
IMPART        Silvina            09-01-2005   1,5        General legal counsel                       No
KATZ          Leonardo Pablo     09-10-1997   9,5        Sr. market analyst                          No
MOLLERAC      Maria Fernanda     04-06-1998   8,9        Assistant

                                                                  EXECUTION COPY

                                   DATE OF    YEARS OF                                                  UNION
SURNAME             NAME         EMPLOYMENT    SERVICE              POSITION - FUNCTION              AFFILIATION
-----------   ----------------   ----------   --------   -----------------------------------------   -----------
MOLLO         Maria Julieta      02-01-1995   12,1       Secretary                                   No
MOLTENI       Sergio Andres      02-23-2004   3,0        Jr. administrative                          No
              Leonardo
MONSALVO      Ruben              04-21-2004   2,9        Jr. market analyst                          No
MUNOZ
FERNANDEZ     Patricia (3)       03-01-2006   1,0        Secretary                                   No
NACCAREL
LI            Alejandra          11-01-1996   10,3       Jr. accountant analyst                      No
NACCAREL
LI            Lilian             05-01-1996   10,8       Accounting Chief                            No
OCAMPO        Maria Angela       08-01 -2006  0,6        Jr. accountant                              No
PELLE VON
PIESCHEL      Carolina           11-27-2006   0,3        Secretary                                   No
PRINCIPI      Carlos Arturo      06-02-1995   11,8       Operation and marketing manager             No
REINA         Carla Irene        01-01-1999   8,2        Jr. accountant analyst                      No
REY           Jorge Andres       11-01-1994   12,3       Human resources manager                     No
TERRANEO      Enrique (3)        08-15-2006   0,5        accountant                                  No
VAZQUEZ       Rodrigo            10-17-2005   1,4        General purpose employee                    No
VELAR DE
IRIGOYEN      Bernardo Julio     12-01-1992   14,3       President of the Board of Directors         No
VILLA DE
BIGNONE       Maria Cristina     07-28-1997   9,6        Responsible for general services            No

(1) CMS Operating S.R.L. recognized those employees prior 10 (ten) years of service when they were hired.

(2) CMS Operating S.R.L. recognized this employee prior 9.5 (nine and a half) years of service when she was hired.

(3) CMS Operating S.R.L. recognized those employees prior 5 (five) years of service when they were hired.

                                                                  EXECUTION COPY

                 SECTION 1.1(B) OF THE SELLER DISCLOSURE LETTER
                               KNOWLEDGE OF SELLER

     1.   WITH REGARD TO ALL ENTITIES

Officer                      Representation
-------                      --------------
Thomas L. Miller             Consulted with regard to representations generally
Thomas Elward                Consulted with regard to representations generally
Sharon Mclnlay               Consulted with regard to representations generally
Bernardo Velar de Irigoyen   Consulted with regard to representations generally
Fernando Gallino             Consulted with regard to representations concerning
                             tax matters, accounting and financial matters
Carlos Principi              Consulted with regard to representations generally
Jorge Rey                    Consulted with regard to representations concerning
                             employee and labor matters
Mike Weber                   Consulted with regard to representations concerning
                             environmental matters
Beverly Berger               Consulted with regard to representations concerning
                             intercompany accounts and notes matters
Jay Silverman                Consulted with regard to representations concerning
                             tax matters

                                                                  EXECUTION COPY

     2.   EXCLUSIVELY WITH REGARD TO CMS ENSENADA S.A.

Officer                      Representation
-------                      --------------
Gustavo Aguero               Consulted with regard to representations generally

     3.   EXCLUSIVELY WITH REGARD TO CENTRALES TERMICAS MENDOZA S.A.

Officer                      Representation
-------                      --------------
Carlos Bertagno              Consulted with regard to representations generally

                                                                  EXECUTION COPY

                SECTION 2.2(A)(V) OF THE SELLER DISCLOSURE LETTER
                        RESIGNATION OF ENTITIES' OFFICERS
                                  Viviana Soria

                                                                  EXECUTION COPY

                 SECTION 3.3(A) OF THE SELLER DISCLOSURE LETTER
                                EQUITY INTERESTS

Except as set forth in Section 3.3(a) of the Seller Disclosure Letter, the Equity Interests are duly authorized, validly issued and fully paid and were not issued in violation of any preemptive rights.

CUYANA S.A. DE INVERSIONES

CMS Centrales Termicas SA. has paid in 25% of the shares subscribed in Cuyana S.A. de Inversiones pursuant to the capital increase approved on December 27th, 2006. Therefore, there is a commitment to pay the balance thereof (AR$ 6,329,933) within two years from the date of subscription.

Except as set forth in Section 3.3(a) of the Seller Disclosure Letter, [...]
(ii) there are no [...] (E) other than this Agreement, contracts, agreements or arrangements of any kind relating to the issuance of any equity interest in the Entities, or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, Seller or its Affiliates are subject or bound.

CENTRALES TERMICAS MENDOZA S.A.

On December 15, 2006, Cuyana S.A. de Inversiones made an offer to acquire the whole of class "C" shares of Centrales Termicas Mendoza S.A. that are held through the Programa de Propiedad Participada ("PPP") for an aggregate amount of AR$ 4,300,000. The offer, which was accepted by an unanimous class "C" shareholders' meeting of Centrales Termicas Mendoza S.A. held on the same date, remains subject to the relevant authorizations of Banco de la Nacion Argentina (trustee of PPP) and Ministerio de Economia de la Nacion (Argentinean Ministry of Economy). All class "C" shares held through the PPP, which are fully paid, are currently pledged in favor of the Argentine Government. Once the authorizations are granted, Cuyana S.A. de Inversiones will be obliged to pay the purchase price and acquire the shares, which shall be transferred free of any Liens, including the pledge granted in favor of the Argentine Government.

                                                                  EXECUTION COPY

                 SECTION 3.3(B) OF THE SELLER DISCLOSURE LETTER
                                EQUITY INTERESTS

None.

                                                                  EXECUTION COPY

                  SECTION 33(C) OF THE SELLER DISCLOSURE LETTER
                    LIST OF THE CAPITAL STOCK OF THE ENTITIES

CMS ENSENADA S.A.

Jurisdiction of organization: City of Buenos Aires
Authorized and outstanding capital stock: AR$ 38,012,000
Percentage of its outstanding capital stock owned by the Seller: 100% in aggregate:

-    0.2106% (80,060 shares) owned by CMS Generation Holdings Company

-    99.7893% (37,931,940 shares) owned by CMS Operating S.R.L.

CMS OPERATING S.R.L.

Jurisdiction of organization: City of Buenos Aires
Authorized and outstanding capital stock: AR$ 355,410,538
Percentage of its outstanding capital stock owned by the Seller: 100% in aggregate:

-    87,8516% (312,234,100 quotas) owned by CMS International Ventures, L.L.C

-    12,1483% (43,176,438 quotas) owned by CMS Generation Holding Company

CMS COMERCIALIZADORA DE ENERGIA S.A.

Jurisdiction of organization: City of Buenos Aires
Authorized and outstanding capital stock: AR$ 122,000
Percentage of its outstanding capital stock owned by the Seller: 100 % in aggregate:

-    99.99% (121,999 shares) owned by CMS Enterprises Company

-    0.01% (1 share) owned by CMS Generation Holdings Company

CMS CENTRALES TERMICAS S.A.

Jurisdiction of organization: City of Buenos Aires
Authorized and outstanding capital stock: AR$ 25,000
Percentage of its outstanding capital stock owned by the Seller: 100% in aggregate:

                                                                  EXECUTION COPY

-    90% (22,500 shares) owned by CMS Enterprises Company

-    10% (2,500 shares) owned by CMS Generation Holdings Company

CMS GENERATION S.R.L.

Jurisdiction of organization: City of Buenos Aires.
Authorized and outstanding capital stock: AR$ 68,950,700
Percentage of its outstanding capital stock owned by the Seller: 100 % in aggregate:

-    90% (62,055,630 quotas) owned by CMS International Ventures, L.L.C.

-    10%o (6,895,070 quotas) owned by CMS Generation Holdings Company

CUYANA S.A. DE INVERSIONES

Jurisdiction of organization: City of Buenos Aires.
Authorized and outstanding capital stock: AR$ 281,330,353
Percentage of its outstanding capital stock owned by the Seller: 100% in aggregate:

-    97% (272,890,208 shares) owned by CMS Operating S.R.L.

-    3% (8,440,145 shares) owned by CMS Centrales Termicas S.A.

NOTE: CMS Centrales Termicas S.A. has paid in capital equivalent to 25% of the shares subscribed in Cuyana S.A. de Inversiones on December 27th, 2006. Therefore, there is a commitment to pay the balance thereof (AR$ 6,329,933) within two years from the date of subscription.

CENTRALES TERMICAS MENDOZA S.A.

Jurisdiction of organization: City of Buenos Aires
Authorized and outstanding capital stock: 278,326,823 shares amount AR$266,431,572 Percentage of its outstanding capital stock owned by the Seller:
92.9557%

-    92.5957% (141,946,679 class A shares and 115,772,224 class B shares) owned by Cuyana S.A. de Inversiones

TRANSPORTADORA DE GAS DEL MERCOSUR S.A.

Jurisdiction of organization: City of Buenos Aires
Authorized and outstanding capital stock: AR$ 43,512,000

                                                                  EXECUTION COPY

Percentage of its outstanding capital stock owned by the Seller: 20%

-    20% (8,702,400 class C shares) owned by CMS Operating S.R.L.

                                                                  EXECUTION COPY

                 SECTION 3.3(D) OF THE SELLER DISCLOSURE LETTER
                                EQUITY INTERESTS

CENTRALES TERMICAS MENDOZA S.A.

1. Owns 2 shares of Termoelectrica General San Martin S.A.

2. Owns 2 shares of Termoelectrica Manuel Belgrano S.A.

CMS Centrales Termicas Mendoza S.A. has assigned to the Fondo de Inversiones Necesarias para la Readaptacion del Mercado Electrico Mayorista (FONINVEMEM) (Necessary Investment Fund for the Readjustment of the Wholesale Electric Market) the credits as power compensation against the National Government. In return for the assignment of said credit Centrales Termicas Mendoza S.A. acquired shares in Termoelectrica General San Martin and Termoelectrica General Belgrano (the "Companies") pro rata the assigned credits.

In order to administer the funds transferred to FONINVEMEM by the generating companies (among others Centrales Termicas Mendoza S.A.) and build two thermoelectric power stations of 800 MW each ( the FONINVEMEM's purpose), two trusts have been created (one for each power station: Manuel Belgrano and San Martin).

Within this context, the Companies are in charge of the building and operation of both power stations and CMS Centrales Termicas Mendoza S.A. has pledged its shares in the Companies in favor of said trusts as a guarantee for its actions regarding the building and construction of the power stations.

                                                                  EXECUTION COPY

                   SECTION 3.4 OF THE SELLER DISCLOSURE LETTER
                             CONSENTS AND APPROVALS

None.

                                                                  EXECUTION COPY

                 SECTION 3.5(C) OF THE SELLER DISCLOSURE LETTER
                            NO CONFLICT OR VIOLATION

CMS ENSENADA S.A.

In accordance with the Acuerdo Transitorio (Transitional Agreement) entered into by and between CMS Ensenada S.A. and YPF S.A. on December 28, 2002, upon change of control of CMS Operating S.R.L. by CMS Enterprises Company, CMS Operating S.R.L.'s guaranty (fianza) of CMS Ensenada S.A.'s obligations under the Oferta Para el Suministro de Energia Electrica y Vapor (Power and Steam Supply Agreement) entered into by and between CMS Ensenada S.A. and YPF S.A. on August 16, 1995 shall be replaced within ten days following the Closing Date by one of the guarantees foreseen in Chapter X of the Power and Steam Supply Agreement.

                                                                  EXECUTION COPY

                 SECTION 3.6(B) OF THE SELLER DISCLOSURE LETTER
                              FINANCIAL STATEMENTS

CMS OPERATING S.R.L.

The financial statements as of December 31st, 2006 have a limitation to the auditor scope of works regarding the non-availability of the audited financial statements of Transportadora de Gas del Mercosur S.A. as of the date of issuance of CMS Operating S.R.L.'s financial statements.

                                                                  EXECUTION COPY

                 SECTION 3.7(A) OF THE SELLER DISCLOSURE LETTER
                                    CONTRACTS

CMS ENSENADA S.A.

1. Oferta para el Suministro de Energia y Vapor (Offer for the Provision of Power and Steam) entered into between CMS Ensenada S.A. and YPF S.A. dated August 16, 1995.

2. Acuerdo Transitorio (Transition Agreement) entered into between YPF S.A. and CMS Ensenada S.A. dated December 28, 2002.

3. Carta oferta para la construccion de una linea de transmision (Agreement for the construction of a transmission line) entered into between CMS Ensenada S.A. and Empresa Distribuidora La Plata S.A. dated January 7, 1997.

4. Oferta para el Servicio de Asistencia de Transporte (Offer for Transport Assistance Service) entered into between CMS Ensenada S.A. and Metrogas S.A. dated July 31, 2006.

5. Oferta para la distribucion del servicio de gas natural (Offer to render distribution of natural gas service) entered into between CMS Ensenada S.A. and Camuzzi Gas Pampeana S.A. dated March 18, 1996.

6. Acuerdo de Despacho y Operacion (Dispatch and Operating Agreement) entered into between Empresa de Energia y Vapor S.A., CMS Ensenada S.A. - UTE and Camuzzi Gas Pampeana S.A. dated May 14, 1996.

7. Oferta para el Suministro de Piezas y Servicios de Mantenimiento (Offer for the Provision of Parts and Maintenance Services) entered into between CMS Ensenada S.A. and General Electric International Inc. dated May 5, 1997.

8. Oferta para el Servicio de Transporte en Firme (Offer for Transportation Service) entered into between CMS Ensenada S.A. and Transportadora de Gas del Sur S.A. dated July 21, 1997

9. Operation and Maintenance Agreement (La Plata Cogeneration Facility) entered into between CMS Operating S.A. and CMS Ensenada S.A., dated May 7, 1997.

10. Promissory Notes from CMS Ensenada S.A. to CMS Enterprises Company dated (i) January 15, 2004; (ii) July 15, 2004; and (iii) July 7, 2005 in the amounts of $825,421, $2,003,898, and $577,042, respectively.

CMS COMERCIALIZADORA DE ENERGIA S.A.

1. Oferta para la Contratacion del Servicio de Intercambio y Desplazamiento de Gas Natural (Offer to Hire a Service for the Exchange and Movement of Natural
Gas) entered into between CMS Comercializadora de Energia S.A. and Transportadora de Gas del Norte S.A. dated August 3, 2006.

                                                                  EXECUTION COPY

2. Oferta de Servicio de Transporte (Offer for Transportation Service) entered into between CMS Comercializadora de Energia S.A. and Metroenergia S.A. dated July 28, 2006.

3. Oferta para el Servicio de Transporte Interrumpible (Offer for Transportation Service) entered into between CMS Comercializadora de Energia S.A. and Transportadora de Gas del Sur S.A. dated August 11, 2006.

4. Oferta de Servicio de Gestion Comercial (Commercial Management Service Offer) entered into between CMS Comercializadora de Energia S.A. and MetroEnergia S.A. dated July 28, 2006.

5. Oferta de Venta de Gas (Gas Sale Offer) entered into betweeen CMS Comercializadora de Energia S.A. and Pluspetrol S.A. dated December 27, 2006.

6. Oferta de Compra de Gas (Gas Purchase Offer) entered into between CMS Comercializadora de Energia S.A. and A. Mutz S.R.L. dated January 15, 2007.

CENTRALES TERMICAS MENDOZA S.A.

1. Long Terms Parts and Long Term Services Agreement entered into between Centrales Termicas Mendoza S.A. and General Electric International Inc., General Electric International Inc. (Argentine Branch) and G.E. Energy Parts Inc. dated January 31, 2001.

2. Program Parts, Miscellaneous Hardware, Program Management, and Services Contract entered into between Centrales Termicas Mendoza S.A. and Siemens Westinghouse Power Corporation, dated January 28, 2005.

3. Steam Generation Services Agreement entered into between Centrales Termicas Mendoza S.A. and YPF S.A., November 17, 1997 and Amendment for the resolution of disputes dated July 2, 2001 and Amendment (offer for price adjustment) dated May 12, 2005.

4. Gas Sale and Purchase Agreement entered into between Centrales Termicas Mendoza S.A. and Total Austral S.A., Bridas Austral S.A. and Deminex Argentina S.A. by exchange of letters dated June 11, 12 and 14, 1996 and Additional
Clauses: (i) No. i dated June 30, 1997; and (ii) No. 2 dated June 12, 2001.

5. Carta Oferta de Transporte en Firme (Offer Letter for Transportation) entered into between Centrales Termicas Mendoza S.A. and Transportadora de Gas del Norte S.A. dated June 25, 1996 and Amendment dated April 22, 2003.

6. Acuerdo para el Servicio de Transporte de Gas (Gas Transportation Service Agreement) entered into between Centrales Termicas Mendoza S.A. and Transportadora de Gas de Norte S.A. dated April 5, 2004.

7. Oferta para la Distribucion de Gas (Offer for Gas Distribution) entered into between Centrales Termicas Mendoza S.A. and Distribuidora de Gas Cuyana S.A. dated October 1, 1996 and Addendas (amendments) dated (i) May 2, 1997; (ii) August 3, 1998; (hi) July 4, 2003; and (iv) November 10, 2004.

                                                                  EXECUTION COPY

8. Agreement for rendering assistance in peak hours entered into between Distribuidora de Gas Cuyana S.A. and Centrales Termicas Mendoza S.A., October 1, 1996; Acuerdo Complementario (Complementary Agreement) dated August 3, 1998; Addendas (amendments) dated: (i) December 10, 2001; (ii) July 4, 2003; and (iii) November 10, 2004.

9. Addenda Ndegrees 4 a los Contratos de Distribucion, Asistencia en Picos y Complementario para el Servicio de Compresion (Amendment No. 4 to the Distribution Agreement, Peak Hours Assistance Agreement and Complementary Agreement for the Compresion Service) entered into between Centrales Termicas Mendoza S.A. and Distribuidora de Gas Cuyana S.A. dated July 24, 2006.

10. Acuerdo de Balance de Gas (Gas Balance Agreement) entered into between Distribuidora de Gas Cuyana S.A. and Centrales Termicas Mendoza S.A. dated August 3, 1998.

11. Contrato de Transporte de Gas (Gas Transportation Agreement) entered into between Centrales Termicas Mendoza S.A. and Distribuidora de Gas Cuyana S.A. dated January 31, 2006.

12. Acuerdo Operativo de Desbalances para el Sistema de Distribucion (Operative Agreement for the Imbalances on the Distribution System) entered into between Centrales Termicas Mendoza S.A. and Distribuidora de Gas Cuyana S.A. dated December 15, 2000.

13. Contrato de Operacion (Operating Agreement) entered into between CMS Operating S.A. and Centrales Termicas Mendoza S.A. in May, 1995 and Amendment I dated December 11, 2000, Amendment II dated November 12, 2001, Amendment III dated November 1, 2002, Amendment IV dated December 29, 2003, Amendment V dated November 1, 2004, Amendment VI dated November 11, 2005 and Amendment VII dated November 1, 2006.

CMS OPERATING S.R.L.

1. Shareholder Loan Agreement entered into between Transportadora de Gas del Mercosur S.A., as borrower, and Sofax Banque, Compania General de Combustibles S.A.,, TECGAS Argentina S.A., PETRONAS Argentina S.A.. CMS Operating S.R.L. and CMS Internationa] Ventures L.L.C., collectively as lenders, dated August 30, 2001 and amendments thereof dated (i) January 31, 2003; (ii) January 30, 2004,
(iii) September 7, 2004; (iv) January 31, 2005; (v) January 31, 2006; and (vi) January 31, 2007.

2. Contrato de Desarrollo, Provision, Instalacion y puesta en marcha de Software de Aplicacion (Application software development, supply, installation and running agreement) entered into between CMS Operating S.R.L. and Dipros S.A. dated January 6, 2006.

3. Contrato de Prestamo (Loan Agreement) entered into between CMS Operating S.A. and CMS Centrales Termicas S.A. dated December 27, 2006.

4. Contrato de Operacion (Operating Agreement) entered into between CMS Operating S.A. and Centrales Termicas Mendoza S.A. in May, 1995 and Amendment I dated December 11, 2000,

                                                                  EXECUTION COPY

Amendment II dated November 12, 2001, Amendment III dated November 1, 2002, Amendment IV dated December 29, 2003, Amendment V dated November 1, 2004, Amendment VI dated November 11, 2005 and Amendment VII dated November 1, 2006.

5. Operation and Maintenance Agreement (La Plata Cogeneration Facility) entered into between CMS Operating S.A. and CMS Ensenada S.A., dated May 7, 1997.

CMS CENTRALES TERMICAS MENDOZA S.A.

13. Contrato de Prestamo (Loan Agreement) entered into between CMS Operating S.A. and CMS Centrales Termicas S.A. dated December 27, 2006.

CUYANA S.A. DE INVERSIONES

Promissory Note from CMS Generation Investment Company VI to Cuyana S.A. de Inversiones dated December 21, 2005.Outstanding principal amount $ 12,484,339 plus accrued interests.

                                                                  EXECUTION COPY

                 SECTION 3.7(B) OF THE SELLER DISCLOSURE LETTER
                                    CONTRACTS

1. Shareholder Loan Agreement entered into between Transportadora de Gas del Mercosur S.A., as borrower, and Sofax Banque, Compania General de Combustibles S.A., TECGAS Argentina S.A., PETRONAS Argentina S.A., CMS Operating S.R.L.. and CMS International Ventures L.L.C., collectively as lenders, dated August 30, 2001 and amendments thereof dated (i) January 31, 2003; (ii) January 30, 2004,
(iii) September 7, 2004; (iv) January 31, 2005; (v) January 31, 2006; and (vi) January 31, 2007. The amount owed to CMS International Ventures, L.L.C. and CMS Operating S.R.L. are evidenced in: (i) promissory note from Transportadora de Gas del Mercosur S.A. to CMS International Ventures, L.L.C. (the current balance is $ 7,807,814.45 as of January 31, 2007); and (ii) promissory note from Transportadora de Gas del Mercosur S.A. to CMS Operating S.R.L. (the current balance is $ 277,011.51 as of January 31, 2007).

2. Promissory Notes from CMS Ensenada S.A. to CMS Enterprises Company dated (i) January 15, 2004; (ii) July 15, 2004; and (iii) July 7, 2005 in the amounts of $825,421, $2,003,898, and $577,042, respectively.

3. Promissory Note from CMS Generation Investment Company VI to Cuyana S.A. de Inversiones dated December 21, 2005. Outstanding principal amount $ 12,484,339 plus accrued interests.

                                                                  EXECUTION COPY

                 SECTION 3.7(C) OF THE SELLER DISCLOSURE LETTER
                                    CONTRACTS

None

                                                                  EXECUTION COPY

                 SECTION 3.7(D) OF THE SELLER DISCLOSURE LETTER
                                    CONTRACTS

CMS ENSENADA S.A.

The de-mineralized, de-gasified water provided by YPF S.A. to CMS Ensenada S.A. for the heat boilers plant pursuant to the Power and Steam Supply Agreement may not meet the minimum quality requirements to enable the facility to operate adequately, which could be the reason for corrosion and other malfunctions.

CENTRALES TERMICAS MENDOZA S.A.

Pursuant to that certain Long Term Parts and Term Services Agreement entered into by and between Centrales Termicas Mendoza S.A. and General Electric International Inc., General Electric International Inc., (Argentina Branch) and G.E. Energy Parts on January 31, 2001, Centrales Termicas Mendoza S.A. undertook to grant a given $ 300,000 bank guaranty from US bank to said parties. As of the date hereof, the guarantee provided by Centrales Termicas Mendoza S.A. has expired and is in the process of being renegotiated. G.E. might consider the lack of guaranty as a breach of the Agreement by Centrales Termicas Mendoza S.A.

                                                                  EXECUTION COPY

        SECTION 3.8 OF THE SELLER DISCLOSURE LETTER COMPLIANCE WITH LAWS

CMS COMERCIALIZADORA DE ENERGIA S.A.

1. CMS Comercializadora de Energia S.A. is not complying with Section 55 of Resolution No. 7/2005 issued by the Inspection General de Justicia (Commercial Companies House) regarding plurality of shareholders.

2. Shareholder CMS Enterprises Company has filed the information for 2005 and 2006 in order to comply with Resolution No. 7/2005 and Resolution No. 12/2005 issued by the Inspection General de Justicia (Commercial Companies House) on February 14, 2007. Final approval by Inspection General de Justicia (Commercial Companies House) is pending.

3. CMS Comercializadora de Energia S.A. has initiated the filings before the Inspection General de Justicia (Commercial Companies House) in order to register the appointment of the members of the Board of Directors for 2006 period. Final approval by Inspection General de Justicia (Commercial Companies House) is pending

CMS ENSENADA S.A.

1. CMS Ensenada S.A. is not complying with Section 55 of Resolution No. 7/2005 issued by the Inspection General de Justicia (Commercial Companies House) regarding plurality of shareholders.

2. Pursuant to the terms of the Transportation Service Agreement entered into between CMS Ensenada S.A. and Transportadora de Gas del Sur S.A. dated July 21, 1997, Transportadora de Gas del Sur S.A. has applied five separate fines (for an aggregate amount of AR$ 5,124,754.83) to CMS Ensenada S.A. based on the alleged imbalances in the volume of natural gas supplied in accordance with Ente National Regulador del Gas - ENARGAS Resolution Ndegrees 716/98. The amount of the fines has been disputed by CMS Ensenada S.A. In August 2006, Transportadora de Gas del Sur S.A. brought an action before ENARGAS in order to settle the dispute and collect the fines. CMS Ensenada S.A. has rejected Transportadora de Gas del Sur S.A.'s demands and has sustained that imbalances were caused by gas supplier's (YPF S.A.) breaches. CMS Ensenada S.A. has requested that YPF S.A. (the gas supplier) be subpoenaed, which has been accepted by ENARGAS. A resolution by ENARGAS is pending.

CMS OPERATING S.R.L.

1. The information has been filed with the Inspection General de Justicia (Commercial Companies House) to register: (i) appointment of managers for 2006 period; and (ii) capital increase and the corresponding by-laws' amendment approved by the ordinary and extraordinary Quotaholders' meeting held on December 27, 2006. Final approval by Inspection General de Justicia (Commercial Companies House) is pending

2. Shareholder CMS International Ventures LLC has filed all the information required in order to comply with Resolution No. 7/2005 issued by the Inspection General de Justicia (Commercial

                                                                  EXECUTION COPY

Companies House) regarding foreign holding companies for 2006 period. Final approval of Inspection General de Justicia (Commercial Companies House) is pending.

CMS CENTRALES TERMICAS S.A.

1. The information has been filed with the Inspection General de Justicia (Commercial Companies House) to register: (i) the capital increase approved by the shareholders' meeting held on May 5th, 2005; and (ii) the appointment of the members of the Board of Directors for 2006 period approved by the shareholders' meeting held on May 22nd, 2006. Final approval of Inspection General de Justicia (Commercial Companies House) is pending.

2. Shareholder CMS International Ventures LLC has filed all the information required in order to comply with Resolution No. 7/2005 issued by the Inspection General de Justicia (Commercial Companies House) regarding foreign holding companies for 2006 period. Final approval of Inspection General de Justicia (Commercial Companies House) is pending.

3. CMS Centrales Termicas S.A. is not complying with section 31 of the Commercial Companies Act No. 19,550 since its shareholding in Cuyana S.A. de Inversiones exceeds its free reserves and half of its capital stock and mandatory reserves.

CMS GENERATION S.R.L.

The information has been filed with the Inspection General de Justicia (Commercial Companies House) to register the capital increase and the corresponding by-laws' amendment approved by means of the ordinary and extraordinary quotaholders' meeting held on April 4, 2005. Final approval by Inspection General de Justicia (Commercial Companies House) is pending.

CUYANA S.A. DE INVERSIONES

The information has been filed with the Inspection General de Justicia (Commercial Companies House) to register the capital increase approved by the Ordinary and Extraordinary Shareholders' meeting held on December 27, 2006. Final approval by Inspection General de Justicia (Commercial Companies House) is pending.

                                                                  EXECUTION COPY

                   SECTION 3.9 OF THE SELLER DISCLOSURE LETTER
                                     PERMITS

None

                                                                  EXECUTION COPY

                  SECTION 3.10 OF THE SELLER DISCLOSURE LETTER
                                   LITIGATION

The following claims/lawsuits have been filed against the Entities:

CENTRALES TERMICAS MENDOZA S.A.

1. "Consejo Profesional de Ingenierosy Geologos s/Apremio " (legal proceeding for purposes of debt collection): File No. 351.365. The amount claimed is AR$ 4,000.

2. "Rodriguez, Diego Alberto c/ del Barco, Roberto y otro s/ despido" (firing, labor claim): File No. 14.999. The amount claimed is AR$ 14,344.

3. "Direction de Defensa del Consumidor s/ C.T.M. S.A. " (National Public Entity of Consumer Rights): Administrative File. The amount claimed is AR$ 50.

4. Customs' claim against Centrales Termicas Mendoza S.A. (importation of spare parts subject to dispute as to new or used status of parts): Administrative File No. 580.749/2003. The amount claimed is AR$ 260,836.

5. "Escardini Graciela Marina c/ Centrales Termicas Mendoza s/despido" (firing, labor claim) hearing before Labor Court No. 5 of the city of Mendoza. The amount claimed is AR$ 168,178.

CMS ENSENADA S.A.

1. "Figueroa Claudia Antonia c/ CMS Ensenada S.A. s/ accidente action civil" (accident, labor claim) hearing before Labor Court No. 21 of the city of Buenos Aires. The amount claimed is AR$ 151,580.

2. "Figueroa Claudia Antonia c/ CMS Ensenada S.A. s/ cobro de pesos " (accident, labor claim) hearing before Labor Court No. 50 of the city of Buenos Aires. The amount claimed is AR$ 94,984.

Note: CMS Ensenada S.A. filed in 1998 a joint-claim against the Organismo de Control de la Energia Electrica de la Provincia de Buenos Aires for the non application of a tax rate ("Central Dock Sud S.A. y otros c/ Buenos Aires, Provincial y otro s/ action declarativa de inconstitucionalidad\ Federal Courts of La Plata, Secretary No. 4).

CMS OPERATING S.R.L.

1. "Reina Carla Irene c/CMS Opreating S.R.L. s/cobro de pesos" (labor claim) hearing before Administrative Court of the city of Buenos Aires. A hearing is expected for March 19, 2007. The claimant requested the Aseguradora de Riesgos de Trabajo (ART) to attend the hearing. The amount claimed is AR$ 180,000 plus 20% attorney's fees.

                                                                  EXECUTION COPY

2. "Soria Viviana c/CMS Operating S.R.L. s/ despido" (firing, labor claim) hearing before Administrative Court of the city of Buenos Aires (SECLO). The amount claimed is AR$ 848,707.26 plus 20% attorney's fees. This claim related to items not considered in the final payment and an indemnity letter since the claimant was director and syndic for different Entities.

In March 9, 2007 the proceeding before the SECLO was already finished and the parties did not reach a conciliatory agreement.

                                                                  EXECUTION COPY

                 Section 3.11(a) of the Seller Disclosure Letter
                                Employee Matters

Centrales Termicas Mendoza S.A.

1. Employees of Centrales Termicas Mendoza S.A. own 4,205,698 class "C" shares through the Programa de Propiedad Participada.

2. Section 22 of Centrales Termicas Mendoza S.A.'s by-laws establishes a dividend distribution of 0.5% of the corporations net profits. This is paid to the personnel every year according to the distribution set forth thereof.

3. At present, Centrales Termicas Mendoza has two pension or saving plans: (i) one that includes all personnel comprised in Acta Convencional entered into between Centrales Termicas Mendoza S.A. and Federation Argentina de Trabajadores de Luzy Fuerza\ and (ii) the one that includes all personnel comprised in the Collective Bargaining Agreement No. 788/06 "E" entered into between Centrales Termicas Mendoza S.A. and Asociacion de Profesionales Universitarios del Aguayla Energia Electrica.

4. The 70% of the personnel's meal is borne by Centrales Termicas Mendoza S.A. being the unitary cost between AR$5 and AR$6 per meal.

5. There are plant vehicles (pick-ups, vans and cars), which are used by the plant's personnel.

6. Centrales Termicas Mendoza S.A pays for the radio and cell phone communication systems.

7. Internet Service -with access to Centrales Termicas Mendoza S.A.'s server- is provided to certain employees at their domiciles.

8. The company affords language-training courses for the employees either totally or partially, depending on the case.

9. Usually and according to the different updating needs, the company affords training courses, in or out the company.

10. Pending vacations of the staff from Centrales Termicas Mendoza S.A.:

                                PENDING VACATIONS

                                                                                                 TOTAL
                                                                                                PENDING
SURNAME AND NAME                        COMPANY              2001   2002   2003   2004   2005     DAYS
----------------             -----------------------------   ----   ----   ----   ----   ----   -------
ALONSO, OSVALDO              CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
AMAYA, JORGE G.              CENTRALES TERMICAS MENDOZA SA     0      0      0      1     28       29
AYALA, HECTOR F.             CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
BARBAZZA, Oscar Alberto      CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
BARCHIESI, Juan              CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
BERTAGNO, Carlos Hugo        CENTRALES TERMICAS MENDOZA SA     0      0      0      0     21       21
BLANCO, Eduardo F.           CENTRALES TERMICAS MENDOZA SA     0      0      0      0     13       13
BORDIN, ANGELA.              CENTRALES TERMICAS MENDOZA SA     0      0      2     35     35       72

BURGQA, ALEJANDRA            CENTRALES TERMICAS MENDOZA SA     0      0      0      0      3        3
CALDERON, Marcelino          CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
CALISE, Veronica             CENTRALES TERMICAS MENDOZA SA     0      0      0      0     22       22
CARAM, Mariana               CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
CASTILLO, Carlos Alberto     CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
CASTRO, VICTOR M.            CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
CIARALLQ, Javier             CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
COMARIN, CARLOS A.           CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
COPPI, CESAR ADOLFO          CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
CORDERO, Nelson Ariel        CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
CHACON, ROLANDO              CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
DAVOLIO, ANTONIO R.          CENTRALES TERMICAS MENDOZA SA     0      0      0     30     35       65
ENRIQUEZ, Carlos Daniel      CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
FUNES, OSCAR F.              CENTRALES TERMICAS MENDOZA SA     0      0      0      0      2        2
GARCIA, ENRIQUE              CENTRALES TERMICAS MENDOZA SA    23     35     35     35     35      163
GARCIA, HUGO OMAR            CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
GIMENEZ, Jose Luis           CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
GOMEZ, HECTOR                CENTRALES TERMICAS MENDOZA SA     0      0      0      0     11       11
GONZALES, Fabian Andres      CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
GONZALEZ, Walter Horacio     CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
GRZONA, GUSTAVO              CENTRALES TERMICAS MENDOZA SA     0      0      0     12     35       47
GUINAZU, Asdrubal Juan       CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
HERVIDA, ERNESTO             CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
LAGHEZZA, LEONARDO           CENTRALES TERMICAS MENDOZA SA     0      8     28     28     35       99
LIBERAL, SERGIO J.           CENTRALES TERMICAS MENDOZA SA     0      0      0      0     30       30
LUQUEZ, DANIEL               CENTRALES TERMICAS MENDOZA SA     0      0      0     27     35       62
MARIOTTI, Veronica Beatriz   CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
MAROTTOLI, Jose Antonio      CENTRALES TERMICAS MENDOZA SA     0      0     13     21     21       55
MASSIERO, RAUL E.            CENTRALES TERMICAS MENDOZA SA     0      0     18     35     35       88
MAZZITELLI, ERNESTO          CENTRALES TERMICAS MENDOZA SA     0      0      0      1     35       36
MONTERO, JOSE A.             CENTRALES TERMICAS MENDOZA SA     0      0      0      0     31       31
MORALES, RICARDO             CENTRALES TERMICAS MENDOZA SA     0      0      0     13     35       48
MORENO, Gabriel Sebastian    CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
NAHIM, RAUL                  CENTRALES TERMICAS MENDOZA SA     0      0      0     35     35       70
ORTEGA, NORBERTO             CENTRALES TERMICAS MENDOZA SA     0      0      0      4     35       39
ORTIZ, Angel Daniel          CENTRALES TERMICAS MENDOZA SA     0      0      0      0     10       10
PARIGI, RAUL                 CENTRALES TERMICAS MENDOZA SA     0      0      0      4     35       39
PEREYRA, MANUEL              CENTRALES TERMICAS MENDOZA SA     0      0      0      0      1        1
PEREZ, DANIEL R.             CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
PEREZ, GABRIEL RAUL          CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0

PEREZ, OSCAR H.              CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
POPULIN, Jorge Jose          CENTRALES TERMICAS MENDOZA SA    16     30     30     30     30      136
RODRIGUEZ, MIGUEL H.         CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
ROMERO, JORGE E.             CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
SEVILLA, JORGE C.            CENTRALES TERMICAS MENDOZA SA     0      0      0      0     34       34
SEVILLA, JULIO J.            CENTRALES TERMICAS MENDOZA SA     0      0      0      1     28       29
SIMON, Mario Gabriel         CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
STROSCIO, JUAN A.            CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
TERRANEO, Enrique            CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
ULLOA, Pamela Alejandra      CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
VAZQUEZ, DANIEL              CENTRALES TERMICAS MENDOZA SA     0      0      0      0      5        5
VERA, MIGUEL E.              CENTRALES TERMICAS MENDOZA SA     0     16     35     35     35      121
VIOLA, Fernando Sebastian    CENTRALES TERMICAS MENDOZA SA     0      0      0      0      0        0
WILHELM, ROBERTO M.          CENTRALES TERMICAS MENDOZA SA    22     28     35     35     35      155

CMS Ensenada S.A.

1. CMS Ensenada S.A. pays for cell phone communication system.

2. The 70% of the personnel's meal is borne by CMS Ensenada S.A. being the unitary cost between AR$5 and AR$6 per meal.

3. There are plant vehicles (pick-ups, vans and cars), which are used by the plant's personnel.

4. Internet Service -with access to CMS Ensenada S.A.'s sever- is provided to certain employees at their domiciles.

5. The company affords language-training courses for the employees either totally or partially, depending on the case.

6. Usually and according to the different updating needs, the company affords training courses, in or out the company.

7. Pending vacations of the staff from CMS Ensenada S.A.:

                                PENDING VACATIONS

                                                                                         TOTAL
                                                                                        PENDING
SURNAMES             NAME             COMPANY        2001   2002   2003   2004   2005     DAYS
------------   ---------------   ---------------     ----   ----   ----   ----   ----   -------
AGUERQ         GUSTAVO           CMS Ensenada SA       0      0      0      0      0        0
FRANCO         SILVIA            CMS Ensenada SA       0      0      0      0      0        0
MARCHUETA      GERARDO           CMS Ensenada SA       0      0      0      0      7        7
BARQUER        FERNANDO          CMS Ensenada SA       0      0      0      0      0        0
TARAS          ANDRES            CMS Ensenada SA       0      0      0      0      0        0
LOSADA         RICARDO           CMS Ensenada SA       0      0      0      0      0        0
SACCON         DANIEL            CMS Ensenada SA       0      0      0      0      0        0
CASTRO         JORGE             CMS Ensenada SA       0      0      0      0      0        0
BISCONTI       HORACIO           CMS Ensenada SA       0      0      0      0      0        0
LATASTE        SERGIO            CMS Ensenada SA       0      0      0      0      0        0
SILVA          JUAN PABLO        CMS Ensenada SA       0      0      0      0      0        0

GLAVICH        PEDRO             CMS Ensenada SA       0      0      0      0      0        0
FRANCECE       WALTER            CMS Ensenada SA       0      0      0      0      0        0
GONZALEZ       EDGARDO           CMS Ensenada SA       0      0      0      0      0        0
BARBIER        EDGARDO           CMS Ensenada SA       0      0      0      0      0        0
ESTIVARIZ      DIEGO             CMS Ensenada SA       0      0      0      0     21       21
MOSCARELLA     EUGENIO           CMS Ensenada SA       0      0      0      0      0        0
PERUSIN        ALEJANDRO         CMS Ensenada SA       0      0      0      0      0        0
BORLANDO       MARIA PIA         CMS Ensenada SA       0      0      0      0      0        0
SINTES         LAURA             CMS Ensenada SA       0      0      0      0      0        0
BRANAS         PABLO             CMS Ensenada SA       0      0      0      0      0        0
LOPEZ BUSTO    MARIA del C.      CMS Ensenada SA       0      0      0      0      0        0
DEL VECCHIO    MARIA A.          CMS Ensenada SA       0      0      0      0      0        0

CMS Operating S.R.L

1. The company pays for certain employee assigned cell phones.

2. Internet Service -with access to CMS Operating S.R.L.'s sever- is provided to certain employees at their domiciles.

3. The company affords language-training courses for the employees either totally or partially, depending on the case.

4. Usually and according to the different updating needs, the company affords training courses, in or out the company.

5. Pending vacations of the staff from CMS Operating S.R.L.:

                               PENDING VACATIONS

                                                                                         TOTAL
                                                                                        PENDING
SURNAMES             NAME             COMPANY        2001   2002   2003   2004   2005     DAYS
------------   ---------------   -----------------   ----   ----   ----   ----   ----   -------
ALBERIQ        PABLO ANDRES      CMS OPERATING SRL     0      0      0      0      0        0
CACHOBRATTI    FLORENCIA         CMS OPERATING SRL     0      0      0      0      0        0
CARBAJAL       ALEJANDRO LUIS    CMS OPERATING SRL     0      0      0      0      0        0
CASANOVA       JORGE ANTONIO     CMS OPERATING SRL     0      0      0      0     29       29
COLOMBO        MARIA CECILIA     CMS OPERATING SRL     0      0      0      0      0        0
COSSIO         MARTIN            CMS OPERATING SRL     0      0      0      0      0        0
DE FRANCESCO   MARCELA CECILIA   CMS OPERATING SRL     0      0      0      0      0        0
ELISSETCHE     GERMAN ALBERTO    CMS OPERATING SRL     0      0      0      0      0        0
FALZONE        HECTOR SERGIO     CMS OPERATING SRL     0      0      0      0      0        0
FERNANDEZ
BARBIERO       MARTIN            CMS OPERATING SRL     0      0      0      0      0        0
FERRETTO       SANDRO            CMS OPERATING SRL     0      0      0      0      0        0
GALLINO        FERNANDO          CMS OPERATING SRL     0      0      0      0      0        0
INDART         SILVINA           CMS OPERATING SRL     0      0      0      0      0        0
KATZ           LEONARDO PABLO    CMS OPERATING SRL     0      0      0      0      0        0
KRAIGHER       MILENA            CMS OPERATING SRL     0      0      0      0     14       14
MOLLERACH      MARIA FERNANDA    CMS OPERATING SRL     0      0      0      0      2        2
MOLLO          MARIA JULIETA     CMS OPERATING SRL     0      0      0      0      9        9

MOLTENI        SERGIO ANDRES     CMS OPERATING SRL     0      0      0      0      0        0
MONSALVO       LEONARDO RUBEN    CMS OPERATING SRL     0      0      0      0      0        0
MUNOZ
FERNANDEZ      PATRICIA          CMS OPERATING SRL     0      0      0      0      0        0
NACCARELLI     ALEJANDRA         CMS OPERATING SRL     0      0      0      0      0        0
NACCARELLI     LILIAN            CMS OPERATING SRL     0      0      0      0      0        0
OCAMPO         MARIA ANGELA      CMS OPERATING SRL     0      0      0      0      0        0
PRINCIPI       CARLOS ARTURO     CMS OPERATING SRL     0      0      0     21     28       49
REY            JORGE ANDRES      CMS OPERATING SRL    11     30     30     30     30      131
TERRANEO       ENRIQUE           CMS OPERATING SRL     0      0      0      0      0        0
VAZQUEZ        RODRIGO           CMS OPERATING SRL     0      0      0      0      0        0
VELAR DE
IRIGOYEN       BERNARDO JULIO    CMS OPERATING SRL     0      0      0      0      0        0
VILLA DE
BIGNONE        MARIA CRISTINA    CMS OPERATING SRL     0      0      0      0      6        6

CMS Comercializadora de Energia S.A,

1. The company pays for certain employee assigned cell phones.

2. Internet Service -with access to CMS Comercializadora de Energia S.A.'s sever- is provided to certain employees at their domiciles.

3. The company affords language-training courses for the employees either totally or partially, depending on the case.

4. Usually and according to the different updating needs, the company affords training courses, in or out the company.

                                                                  EXECUTION COPY

                 Section 3.11(d) of the Seller Disclosure Letter
                                Employee Matters

None.

                                                                  EXECUTION COPY

                 Section 3.11(e) of the Seller Disclosure Letter
                                Employee Matters

Centrales Termicas Mendoza S.A.

Centrales Termicas Mendoza S.A. has developed a benefit plan for the employees who are neither comprised under the scope of the pension fund created for those employees represented by Federation Argentina de Trabajadores de Luz y Fuerza nor the pension fund created for the personnel represented by Asociacion de Profesionales Universitario del Agua y la Energia Electrica. There is a formal engagement with the personnel to put in force this pension plan as from January 1, 2007 and to apply it retroactively from November 1994. The plan implementation process has been already finished and waits for final approval.

                                                                  EXECUTION COPY

                 Section 3.11(f) of the Seller Disclosure Letter
                                Employee Matters

None.

                                                                  EXECUTION COPY

                  Section 3.12 of the Seller Disclosure Letter
                                 Labor Relations

Centrales Termicas Mendoza S.A.

1. Collective Bargaining Agreement entered into between Centrales Termicas Mendoza S.A. and Federation Argentina de Trabajadores de Luzy Fuerza dated October 6, 1995.

2. Collective Bargaining Agreement entered into between Centrales Termicas Mendoza S.A. and Obra Social de los Profesionales del Agua y Energia Electrica dated December 28, 2005.

3. Collective Bargaining Agreement entered into between Centrales Termicas Mendoza S.A. and Asociacion de Profesionales del Agua y Energia Electrica dated December 28, 2005.

                                                                  EXECUTION COPY

                 Section 3.13(a) of the Seller Disclosure Letter
                              Intellectual Property

CMS Operating S.R.L.

Internet Domain Names: (i) ctmendoza.com.ar; and (ii) ctlaplata.com.ar.
Owner: CMS Operating S.A.
Expiration date: July 4,2007.

Centrales Termicas Mendoza S.A.
Trademark application: CTM CENTRALES TERMICAS MENDOZA S.A. with design
Class: 7
Owner: CENTRALES TERMICAS MENDOZA S.A.
Application number: 2674259
Filing date: 30/05/2006
Publication date: 26/07/2006
Bulletin: 2430

Trademark application: CTM CENTRALES TERMICAS MENDOZA S.A. with design
Class: 9

Owner: CENTRALES TERMICAS MENDOZA S.A.
Application number: 2674260
Filing date: 30/05/2006
Publication date: 26/07/2006
Bulletin: 2430

Trademark application: CTM CENTRALES TERMICAS MENDOZA S.A. with design
Class: 37
Owner: CENTRALES TERMICAS MENDOZA S.A.
Application number: 26742601
Filing date: 30/05/2006
Publication date: 26/07/2006
Bulletin: 2430

Comercializadora de Energia S.A.

Trademark: COMESA COMERCIALIZADORA DE ENERGIA S.A.
Class: 36
Owner: COMERCIALIZADORA DE ENERGIA S.A.
Registration number: 1.678.159
Filing date: 23/04/1997
Publication date: 18/06/1997
Expiration Date: 15/09/2010
Bulletin: 1613

Transportadora de Gas del Mercosur S.A.

Trademark: TGM TRANSPORTADORA DE GAS DEL MERCOSUR S A
Class: 27
Owner: Transportadora de Gas del Mercosur S.A.
Registration number: 1.804.329
Filing date: 22/03/1999
Expiration date: 24/08/2011

                                                                  EXECUTION COPY

                 Section 3.13(b) of the Seller Disclosure Letter
                              Intellectual Property

None.

                                                                  EXECUTION COPY

                  Section 3.14 of the Seller Disclosure Letter
              Representations with Respect to Environmental Matters

CMS Ensenada S.A.

Pursuant to the report issued by Ente Nacional Regulador de la Electricidad
(ENRE) on July 4, 2006 two opportunities of improvements (oportunidades de mejora) and three observations (observaciones) have been detected, which can be solved by CMS Ensenada S.A. using the Environmental Management System in force. Twice a year, CMS Ensenada S.A. informs ENRE on the observations and findings. In November 2006, ENRE lifted 100% of the observations and one of the findings. There are 80% of the findings remaining.

Centrales Termicas Mendoza S.A.

Pursuant to the report issued by the Atomic Energy Commission ("Comision Nacional de Energia Atomica") on June 23, 2005, six opportunities of improvements (oportunidades de mejora), four observations (observaciones) and two findings (hallazgos) were detected, as informed through Ente Nacional Regulador del Gas" note issued on June 23, 2005.

Twice a year, Centrales Termicas Mendoza S.A. informs ENRE on the observations and findings. In November 2006, ENRE lifted all of the observations, one of the findings and verified the implementation of all opportunities of improvements. There is one finding still remaining.

Upon taking over operations of Centrales Termicas Mendoza S.A., an extensive clean-up of oil-contaminated soil was undertaken. A lined pit was constructed on-site and oily soil was encapsulated in this pit. There has been no evidence of release of any contamination from this pit.

                                                                  EXECUTION COPY

                  Section 3.15 of the Seller Disclosure Letter
                                   Tax Matters

3.15 (b)

Cuyana S.A. de Inversiones

On January 11, 2007 Cuyana S.A. de Inversiones filed a rectification affidavit for income tax corresponding to the fiscal year 2004 and 2005 by which it was recognized a profit stemming from the inflation adjustment of certain irrevocable contributions reimbursed by Centrales Termicas Mendoza S.A.. As a result Cuyana S.A de Inversiones paid additional tax for the amount of AR$ 22,710,750.

3.15(d)

"There is no dispute or claim concerning any Tax liability of an Entity claimed or raised by any taxing authority in writing... "

CMS Ensenada S.A.

1. On September 20, 1999, CMS Ensenada S.A. was put on notice of a claim by the Province of Rio Negro (Direction General de Rentas de la Provincia de Rio Negro) for failure to pay stamp tax, requiring payment of tax for an aggregate amount of AR$ 1.09 million and imposing fines on CMS Ensenada S.A. for an aggregate amount of AR$2.19 million (Exp. 60536-R-98, 60474-R-98 and 60508-R-98).

2. On July 24, 2002, CMS Ensenada S.A. was put on notice of a claim by the Province of La Pampa (Direction General de Rentas de la Provincia de La Pampa) requiring payment of stamp tax for an aggregate amount of AR$ 606,439 (Exp. 405/2001).

3. On August 22, 2003, CMS Ensenada S.A. was put on notice of a claim by the Province of Mendoza (Direction General de Rentas de la Provincia de Mendoza) requiring the company to register for the payment of gross income tax in such province (Exp. 17132-O-04).

CMS Operating S.R.L.

On December 13, 2006 the Tax Authority (Administration Federal de Ingresos Piiblicos) has notified CMS Operating S.R.L. a tax assessment on income tax for fiscal year 2000 (Resolution 312/2006 DV RR1P). According to the Tax Authority deemed interest is applicable on the receivables of CMS Operating S.R.L. as a result of having paid the expenses on behalf of other companies of the CMS group (resident in Argentina). As a consequence of the assessment, the tax Authority has determined the new taxable income of the company for tax year 2000 and a reduction of the losses. On February, 2007 CMS Operating S.R.L. have filed an appeal against Resolution 312/2006 (DV RR1P) before the National Tax Court rejecting the tax assessment.

Centrales Termicas Mendoza S.A.

l.On May 5, 2001, Centrales Termicas Mendoza S.A. was put on notice of a claim by the Province of Corrientes for failure to pay gross income tax in such province.

2. On October 9, 2001, Centrales Termicas Mendoza S.A. was put on notice of a claim by the Province of Tucuman for failure to pay gross income tax in such province.

3. On December 3, 2002, Centrales Termicas Mendoza S.A. was put on notice of a claim by the City of Parana for non-payment of local taxes dating as of December 2002.

4. On July 16, 2004, the Province of Catamarca initiated a proceeding to verify compliance by Centrales Termicas Mendoza S.A. with tax obligations in such province.

5. On October 26, 2006, Centrales Termicas Mendoza S.A. was put on notice of a claim by the City of San Nicolas for non-payment of local tax in an amount equivalent to 6% of gross revenues from energy sales.

3.15(d)

"(...) Section 3.15 of the Seller Disclosure Letter list all United States federal, state, local and non-United States Tax Returns with respect to Taxes determined by reference to net income filed with respect to each Entity for any taxable period ended on or after January 1, 2002(...) "

1. IRS Forms 5471 were filed for CMS Ensenada S.A, CMS Centrales Termicas, S.A., Cuyana S.A. de Inversiones and Centrales Termicas Mendoza, S.A for 2002-2005, and final IRS Forms 5471 were filed for CMS Operating, S.A. (now known as CMS Operating SRL) and CMS Generation, S.A. (now known as CMS Generation SRL) for 2002 (final years ending 12/20/2002). IRS Forms 8865 were filed for CMS Operating, S.R.L. and CMS Generation S.R.L. for 2002 (short initial years beginning 12/30/2002) to 2005.

2. Administration Federal de Ingresos Publicos (AFIP) Forms 713 (Formulario de declaration jurada 713) were filed for all the Entities for 2002 to 2005.

3. CMS Ensenada S.A. filed a rectification affidavit for income tax corresponding to fiscal years 2003 and 2004.

4. CMS Operating S.R.L. filed rectification affidavit for income tax corresponding to fiscal year 2002.

5. Cuyana S.A. de Inversiones filed rectification affidavit for income tax corresponding to fiscal years 2004 and 2005.

3.15(d)

"(...) indicates those Tax returns that have been audited and indicates those Tax returns that currently are the subject of audit(...) "

CMS Operating S.R.L.' affidavits for income tax corresponding to fiscal years 2003 and 2004 are subject to audit. In addition, CMS Operating S.R.L. has received a requirement in order to file information regarding certain expenses made on behalf of third parties during the fiscal years 2001 to 2005.

3.15(e)

All of the Entities are treated as corporations for US tax purposes except for CMS Operating S.R.L. and CMS Generation S.R.L., which are treated as partnerships for US tax purposes.

3.15 (h)

CMS Operating S.R.L.

CMS Operating S.R.L. shall pay AR$ 2,748,344 for personal assets tax attributable to CMS International Ventures LLC and CMS Generation Holding Company.

CMS Comercializadora de Energia S.A.

CMS Comercializadora de Energia S.A. shall pay AR$ 4,841 for personal assets tax attributable to CMS Enterprises Co. and CMS Generation Holding Co.

CMS Generation S.R.L.

CMS Generation S.R.L. shall pay AR$ 415,448 for personal assets tax attributable to CMS International Ventures, L.L.C and CMS Generation Holding Company.

CMS Centrales Termicas S.A.

CMS Centrales Termicas S.A. shall pay AR$ 16,689 for personal assets tax attributable to CMS Enterprises and CMS Generation Holding Company

CMS Ensenada S.A.

CMS Ensenada S.A. shall pay AR$ 1,265 for personal assets tax attributable to CMS Generation Holding Company.

                                                                  EXECUTION COPY

                 Section 3.16(a) of the Seller Disclosure Letter
                                    Insurance

CMS Ensenada S.A.

1. Foreign DIC/DIL General Liability - International Casualty; Insurance Co.:
Great Northern + Federal Insurer; Expiration date: May 31, 2007; Broker: Marsh USA; Policy number: 37110040 + 79764046; Annual Premium: $ 51,700; Rate of exchange: AR$ 3.083; Annual Premium paid: AR$ 159,139.10.

2. International transport insurance; Insurance Co.: Mapfre Argentina S.A.; Expiration date: April 19, 2007; Broker: Marsh; Policy number: 152-0242876-05; Insurance coverage: $300,000; Annual Premium: $ 1,522.58; Rate t)f exchange: AR$ 3.076; Annual Premium paid: AR$ 4,683.46.

3. Vehicles Insurance; Insurance Co.: La Repiiblica Compafiia Argentina de Seguros S.A.; Expiration date: March 31, 2007; Broker: Marsh; Policy number:
829566; Insurance coverage: AR$ 170,300; Annual Premium paid: AR$ 7,054.24.

4. Property / Business Interruption / Terrorism; Insurance Co.: La Meridional Compafiia de Seguros S.A. + Liberty Seguros S.A.; Expiration date: May 31, 2007;
Broker: Marsh; Policy number: 26 + 27; Insurance coverage: $ 106,722,984; Annual
Premium: $ 283,960; Rate of exchange: AR$ 3.079; Annual Premium paid: AR$ 874,312.84.

5. Judicial Guarantee / Provisional Measures; Insurance Co.: Aseguradora de Cauciones S.A.; Expiration date: April 13, 2007; Broker: Marsh; Policy number:
556,380,00,02 + 545,316,00,02; Insurance coverage: AR$ 3,000,000; Annual Premium paid: AR$ 75,555.22.

6. Civil Responsibility; Insurance Co.: Chubb Argentina de Seguros S.A.; Expiration date: May 31, 2007; Broker: Marsh; Policy number: 33051; Insurance coverage: $ 15,000,000; Annual Premium: $ 20,543; Rate of exchange: AR$ 3.09; Annual Premium paid: AR$ 63,477.87.

7. Mandatory Life Insurance; Insurance Co.: Generali Argentina Compafiia de Seguros de Vida S.A.; Expiration date: September 3, 2007; Broker: Marsh; Policy number: 15543; Insurance coverage: AR$ 155,250.

8. Mapfre ART; Insurance Co.: Mapfre Argentina S.A.; Expiration date: April 30, 2007; Broker: Makler; Policy number: 7964601; Insurance coverage: 0.5 per cent of wage slip.

9. Optional Life Insurance; Insurance Co.: HSBC New York Life, Policy number:
8710, Insurance coverage: 20 salaries, top amount AR$350,000.

CMS Operating S.R.L.

1. Fire of building and content / Robbery of assets in cash desk / Robbery of general content, fixed electronic equipment, mobile electronic equipment / Wreckage removal / Others; Insurance Co.; ACE Seguros S.A.; Expiration date:
June 30, 2007; Broker: Marsh; Policy Number: 1528564; Insurance Coverage:
$1,631,410.00; Fee: $ 2,437.05; Surcharge: $190.11; Tax: $ 547.87; Premium Paid:
$ 3,175.03.

2. Civil Responsibilities; Covered with CMS Ensenada Policy, Insurance Co.:
Chubb Argentina de Seguros S.A..

3. Mandatory Life Insurance; Insurance Co.: Generali Argentina Compania de Seguros de Vida S.A.; Expiration date: September 30, 2007; Broker: Marsh; Policy number: 17942; Insurance coverage: AR$ 175,500.

4. Mapfre ART; Insurance Co.: Mapfre Argentina S.A.; Expiration date: April, 30, 2007; Broker: Makler; Policy number: 7964601; Insurance coverage: 0.5 per cent of wage slip.

5. Optional Life Insurance; Insurance Co.: HSBC New York Life, Policy number:
8710, Insurance coverage: 20 salaries, top amount AR$350,000.

Centrales Termicas Mendoza S.A.

1. Collective Life Insurance / Critical Diseases; Insurance Co.: HSBC New York Life Vida; Broker: Makler; Policy Number: CE01-99-008706; Annual Premium:
$9,452.

2. Civil Responsibilities; Insurance Co.: ACE Seguros S.A.; Expiration Date: May 31, 2007; Broker: Marsh S.A.; Policy Number: 818572; Insurance Coverage: Civil Responsibility $15,000,000; Annual Premium: $27,041.

3. Operative All Risk Coverage - 75%; Insurance Co.: ACE Seguros S.A. 75%; Expiration Date: May 31, 2007; Broker: Marsh S.A.; Policy Number: 144374; Cert. 017107; Insurance Coverage: Assets & Stocks $303,481,515; Annual Premium:
$427,291.

4. Operative All Risk Coverage - 25%; Insurance Co.: Royal & Sun Alliance 25%; Expiration Date: May 31, 2007; Broker: Marsh S.A.; Policy Number: 000200267; Insurance Coverage: Business Interruption $31,753,481; Annual Premium: $142,611.

5. Vehicles - Civil Responsibilities + others; Insurance Co.: Royal & Sun Alliance; Expiration Date: May 31, 2007; Broker: Marsh S.A.; Policy Number:
1457288; Insurance Coverage: Civil Responsibility $133,831; Annual Premium:
$2,325.

6. Physical Accidents; Insurance Co.: La Meridional Compania de Argentina de Seguros S.A. A&G; Expiration Date: July 25, 2007; Broker: Gamasi; Policy Number:
513215; Insurance Coverage: Physical Accidents $970,874; Annual Premium: $333.

7. Mandatory Collective Life Insurance; Insurance Co.: Generali Argentina Compania de Seguros de Vida S.A.; Expiration Date: October 1, 2007; Broker:
Gamasi; Policy Number: 13864; Insurance Coverage: Life $405,000.

8. Physical Accidents - Eventual Third Parties; Insurance Co.: ACE Seguros S.A.; Expiration Date: May 31, 2007; Broker: Marsh S.A.; Policy Number: 1225026; Annual Premium: $120.

9. Labor Risks; Insurance Co.: Mapfre Argentina S.A.; Expiration Date: April 30, 2007; Broker: Makler; Policy Number: 79374-01; Annual Premium: $5,944.

10. Mapfre ART; Insurance Co.: Mapfre Argentina S.A.; Expiration date: April 30, 2007; Broker: Makler; Policy number: 7964601; Insurance coverage: 0.5 per cent of wage slip.

11. Optional Life Insurance; Insurance Co.: HSBC New York Life, Policy number:
8706, Insurance coverage: 20 salaries, top amount AR$350,000.

CMS Comercializadora de Energia S.A.

1. Mandatory Life Insurance; Insurance Co.: Generali Argentina Compania de Seguros de Vida S.A.; Expiration date: September 30, 2007; Broker: Marsh; Policy number: 17941; Insurance coverage: AR$ 20,250.

2. Mapfre ART; Insurance Co.: Mapfre Argentina S.A.; Expiration date: April 30, 2007; Broker: Makler; Policy number: 7964601; Insurance coverage: 0.5 per cent of wage slip.

3. Optional Life Insurance; Insurance Co.: HSBC New York Life, Policy number:
8708, Insurance coverage: 20 salaries, top amount AR$350,000.

                                                                  EXECUTION COPY

                 Section 3.16(b) of the Seller Disclosure Letter
                                    Insurance

None

                                                                  EXECUTION COPY

                 Section 3.18(a) of the Seller Disclosure Letter
                      Absence of Certain Changes or Events

None

                                                                  EXECUTION COPY

                Section 3.18(b) of the Seller Disclosure Letter
                      Absence of Certain Changes or Events

None

                                                                  EXECUTION COPY

                 Section 3.18(c) of the Seller Disclosure Letter
                      Absence of Certain Changes or Events

1. Cancellation of intercompany account receivable from CMS Enterprises Co to CMS Comercializadora de Energia S.A. in the amount of U$ 46,741 in concept of dividend distribution from 2004 and 2005 approved during 2005 and 2006 respectively.

2. Cancellation of account payable from Centrales Termicas Mendoza S.A. to the Province of Mendoza in the amount of $ 397,824 in concept of dividends from 2005 results approved during 2006.

3. Cancellation of account payable from Centrales Termicas Mendoza S.A. to the Province of Mendoza in the amount of $ 286,493 in concept of dividend advance from 2006 results approved during 2006.

4. Cancellation of account payable from Centrales Termicas Mendoza S.A. to the Programa de Propiedad Participada in the amount of $ 73,460 in concept of dividends from 2005 results approved during 2006.

5. Cancellation of account payable from Centrales Termicas Mendoza S.A. to the Programa de Propiedad Participada in the amount of $ 102,006 in concept of dividend advance from 2006 results approved during 2006.

                                                                  EXECUTION COPY

              Section 3.18 (d) (ii) of the Seller Disclosure Letter
                      Absence of Certain Changes or Events

CMS Generation S.R.L.

On March 8, 2007, CMS Generation S.R.L. sold and transferred to Empresa Nacional de Electricidad S.A. - ENDESA CHILE the whole of CMS Generation S.R.L.'s shares in Hidroinvest S.A. for a purchase price of $ 26,900,000. CMS Generation S.R.L. will have to pay income tax on capital gains as a consequence of such sale.

                                                                  EXECUTION COPY

                 Section 3.18(e) of the Seller Disclosure Letter
                      Absence of Certain Changes or Events

Cuyana S.A. de Inversiones

On January 11, 2007 Cuyana S.A. de Inversiones filed a rectification affidavit for income tax corresponding to the fiscal year 2004 and 2005 by which it was recognized a profit stemming from the inflation adjustment of certain irrevocable contributions reimbursed by Centrales Termicas Mendoza S.A. As a result Cuyana S.A de Inversiones paid additional tax for the amount of AR$ 22,710,750.

Centrales Termicas Mendoza S.A.

1. Centrales Termicas Mendoza S.A. is currently paying certain duties (Cargo Fideicomiso I) imposed by Nota ENARGAS No. 6585/05 on the transportation gas used as fuel for the generation of steam under the Steam Generation Services Agreement entered into with YPF S.A. on November 17, 1997 (as amended). At present, such duties are not transferred to YPF S.A. but assumed by Centrales Termicas Mendoza S.A. Pursuant to Nota ENARGAS No. 3689/07, certain additional duties (Cargo Fideicomiso II) were imposed on the transportation of gas used as fuel for the generation of steam, which will be retroactively collected as from January 1, 2007. Even though such duties have not been invoiced yet, in the event these new duties were not transferred to YPF S.A., Centrales Termicas Mendoza S.A. would be deprived from any gain under the Steam Generation Services Agreement.

2. A claim might arise under the Steam Generation Services Agreement entered into between Centrales Termicas Mendoza S.A. and YPF S.A., November 17, 1997 and Amendment for the resolution of disputes dated July, 2, 2001 and Amendment (offer for price adjustment) dated May 12, 2005, given that Centrales Termicas Mendoza S.A. is paying for the gas provided by the YPF S.A. at the price recognized by the Secretary of Energy instead of the price invoiced by YPF S.A..

3. Labor contingencies might derive from services rendered by ten employees of EXO S.R.L. regarding operating and maintenance of two Centrales Termicas Mendoza S.A. machines (Turbo Gas ABB and Turbo Vapor Marelli) since the services so contracted are part of the main activities of the company.

4. Labor contingencies might arise from services rendered by eight employees of Sanchez y Oguey S.R.L. to Centrales Termicas Mendoza S.A. in relation to the maintenance of civil works, change of filters and corrective maintenance of stoves and pipelines since the services so contracted are part of the main activities of the company.

5. A claim might arise under the Gas Sale and Purchase Agreement entered into between Centrales Termicas Mendoza S.A. and Total Austral S.A., Bridas Austral S.A. and Deminex Argentina S.A. ("UTE") by exchange of letters dated June 11, 12 and 14, 1996 (as amended) given that Centrales Termicas Mendoza S.A. is paying for the gas provided by the UTE thereof at the price recognized by the Secretary of Energy instead of the price invoiced by the Seller.

6. Labor contingencies might derive from medical services rendered by Dr. Daniel Massanet to Centrales Termicas Mendoza S.A. since such services might be deemed a labor agreement. CMS Ensenada S.A.

A claim might arise under the Oferta para el Suministro de Energia y Vapor (Offer for the Provision of Power and Steam) entered into between CMS Ensenada S.A. and YPF S.A. dated August 16, 1995 given that CMS Ensenada S.A. has been paying since May 2006 for the gas provided by YPF S.A. at the price recognized by the Secretary of Energy instead of the price invoiced by YPF S.A.

CMS Operating S.R.L.

Labor contingencies might arise from services rendered by two employees of Inaxis S.A. to CMS Operating S.R.L. relating to computer services and maintenance of networks.

Cuyana S.A. de Inversiones

On December 15, 2006, Cuyana S.A. de Inversiones made an offer to acquire the whole of class "C" shares of Centrales Termicas Mendoza S.A. that are held through the Programa de Propiedad Participada ("PPP") for an aggregate amount of AR$ 4,300,000. The offer, which was accepted by an unanimous class "C" shareholders' meeting of Centrales Termicas Mendoza S.A. held on the same date, remains subject to the relevant authorizations of Banco de la Nacion Argentina (trustee of PPP) and Ministerio de Economia de la Nacion (Argentinean Ministry of Economy). All class "C" shares held through the PPP, which are fully paid, are currently pledged in favor of the Argentine Government. Once the authorizations are granted, Cuyana S.A. de Inversiones will be obliged to pay the purchase price and acquire the shares, which shall be transferred free of any Liens, including the pledge granted in favor of the Argentine Government.

                                                                  EXECUTION COPY

                  Section 3.20 of the Seller Disclosure Letter
                                    Property

Centrales Termicas Mendoza S.A.

There is a right of way in favor of Agua y Energia Electrica S.E. over the access road to Centrales Termicas Mendoza S.A.'s premises, according to the notary deed ndegrees 45 dated April 15, 1996 by notary public Roberto G. Cejas.

CMS Ensenada S.A.

The cogeneration plant operated by CMS Ensenada S.A. pursuant to that certain Oferta Para el Suministro de Energia Electrica y Vapor (Power and Steam Supply Agreement) entered into by and between CMS Ensenada S.A. and YPF S.A. on August 16, 1995 is built on land owned by YPF S.A. Asset retirement obligations are those of CMS Ensenada S.A. upon termination of the Power and Steam Supply Agreement unless assets are acquired by YPF S.A.

                                                                  EXECUTION COPY

                  Section 3.23 of the Seller Disclosure Letter
                             Affiliated Transactions

1. Please refer to items listed in Sections 3.7(b), Contracts and 5.5, Intercompany Accounts of this Seller Disclosure Letter

2. Promissory Note from CMS Ensenada S.A. to CMS Enterprises Company dated April 15, 2004 in the amount of $1,678,795 plus accrued interests (obligation repaid and promissory note cancelled on December 20, 2006.

                                                                  EXECUTION COPY

                 Section 5.4(f) of the Seller Disclosure Letter
                 Actions Affecting Seller's Liability for Taxes

Buyer shall be able to:

1. Transform CMS Operating S.R.L. into a sociedad anonima;

2. Cause Centrales Termicas Mendoza S.A. to pay dividends or make capital reductions;

3. Merge Cuyana S.A. de Inversiones into CMS Operating S.R.L., being CMS Operating S.R.L. the survivor entity;

4. Merge CMS Centrales Termicas S.A. into CMS Operating S.R.L., being CMS Operating S.R.L. the survivor entity; and

5. Merge CMS Operating S.R.L and/or CMS Generation S.R.L. with Sociedad Argentina de Electricidad S.A. or any of its Affiliates.

                                                                  EXECUTION COPY

                   Section 5.5 of the Seller Disclosure Letter
                              Intercompany Accounts

1. Promissory Notes from CMS Ensenada S.A. to CMS Enterprises Company dated (i) January 15, 2004; (ii) July 15, 2004; and (iii) July 7, 2005 in the amounts of $825,421, $2,003,898, and $577,042, respectively plus accrued interests.

2. Promissory Note from Transportadora de Gas del Mercosur S.A. to CMS international Ventures L.L.C. - current balance is $ 7,807,814.45 as of January 31, 2007.

3. Promissory Note from Transportadora de Gas del Mercosur S.A. to CMS Operating SRL -current balance is $ 277,011.51 as of January 31, 2007.

4. Promissory Note from CMS Generation Investment Company VI to Cuyana S.A. de Inversiones dated December 21, 2005 - current balance is $12,484,339 plus accrued interests.

5. Intercompany Account Payable to CMS International Ventures, L.L.C. from CMS Operating S.R.L. in the amount of $ 4,543,034 as of February 28, 2007.

                                                                  EXECUTION COPY

                   Section 5.6 of the Seller Disclosure Letter
                       Surrender of Intellectual Property

CMS Operating S.R.L.

Trademark renewal application: CMS ENERGY
Class: 39
Owner: CMS OPERATING S.A.
Application number: 2632955
Filing date: 16/11/2005

Application for renewal of registration No. 1584639. This renewal is pending ofapproval by the Direction de Marcas del Instituto National de la Propiedad Industrial (Argentine Trademark Office)

Trademark renewal application: CMS ENERGY
Class: 42
Owner: CMS OPERATING S.A.
Application number: 2632956
Filing date: 16/11/2005

Application for renewal of registration No. 1584212. This renewal is pending ofapproval by the Direction de Marcas del Instituto National de la Propiedad Industrial (Argentine Trademark Office)

Trademark: CMS ENERGY
Class: 35
Owner: CMS OPERATING S.A.
Application number: 2632957
Filing date: 16/11/2005

Application for renewal of registration No. 1584209. This renewal is pending ofapproval by the Direction de Marcas del Instituto National de la Propiedad Industrial (Argentine Trademark Office)

Internet Domain Names: (i) cmsenergy.com.ar; and (ii) cmscomesa.com.ar

Owner: CMS Operating S.A.
Expiration date: (i) cmsenergy.com.ar: July 4, 2007; and (ii) cmscomesa.com.ar:
July 5, 2007.

CMS Ensenada S.A.

Trademark: LA PLATA COGENERACION CMS ENSENADA S.A.
Class: 40
Owner: CMS ENSENADA S.A.
Registration number: 1.692.127
Filing date: 04/07/1997
Publication date: 20/08/1997
Expiration date: 01/10/2008
Bulletin: 1628

                                                                  EXECUTION COPY

               Section 6.2(a)(iii) of the Seller Disclosure Letter
                                 Indemnification

1. Seller shall indemnify and hold harmless the Buyer for any and all costs, damages, losses or liabilities (including diminution in value and consequential damages) arising under or in connection with a final binding decision of a duly constituted arbitration panel (or such other competent judicial authority) and arising from claims (whether formal or informal) by Repsol-YPF S.A. made on or prior to the first anniversary of the Buyer's acquisition of the Equity Interests relating to CMS Ensenada S.A.'s breach of the Electricity and Steam Supply Agreement ("ESSA") dated as of August 16, 1995, as amended from time to time, entered into by and between CMS Ensenada S.A. and Repsol-YPF S.A., due to the unauthorized change of operator thereunder deemed existing as a consequence of the transaction contemplated in the Agreement. The Cap Amount shall apply to any such indemnification obligations of Seller. In any arbitration proceeding arising as result of such breach under the ESSA, Seller shall be entitled to control the defense (but not settle without the agreement of the Buyer) of such claim against Repsol-YPF S.A.. In the event the final arbitration award is in favor of CMS Ensenada S.A. and entirely disposes of Respsol-YPF S.A.'s claims, then Buyer shall reimburse Seller's reasonable legal expenses up to an amount of $200,000 relating to the defense of such claim pursuant to the Agreement, unless such fees are paid by YPF S.A.. In the event that Buyer submits to Seller for its approval a tentative settlement with Repsol-YPF S.A., Seller will consider approval of such settlement in good faith.

2. Seller shall indemnify and hold harmless Buyer from and against any and all Damages, losses or liabilities incurred by CMS Generation S.R.L. arising out of, resulting from or incurred in connection with, the Hidroinvest SPA, including without limitation any result, consequence, obligation, cost, expense, Damage or loss arising out of any resolution issued by any Governmental Authority in relation with the Hidroinvest SPA under the Antitrust Law, provided, however, that Seller shall not be liable for any Tax liabilities arising by virtue of the transactions consummated pursuant to the Hidroinvest SPA which Buyer has expressly agreed to assume.

3. Seller shall indemnify and hold harmless Buyer from and against any and all Damages, losses or liabilities incurred by a Buyer Indemnified Party arising out of, resulting from or incurred in connection with, any retention letter delivered by Seller or any of its Affiliates (other than the Entities) to any Employee, except for any amounts awarded to Viviana Soria in her claim for retention bonus which shall be indemnified pursuant to item 5 of this Section 6.2(a)(iii).

4. In the event that Buyer is required to fund the benefit plan described under
Section 3.11(e) of this Seller Disclosure Letter for a period preceding the date hereof, Seller shall be responsible to Buyer for up to $300,000 of such amount of funding,

5. Seller shall indemnify Buyer from and against any and all Damages, losses or liabilities arising under or in connection with the claim filed by Viviana Soria against CMS Operating S.R.L. that is detailed in Section 3.10 of this Seller Disclosure Letter; provided that Seller must be consulted with regard to and give its consent to any settlement entered into with Ms. Soria by Operating.

                                                          Draft - March 10, 2007

                             BUYER DISCLOSURE LETTER
                                  Introduction

Reference is made to the Agreement of Purchase and Sale, dated as of March 12, 2007 (the "Agreement") by and between CMS Enterprises Company and CMS Generation Holdings Company, each a Michigan corporation, and CMS International Ventures, L.L.C, a Michigan limited liability company (collectively, the "Seller"), and Lucid Energy, LLC, a Michigan limited liability company and New Argentine Generation Company, L.L.C, a Delaware limited liability company (collectively, the "Buyer").

Capitalized terms used, but not defined herein, have the respective meanings given to such terms in the Agreement.

This Buyer Disclosure Letter (the "Buyer Disclosure Letter") sets forth certain information or agreements intended to be treated as disclosed in the Buyer Disclosure Letter pursuant to the Agreement.

The contents of this Buyer Disclosure Letter are qualified in their entirety by reference to the specific provisions of the Agreement. This Buyer Disclosure Letter is not intended to constitute, and shall not be deemed to constitute, representations and warranties of Buyer except as, and to the extent, provided in the Agreement. In particular, although this Buyer Disclosure Letter may contain supplementary information not specifically required under the Agreement, such supplementary information is provided as general information for the parties to the Agreement and is not separately represented or warranted by Buyer herein or in the Agreement. Moreover, the inclusion of any item hereunder shall not be deemed an admission by Buyer that such item is, or may at anytime be or have been, material to Buyer, or any of the Entities, or the transactions contemplated by the Agreement, or result in any determination that any matter has a Material Adverse Effect, nor shall it be deemed an admission of an obligation or liability to any third party.

Any matter set forth in the Buyer Disclosure Letter shall be deemed disclosed with respect to such other sections of the Agreement or the Buyer Disclosure Letter to which such disclosure on its face would reasonably pertain in light of the form and substance of the disclosure made. The section and subsection references set forth in this Disclosure Letter refer to sections or subsections of the Agreement to which the disclosure set forth in this Buyer Disclosure Letter is intended to apply. The introductory language and headings in this Buyer Disclosure Letter are inserted for convenience of reference only and will not create or be deemed to create a different standard for disclosure than the language set forth in the Agreement.

The information set forth herein is confidential and is subject to the terms of the Confidentiality Agreement between the EE Group and CMS Enterprises Company dated October 23, 2006 to the parties thereto and to the confidentiality undertaking foreseen in Section 5.13 of the Agreement to the parties thereto.

                                                          Draft - March 10, 2007

                  Section 1.1(b) of the Buyer Disclosure Letter
                          Persons of Knowledge of Lucid

1. Rai Bhargava, Chairman and CEO

2. Manouch Daneshvar, President, COO and Secretary

     Persons of Knowledge of New Argentina Generation Company LLC

1. Rai Bhargava, Chairman and CEO

2. Manouch Daneshvar, President, COO and Secretary

                                                          Draft - March 10, 2007

                   Section 4.3 of the Buyer Disclosure Letter
                              Consent and Approvals

None.

                                                          Draft - March 10, 2007

                   Section 4.4 of the Buyer Disclosure Letter
                            No conflict or Violation

None.

                                                          Draft - March 10, 2007

                   Section 4.5 of the Buyer Disclosure Letter
                                   Litigation

None